                                                   Pursuant to Rule 424(b)(2)
                                                   Registration No. 33-61809

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 1995

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 31, 1995)

                                4,200,000 SHARES

                                      LOGO
                          FOSTER WHEELER CORPORATION

                                  COMMON STOCK
                          ---------------------------
     Of the 4,200,000 shares of Common Stock being offered hereby, 3,360,000 shares are being offered in the United States and Canada by the U.S. Underwriters (the "U.S. Offering") and 840,000 shares are being offered in a concurrent international offering outside the United States and Canada by the International Managers (the "International Offering" and together with the U.S. Offering, the "Offerings"). The public offering price and underwriting discounts and commissions are identical for both Offerings.

     The shares of Common Stock of the Company are listed on the New York Stock Exchange ("NYSE"). The last reported sales price of the Common Stock on the NYSE on October 31, 1995 was $37 1/2 per share.
                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                Underwriting
                                             Price to             Discounts           Proceeds to
                                              Public         and Commissions(1)       Company(2)
------------------------------------------------------------------------------------------------------
Per Share..............................           $                   $                    $
------------------------------------------------------------------------------------------------------
Total(3)...............................        $                   $                    $
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $500,000.

(3) The Company has granted the U.S. Underwriters and the International Managers a 30-day option to purchase up to an additional 504,000 and 126,000 shares of Common Stock, respectively, on the same terms as set forth above to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to
    Company will be $          , $          and $          , respectively. See
    "Underwriting."
                          ---------------------------
     The shares of Common Stock offered by this Prospectus Supplement are offered by the U.S. Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the U.S. Underwriters and to certain further conditions. It is expected that delivery of the Common Stock will be made at the offices of Lehman Brothers
Inc., New York, New York, on or about             , 1995.
                          ---------------------------
LEHMAN BROTHERS
                              GOLDMAN, SACHS & CO.
                                                               SMITH BARNEY INC.
November   , 1995

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.






          MAP OF FOSTER WHEELER CORPORATION'S CURRENT MAJOR PROJECTS

(Selected projects currently in execution or in backlog as of October 15, 1995 with a contract price in excess of approximately $3 million.)

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated by reference herein and therein. As used in this Prospectus Supplement, "Foster Wheeler" and the "Company" refer to Foster Wheeler Corporation and its subsidiaries, unless the context requires otherwise. Unless otherwise indicated, all information in this Prospectus Supplement assumes that the Underwriters' over-allotment option is not exercised.

                                  THE COMPANY

     Foster Wheeler is a global company providing engineering services and products to a broad range of industries through its Engineering and Construction, Energy Equipment and Power Systems Groups. Primary industries served by the Company include petroleum refining, petrochemicals, chemicals, pharmaceuticals and power generation. The services provided include design, engineering, construction, project development and management, research, plant operations and environmental services. The products include pulverized coal boilers and circulating fluidized bed ("CFB") steam generators, power generation facilities, chemical separation equipment and fired heaters. The Company's revenues for fiscal 1994 and for the first six months of fiscal 1995 were $2,271.1 million and $1,329.9 million, respectively. As of June 30, 1995, the Company had $5,635.6 million of outstanding and unfilled orders for goods and services under firm contracts (referred to herein as "backlog").

     Foster Wheeler is pursuing a strategy of growth through continued development and expansion of its three core business groups and through targeted acquisitions and joint ventures within its existing businesses. As a result of this strategy, since 1990 the Company has achieved compound annual growth in earnings before accounting change of over 14%. Management of the Company believes that synergies among its three business groups enhance customer satisfaction, expand the range of products and services and improve the ability of the Company to compete successfully for contract awards. Since its inception, the Power Systems Group has developed 12 projects using the Engineering and Construction Group (the "E&C Group") as the turnkey contractor and the Energy Equipment Group as the supplier of the steam generators for such projects.

     Effective September 30, 1995, the Company completed the acquisition of the power generation business of A. Ahlstrom Corporation ("Pyropower"), which had revenues of $231.0 million for 1994 and backlog of approximately $550 million as of August 31, 1995. See "The Company -- Energy Equipment Group -- Pyropower Acquisition." The Pyropower acquisition enhances the Company's position as one of the worldwide leaders in the design, engineering and manufacture of steam generating equipment, particularly CFB steam generators. In October 1994, the Company completed the acquisition of Enserch Environmental Corporation ("Enserch"), which had a backlog of approximately $608 million at the closing of the acquisition. Approximately 54% of the increase in revenue of the E&C Group for the first six months of fiscal 1995 compared to the first six months of fiscal 1994 was generated by activities related to Enserch.

     The E&C Group, which accounted for 69% of the Company's fiscal 1994 revenues, designs, engineers and constructs petroleum, chemical, petrochemical, synthetic fuel, pharmaceutical, process and other industrial plants and provides comprehensive environmental remediation and related technical, design and consulting services to government and industry. The Company is a recognized leader in engineering and construction based on revenues and new orders awarded, according to Engineering News-Record. In the last five years, the E&C Group has been involved in more than 200 major projects and has worked in more than 70 countries.

     The Energy Equipment Group, which accounted for 24% of the Company's fiscal 1994 revenues, designs, engineers and manufactures steam generators and auxiliary equipment for electric utilities, independent power producers and industrial customers worldwide. Steam generating equipment produced by this Group includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, municipal solid waste, biomass, wood waste and low-BTU gases. This Group also designs and manufactures highly engineered chemical separation components serving the chemical process industries worldwide. During the period December 26, 1992 through December 30, 1994, management of the Company estimates that Foster Wheeler and Pyropower together accounted for approximately 15% of total solid fuel boiler sales, excluding local Chinese manufacturers, and approximately 62% of CFB boiler sales worldwide.

     The Power Systems Group, which accounted for 7% of the Company's fiscal 1994 revenues, combines Foster Wheeler's strengths in design, engineering, manufacturing and construction to build, own or lease and operate cogeneration, independent power production and resource recovery facilities as well as facilities for the process and petrochemical industries. The Power Systems Group focuses on those opportunities that utilize the design, engineering and construction capabilities of the E&C Group and the steam generation equipment supplied by the Energy Equipment Group. The Group establishes a special-purpose subsidiary for each new project to manage that project from the permitting stage through plant construction and operation. All of the special-purpose subsidiary project debt is limited-recourse.

                             PYROPOWER ACQUISITION

     Effective September 30, 1995, the Company acquired Pyropower, the power generation business of A. Ahlstrom Corporation. The cash purchase price of approximately $200 million is subject to post-closing adjustments based on Pyropower's financial performance for the remainder of 1995 and its financial condition at closing. Pyropower is a leader in the design, supply and manufacture of CFB systems (including steam generators that burn a wide variety of solid fuels) to utility and industrial customers worldwide and also provides a range of boiler services including plant operations and maintenance services. Pyropower's products and services are delivered worldwide through its operations in the United States, Europe and Asia. Management of the Company believes that the acquisition of Pyropower and its technology positions the Company to compete successfully for the opportunity to supply a significant portion of new international power generation projects, particularly in Scandinavia, Eastern Europe and certain parts of Asia, as well as the developing market for repowering in the United States and Europe. For the 12 months ended December 31, 1994 and the six months ended June 30, 1995, Pyropower had revenues of $231.0 million and $136.2 million, respectively. As of August 31, 1995, Pyropower had backlog of approximately $550 million and approximately $57 million in cash and cash equivalents.

                                  THE OFFERING

Common Stock Offered
  U.S. Offering..............................  3,360,000 shares
  International Offering.....................  840,000 shares
     Total...................................  4,200,000 shares
Common Stock Outstanding After the             40,067,677 shares
  Offerings..................................
Use of Proceeds..............................  Repayment of a portion of borrowings under the Revolving Credit Facilities (as defined
                                               in "Use of Proceeds")
NYSE Symbol..................................  FWC

     The Company is concurrently offering $200 million of notes in a public offering (the "Notes Offering"). The net proceeds from such sale would also be used to repay a portion of the borrowings under the Revolving Credit Facilities. There can be no assurance whether or when the Company will issue such notes.

           SUMMARY CONSOLIDATED FINANCIAL, SEGMENT AND OTHER DATA(1)

                                                SIX MONTHS ENDED                   FISCAL YEAR ENDED
                                             -----------------------   ------------------------------------------
                                              JUNE 30,     JULY 1,     DECEMBER 30,   DECEMBER 31,   DECEMBER 25,
                                                1995         1994          1994           1993           1992
                                             ----------   ----------   ------------   ------------   ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues...................................  $1,329,875   $1,057,600    $2,271,123     $2,654,505     $2,529,464
Costs and expenses.........................   1,273,818    1,006,170     2,164,256      2,557,687      2,461,639
Earnings before accounting change(2).......  $   36,770   $   32,062    $   65,410     $   57,704     $   45,504
Net earnings/(loss)........................  $   36,770   $   32,062    $   65,410     $   57,704     $  (45,755)
Earnings per share before accounting
  change(2)................................  $     1.03   $      .90    $     1.83     $     1.62     $     1.28
Cash dividends per share...................  $      .38   $      .35    $      .72     $      .65     $      .59
Weighted average number of shares of Common
  Stock outstanding........................      35,833       35,765        35,788         35,656         35,596
BALANCE SHEET DATA (AT END OF PERIOD):
Cash, cash equivalents and short-term
  investments..............................  $  295,882   $  405,673    $  354,362     $  377,390     $  270,669
Total assets...............................  $2,191,549   $1,930,720    $2,063,334     $1,806,201     $1,763,264
Bank loans.................................     110,070      104,381        77,350         59,725         54,929
Special-purpose subsidiary project
  debt(3)..................................     304,974      310,709       308,383        310,303        316,437
Corporate and other debt...................     243,313      119,078       190,819        118,961        123,141
                                             ----------   ----------    ----------     ----------     ----------
Total debt.................................  $  658,357   $  534,168    $  576,552     $  488,989     $  494,507
Total stockholders' equity.................  $  488,254   $  436,650    $  456,494     $  400,176     $  387,297
SEGMENT DATA:
REVENUES:
  Engineering and Construction.............  $  984,464   $  732,024    $1,569,341     $1,833,468     $1,726,221
  Energy Equipment.........................     268,730      251,105       537,513        569,778        558,468
  Power Systems............................      77,278       75,470       149,135        159,519        128,018
  Corporate and Financial Services.........        (597)        (999)       15,134         91,740        116,757
                                             ----------   ----------    ----------     ----------     ----------
Total Revenues.............................  $1,329,875   $1,057,600    $2,271,123     $2,654,505     $2,529,464
                                             ==========   ==========    ==========     ==========     ==========
EARNINGS BEFORE INTEREST EXPENSE, TAXES AND
  ACCOUNTING CHANGE:
  Engineering and Construction.............  $   40,300   $   35,900    $   74,500     $   65,600     $   56,300
  Energy Equipment.........................      27,900       28,800        58,000         50,000         42,900
  Power Systems............................      24,300       19,300        42,100         48,800         35,200
  Corporate and Financial Services(4)......     (14,000)     (15,900)      (32,700)       (34,000)       (32,400)
                                             ----------   ----------    ----------     ----------     ----------
Total Earnings before Interest Expense,
  Taxes and Accounting Change..............  $   78,500   $   68,100    $  141,900     $  130,400     $  102,000
                                             ----------   ----------    ----------     ----------     ----------

                                                SIX MONTHS ENDED                   FISCAL YEAR ENDED
                                              JUNE 30,     JULY 1,     DECEMBER 30,   DECEMBER 31,   DECEMBER 25,
                                                1995         1994          1994           1993           1992
                                             ----------   ----------    ----------     ----------     ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
BACKLOG(5):
  Engineering and Construction.............  $4,089,631   $2,976,048    $3,798,200     $2,724,276     $2,827,226
  Energy Equipment.........................   1,254,828    1,022,108     1,037,889        890,465        831,401
  Power Systems............................     246,734      210,532       257,870        210,518         68,604
  Corporate and Financial Services.........      44,396       55,526        41,493         58,855         79,526
                                             ----------   ----------    ----------     ----------     ----------
Total Backlog..............................  $5,635,589   $4,264,214    $5,135,452     $3,884,114     $3,806,757
NEW ORDERS BOOKED:
  Engineering and Construction.............  $1,262,592   $1,006,647    $2,138,591     $1,921,177     $2,605,877
  Energy Equipment.........................     511,850      460,893       759,601        670,368        716,934
  Power Systems............................      72,547       72,401       188,734        273,800        186,205
  Corporate and Financial Services.........       2,335        2,471         4,051        117,465        131,395
                                             ----------   ----------    ----------     ----------     ----------
Total New Orders...........................  $1,849,324   $1,542,412    $3,090,977     $2,982,810     $3,640,411
INTEREST EXPENSE:
  Engineering & Construction...............  $      684   $      320    $      811     $      721     $    1,434
  Energy Equipment.........................       3,197        1,427         2,784          2,122          1,825
  Power Systems............................      12,291       11,634        24,024         23,745         20,958
  Corporate & Financial Services...........       6,259        3,345         7,359          6,970          9,942
                                             ----------   ----------    ----------     ----------     ----------
Total Interest Expense.....................  $   22,431   $   16,726    $   34,978     $   33,558     $   34,159

---------------

(1) Other than Backlog and New Orders Booked, which data are unaudited, the data set forth in this table for fiscal years 1992, 1993, and 1994 are derived from audited financial statements. "Backlog" refers to the dollar amount of outstanding and unfilled orders for goods and services under firm contracts.

(2) In 1992, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and, in connection therewith, recorded a non-cash charge of $91.3 million ($2.57 per share after taxes).

(3) Special-purpose subsidiary project debt is incurred to finance the construction of cogeneration facilities or waste-to-energy projects. The debt is collateralized by the assets of each project. The Company's obligations with respect to this debt are limited to the payment of liquidated damages for specified shortfalls in completion and/or operating performance of the projects.

(4) Includes general corporate income and expense, the Company's insurance operation, trading and real estate activities, asbestos abatement and miscellaneous manufacturing activities.

(5) The Company's revenues are primarily generated pursuant to contracts that provide for the delivery of products and services. The elapsed time from award of a contract to completion of performance may be up to four years. As work is performed, customers make payments, and revenues and earnings are recognized on a percentage-of-completion basis.

                              RECENT DEVELOPMENTS

     On October 31, 1995, Foster Wheeler announced consolidated financial results for the nine months ended September 29, 1995. Revenues for the period were $2,117.5 million and net earnings for the period were $54.0 million, or $1.51 per share of Common Stock. Revenues for the first nine months of 1994 were $1,600.2 million, and net earnings for the period were $46.7 million, or $1.31 per share of Common Stock.

     Backlog as of September 29, 1995 aggregated $5,849.6 million compared to $4,471.5 million at the end of September 1994.

                                  THE COMPANY

     Foster Wheeler is a global company providing engineering services and products to a broad range of industries through its E&C, Energy Equipment and Power Systems Groups. Primary industries served by the Company include petrochemicals, petroleum refining, chemicals, pharmaceuticals and power generation. The services provided include design, engineering, construction, project development and management, research, plant operations and environmental services. The products include pulverized coal boilers and CFB steam generators, power generation facilities, chemical separation equipment and fired heaters. The Company's revenues for fiscal 1994 and for the first six months of fiscal 1995 were $2,271.1 million and $1,329.9 million, respectively. As of June 30, 1995, the Company had $5,635.6 million of backlog.

     Foster Wheeler is pursuing a strategy of growth through continued development and expansion of its three core business groups and through targeted acquisitions and joint ventures within its existing businesses. As a result of this strategy, since 1990 the Company has achieved compound annual growth in earnings before accounting change of over 14%. Management of the Company believes that synergies among its three business groups enhance customer satisfaction, expand the range of products and services and improve the ability of the Company to compete successfully for contract awards. Since its inception, the Power Systems Group has developed 12 projects using the E&C Group as the turnkey contractor and the Energy Equipment Group as the supplier of the steam generators for such projects.

     Effective September 30, 1995, the Company completed the acquisition of the power generation business of A. Ahlstrom Corporation which had revenues of $231.0 million for 1994 and backlog of approximately $550 million at August 31, 1995. The Pyropower acquisition enhances the Company's position as one of the worldwide leaders in the design, engineering and manufacture of steam generating equipment, particularly CFB steam generators. In October 1994, the Company completed the acquisition of Enserch, which it has combined with its existing environmental business. The acquisition of Enserch expanded the Company's lines of products and services and increased the Company's access to public sector customers. At the time of the acquisition, Enserch had backlog of $608 million, approximately 75% of which was related to U.S. federal and state government agencies, including the Departments of Defense and Energy and the Environmental Protection Agency. Approximately 54% of the increase in revenue of the E&C Group for the first six months of fiscal 1995 compared to the first six months of fiscal 1994 was generated by activities related to Enserch.

     As part of its expansion strategy, the Company enters into selected joint ventures in targeted markets. In the first quarter of fiscal 1995, the Company entered into an exclusive marketing joint venture with The BOC Group, a British-owned supplier of industrial gases, to build, own and operate hydrogen production facilities for refineries and other industrial installations in North and South America (the "BOC Joint Venture"). The BOC Joint Venture was awarded two contracts during its first six months of operations. The Company also has entered into a joint venture in China with local partners to manufacture pressure parts for fossil fuel fired boilers. The expected completion of its manufacturing facility in China should improve the cost competitiveness of the Energy Equipment Group in Asia. The E&C Group's Italian subsidiary has entered into a joint venture with Total, S.A., the French oil and gas company, and Merloni, S.p.A., a major Italian manufacturer of large household appliances, to develop and invest in energy projects in Italy (the "Italian Joint Venture"). The Italian Joint Venture is developing two gas-fired cogeneration projects in Italy, both of which are currently under development and have executed power purchase agreements.

     The Company has operations in the United States, Canada, Colombia, Finland, France, Italy, Poland, Singapore, Spain, Thailand and the United Kingdom. The relative contributions of the three business groups to the Company for fiscal 1994 are shown in the following charts:

                                  PIE CHART

          Total Revenues*                  Earnings Before Income Taxes*

     Engineering and                          Engineering and
       Construction       69%                   Construction       50%
     Power Systems         7%                 Power Systems        12%
     Energy Equipment     24%                 Energy Equipment     38%

     Total $2,256.0 million                   Total $147.0 million

     ------------
     *Excluding amounts associated with Corporate and Financial Services since these activities are not assigned to a particular group.

ENGINEERING AND CONSTRUCTION GROUP

     The Company is a recognized leader in engineering and construction based on revenues and new orders awarded, according to Engineering News-Record. For more than the last ten years, the E&C Group has accounted for the largest portion of the Company's revenues and operating income. The Group was awarded $2,138.6 million and $1,262.6 million of new orders during fiscal 1994 and the first six months of fiscal 1995, respectively, and had backlog of $3,798.2 million and $4,089.6 million as of December 30, 1994 and June 30, 1995, respectively. The Group operates on a global basis, with 68% of its revenues in fiscal 1994 being derived from projects outside North America, which are administered through the Company's regional offices.

     The E&C Group designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities throughout the world. The E&C Group also designs, engineers and constructs process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. The Group's services to its customers include recruiting and training plant staff, plant commissioning, maintenance and operating services, marketing and feasibility studies, conceptual design and pilot-plant development, plant modernization and upgrading services. In addition, the E&C Group provides a broad range of environmental remediation services, together with related technical, design and regulatory services. The following charts show the percentages of new orders awarded to the E&C Group from fiscal 1992 through fiscal 1994 in the industries and regions indicated:

                                  PIE CHART

       Industrial Analysis                     Geographic Analysis

     Refining             55%                 North America        20%
     Chemicals            27%                 Europe               36%
     Oil & Gas             3%                 Asia                 32%
     Environmental/Other   8%                 South America         7%
     Pharmaceuticals       7%                 Middle East           5%


     The E&C Group provides engineering and construction services to "upstream" and "downstream" customers in the petroleum industry. The "upstream" petroleum market involves the basic production, treatment and transportation of oil and gas. Projects in the "upstream" market include the engineering and construction of platforms and modules for offshore oil and gas drilling and production, onshore terminals, storage and shipping facilities and wellhead recovery and piping systems. The "downstream" petroleum market involves the refining and processing of oil and gas feedstock and projects include engineering and construction of refinery and processing facilities and field development services. The E&C Group has provided services to substantially all of the major national and multinational oil companies.

     Over the past 40 years, this Group has designed, engineered and built more than 45 delayed coking plants worldwide. Over the past 50 years, the Group has designed and constructed more than 200 lube oil facilities for approximately 50 refiners in 23 countries. As of year-end 1994, these lube oil units processed an aggregate through-put of more than 1,000,000 barrels daily. The E&C Group also provides refiners with specialized industrial and process equipment including cracking and reforming furnaces, fired heaters, carbon-dioxide boilers and similar equipment. The Group has also built or modernized more than 75 major fluid catalytic cracking units for refineries in 21 countries on five continents.

     The Company believes that the primary opportunities for the E&C Group in the "upstream" market are in emerging economies such as Singapore and Thailand where the development of material resources to support economic growth is expected to stimulate investment in production facilities and pipelines. The "downstream" market is currently experiencing significant demand, particularly in areas of rapid economic growth, such as Southeast Asia and the Indian subcontinent. Management of the Company believes that growth in these and other developing regions of the world will continue to increase demand in both the public and private sectors for petroleum-based fuels and products, more efficient refining and for the capability to refine the more abundant heavy and sour crude oil feedstocks.

     The E&C Group's Italian Joint Venture has two 150 MW gas-fired cogeneration projects in Italy under development, both of which have executed power purchase agreements. The Company will be the turnkey contractor, a one-third investor and an operator for these projects.

     The E&C Group has also developed a strong position in the pharmaceuticals business worldwide and currently provides to substantially all sectors of the pharmaceutical industry a full range of engineering and construction services, including research and development facilities, pilot plants, facilities for the manufacture of bulk pharmaceuticals chemicals, finishing operations and biotechnology facilities. The Company provides high containment design services for highly active compounds and isolation technology. The E&C Group includes among its pharmaceutical clients Glaxo Wellcome, Eli Lilly and Schering-Plough. Two bulk pharmaceuticals chemicals facilities and a biotechnology facility totaling $360 million have recently been completed by the E&C Group. The Group has also recently been awarded an engineering services contract for approximately $175 million for a biotechnology facility in Europe. Following a period of reduced capital expenditures in the pharmaceutical sector, due to consolidation and an uncertain political environment, management believes that capital investment in this sector will increase in the near term.

     The E&C Group furnishes a full range of design, engineering and construction services to a geographically diverse group of clients in the chemical industry. The Group offers bulk chemical production facilities for various petrochemicals, aromatics, derivatives, monomers and polymers. Recently, capital spending in the chemical industry has increased as consumer confidence has improved and sales of durable goods and consumer products have grown in the United States and Europe. A growing chemical market is also emerging in Asia, particularly in China as a result of that region's continuing economic growth. This Group has recently been awarded three contracts to provide $500 million of engineering services for clients' chemical facilities in Europe and South Asia. Current customers in the chemicals industry include, among others, ICI, General Electric, and Eastman Chemical.

     The Group also provides environmental engineering and consulting services, such as remediation for United States federal and state government agencies, including the Departments of Energy and Defense and the Environmental Protection Agency. The Group cross-markets its environmental services to its private sector customers, providing consulting, environmental studies, remedial design and project management services, including the design and construction of waste minimization programs. The E&C Group expects demand for environmental services to grow because of increased environmental awareness and legislation regarding the environmental obligations of private sector companies. In addition, the United States Departments of Energy and Defense have 1996 budget allocations of $5 billion each for environmental management programs. The Company expects to benefit from similar trends in the international market toward stricter environmental laws. The Group seeks to maintain a diverse customer base in both the public and private sectors to minimize the effects of any potential decline in governmental remediation expenditures. In 1994, the Group was awarded a contract by an international oil company for remediation of a crude oil contaminated site in Italy. The Group was also recently awarded a $250 million remediation contract by the U.S. Department of Defense.

     The E&C Group is awarded projects under cost-plus contracts and lump-sum contracts. The Company's profit is dependent upon its ability to estimate and price a job accurately and to execute it in accordance with that estimate. In a cost-plus contract, the costs incurred are reimbursed by the customer and profits are earned based upon a predetermined method. In a lump-sum contract, the contract price is fixed and the Company's costs are estimated. In fiscal 1994, cost-plus contracts accounted for approximately 68% of the E&C Group's new orders awarded and lump-sum contracts accounted for approximately 32% of new orders awarded. The Company expects the dollar value of lump-sum contracts to increase relative to the dollar value of cost-plus contracts.

     For all of its business groups, including the E&C Group, the Company has a global contract management system that utilizes extensive control systems prior to and throughout bidding and during contract negotiation. This system requires standardized management reviews of costs, profitability and risk allocation, and continued tracking and review of the projects by management during execution. Foster Wheeler has established guidelines for key terms and conditions for its contracts that may not be varied without the approval of senior management.

     The E&C Group pursues a strategy appropriate for each of the industries it serves. In the petroleum sector, the Group intends to maintain its recognized position by drawing upon its strong position in bottom-of-the-barrel processing (including delayed coking, catalytic cracking, solvent deasphalting and visbreaking). The Group also intends to pursue major projects in the upstream oil and gas and liquified natural gas businesses. In addition, the Group intends to expand its presence in the chemical and petrochemical sectors by aligning itself with major clients to become the preferred or exclusive provider of engineering services for selected technologies. In the power generation business, the Group will seek to capitalize upon the Energy Equipment Group's presence in that sector to develop an engineering, procurement and construction capability. The E&C Group also plans to expand its existing capability in the integrated gasification, combined-cycle power generation business. The E&C Group also intends to use its existing global presence to expand its environmental business by marketing its services outside the United States.

ENERGY EQUIPMENT GROUP

     The Energy Equipment Group serves the utility and industrial markets with manufactured products, engineering services and site services. This Group focuses on power generation and chemical separation equipment and competes largely on the basis of technology, cost and new marketing initiatives in growth markets such as China, Southern Asia, the Indian subcontinent and South and Central America. The Energy Equipment Group received $759.6 million and $511.8 million of new orders during fiscal 1994 and in the first six months of fiscal 1995, respectively. This Group had backlog of $1,037.9 million at December 30, 1994 and $1,254.8 million as of June 30, 1995. This Group serves a global market through full service offices in the United States, Canada, Spain, Finland, Japan and Poland. The following charts show the percentages of fiscal 1994 total new orders awarded for this Group in the indicated major product areas and regions of the world:

                                  PIE CHART

       Industrial Analysis                      Geographic Analysis

     Power Generation Equipment  77%          Other                      6%
     Chemical Separation                      North America             46%
       Equipment                 23%          Europe                     9%
                                              Asia                      39%

     The goal of the Energy Equipment Group is to be a global leader in the supply of power-generation equipment and systems by offering superior technology and customer service. Research and development, particularly in the area of low emission and more efficient combustion technology, is used to differentiate the Group's products and services from those of its competitors. Customer service efforts include the development of a global capability that will enable Foster Wheeler to respond to customers' needs with on-site representation within 24 hours of a request. In addition, the Energy Equipment Group will expand its global presence by establishing offices in the countries that constituted the former Soviet Union, Vietnam and expanding existing offices in India and Southern Asia. The Group will also concentrate on cost competitive-ness by developing lower cost designs and by establishing a global procurement network to minimize vendor costs, which account for a significant portion of the total costs of power plants.

Power Generation

     The Energy Equipment Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-BTU gases. This Group's auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and environmentally friendly low-NOx burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life-extension and plant repowering. In addition, this Group provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. Current research and development programs focus on advanced power generation systems and clean coal technology.

Pyropower Acquisition

     Pyropower is a leader in the design, supply and manufacture of CFB systems (including steam generators which burn a wide variety of solid fuels) to utility and industrial customers worldwide and also provides a range of boiler services including plant operations and maintenance services. Pyropower's products and services are delivered worldwide through its operations in the United States, Europe and Asia. During the period December 26, 1992 through December 30, 1994, management of the Company estimates that Foster Wheeler and Pyropower together accounted for approximately 15% of total solid fuel boiler sales, excluding local Chinese manufacturers, and approximately 62% of CFB boiler sales worldwide. By the end of 1995, management estimates that there will be 102 CFB boilers supplied by Pyropower in operation and 28 CFB boilers under construction. As of August 31, 1995, Pyropower had backlog of approximately $550 million and approximately 1,500 employees.

     Management of the Company believes that the acquisition of Pyropower and its proprietary technology positions the Company to compete successfully for the opportunity to supply a significant portion of new international power generation projects, particularly in Scandinavia, eastern Europe and certain parts of Asia as well as the developing market for repowering in the United States and Europe. Included in Pyropower's backlog of approximately $550 million is a $173 million contract for repowering 470 MW of Electrownia Turow S.A.'s 2,000 MW facility in Poland, representing the Company's first major repowering project in Eastern Europe.

     Pyropower began development of fluidized bed boiler technology in 1968, and the first commercial Pyropower CFB boiler began operation in 1979. Pyropower is also continuing research on boiler technology, including the pressurized circulating fluidized bed ("PCFB") boiler. Pyropower's research is partly funded by the U.S. Department of Energy. A pilot PCFB plant has been developed and a demonstration plant is currently being designed.

     Pyropower is actively pursuing opportunities in the larger size baseload generating station market (up to 400 MW). The Company believes that its financial position and its experience with large, complex utility contracts should enhance Pyropower's ability to compete successfully for these projects, which often require performance guarantees and assistance in arranging financing. By acquiring Pyropower, Foster Wheeler expects to increase its share of all boiler sales.

     The Company expects Pyropower activities to be accretive to 1996 earnings. Pyropower's backlog of approximately $550 million as of August 31, 1995 is expected to provide a substantial portion of Pyropower's anticipated revenues for 1996. In connection with its due diligence review in the acquisition of Pyropower, the Company examined Pyropower's backlog and level of accruals for warranty obligations. As a result, the Company determined that a number of adjustments were necessary in order to conform to the Company's risk assessment policy with respect to costs of completion and warranty obligations under long-term contracts. These contract adjustments had a negative effect on Pyropower's historical financial results for the six months ended June 30, 1995 and the year ended December 31, 1994. Further, Pyropower's largest operation, which is located in Finland, has historically entered into contracts with customers located in Scandinavia under which a large percentage of equipment and supplies are delivered in the latter six months of the year. As a result, the Finnish operation has historically recorded a disproportionate portion of its revenues during that period. Pyropower's revenues for the first six months of fiscal 1995 were $136.2 million, and are expected to be approximately $350 million for the full fiscal year 1995.

     The Company will combine the operations of Pyropower with certain operations of the Energy Equipment Group. Management of the Company is currently evaluating cost savings associated with the elimination of expected redundancies in manufacturing, operations, research and development, sales offices and personnel. In connection with the combination of such operations, the Company anticipates recording a one-time pre-tax charge of up to $46 million in the fourth quarter of 1995. Management expects that approximately 50% of such charge will be for cash expenditures. The Company also anticipates that the annual expense reductions resulting from the reorganization will approximate $20 million.

     As a result of the privatization of power generation in emerging markets, repowering opportunities and replacement of aging baseload plants worldwide, more than 360,000 MW of new power generation equipment using steam generator technology is expected to be required over the next ten years. Sales for power generation plant and equipment are expected to be approximately $30 billion per year. Annual volume in the segment of this market covered by Foster Wheeler products is projected by management to be in excess of $5 billion. Management of the Company believes that the Energy Equipment Group's strength in pulverized coal and fluidized bed technology, global market presence, full service capabilities and competitive cost position will enable this Group to compete effectively for expected worldwide growth in the power generation business.

     Much of this growth is expected to occur in regions with access to significant coal resources, such as the Pacific Rim market and the emerging Eastern European market. The Energy Equipment Group was positioned to compete in these markets using both CFB and pulverized coal technology prior to the acquisition of Pyropower and its competitive position will be substantially enhanced by Pyropower's market access and technology. Although pulverized coal technology is currently the predominant technology utilized in the Asian market, because of fuel flexibility, technological advancements, development of a utility scale design capability, increasing environmental awareness and cost-competitiveness, management expects CFB boilers to be used in a growing percentage of future coal-fired projects. Foster Wheeler is now positioned as one of the few vendors able to provide both pulverized coal and CFB-based systems. In fiscal 1994, CFB boilers accounted for approximately 17% of all boilers sold worldwide with a capacity exceeding 5 MW of electricity, according to The McCoy Power Reports.

Chemical Separation Equipment

     The Energy Equipment Group also provides proprietary solutions and systems for many separation applications and manufactures highly-engineered chemical separation equipment for the petroleum refining, petrochemical, chemical and gas processing industries. The Company acquired Optimized Process Designs, Inc. ("OPD") in 1994 and TPA, Inc. ("TPA") in 1995, which have expanded this Group's chemical separation business by adding new technologies and enabling it to offer an expanded product line and additional engineered solutions to its customers. OPD specializes in the processing of natural gas for industrial and commercial uses, which management of the Company believes will grow as natural gas gains wider use in the generation of electricity. TPA specializes in the processes for the extraction of sulfur from fluids. Management of the Company believes that sulfur processing opportunities at refineries will increase due to continuing compliance with the Clean Air Act in the United States, increased environmental awareness globally and the abundance of relatively low cost sour crude oil as refinery feedstock. TPA's sulfur extraction processes as applied to natural gas also complement the capabilities of OPD.

POWER SYSTEMS GROUP

     The Power Systems Group, which accounted for 7% of the Company's fiscal 1994 revenues, combines Foster Wheeler's strengths in design, engineering, manufacturing and construction to build, own or lease and operate cogeneration, independent power production and resource recovery facilities and facilities for the process and petrochemical industries. This Group generates revenues from construction and operating activities pursuant to long-term off-take and operating and maintenance agreements and from returns on its equity positions. A special-purpose subsidiary established for each new project manages that project from the permitting stage through plant construction and operation. All of the special-purpose subsidiary project debt is limited-recourse. This Group refinances its equity interests in selected projects from time to time when such refinancing will result in risk mitigation, a lower effective financing cost or a potential increased return on investment.

     Prior to the Pyropower acquisition, this Group owned or operated three cogeneration plants with an aggregate generating capacity of approximately 155 MW. Cogeneration projects sell steam to an industrial user and power under long-term contracts with the local public utility. The Power Systems Group has consistently operated its cogeneration facilities in excess of 90% of each plant's rated capacity since each was placed in service. This Group also operates for third parties a steam generation facility and, as part of the Pyropower acquisition, four additional cogeneration projects.

     The Power Systems Group also owns or operates three municipal solid waste facilities that convert an aggregate of 2,050 tons per day of municipal solid waste to electricity or steam. County and municipal governments, authorities and agencies have sponsored this Group's waste-to-energy projects currently in operation, and have entered into operating and maintenance agreements that provide for an annual fee for the operation of these facilities. Under these agreements, the special-purpose subsidiary established for each project is responsible for risks within its control related to operating the facility, and the governmental sponsor assumes risks such as changes in law and other uncontrollable circumstances. As is customary in the industry, Foster Wheeler guarantees the performance obligations under these agreements, which could require the payment of significant amounts for failure to perform. Since commencing operation of its first project in 1989, this Group has operated all of its projects in excess of levels required by its performance guarantees and has not been required to make any deficiency payments under such guarantees, thereby demonstrating its proven mass burn technology.

     The Group began construction in 1994 of a 1,600 ton per day recycling and waste-to-energy project to be owned by the Village of Robbins, Illinois (where it is located) and operated by the Group under a long-term lease. The Group is negotiating directly with private haulers and governmental entities for the delivery of municipal solid waste. The project is expected to begin commercial operation in 1997. In addition, the Group is in the process of developing a 40 MW waste wood-fired independent power project in Pennsylvania and a project in Talcahuano, Chile which includes a 12,000 barrel per day coker, a 65 MW petroleum coke-fired cogeneration facility and a 6,500 barrel per day hydrotreater.

     In 1995, the Power Systems Group began construction of two hydrogen production facilities with a total capital cost of approximately $60 million. The first is an 8 million standard cubic feet per day ("SCFD") production facility to be located at the Petrox Refinery in Talcahuano, Chile. This project is expected to begin commercial operation in 1996. The other project is a 50 million SCFD facility which will provide hydrogen to Lagoven's Amuay Refinery in Venezuela. Commercial operation is expected in 1997. Both projects will be owned by the BOC Joint Venture. The projects are being financed through construction with 100% equity provided by the Company and its joint venture partners. The Company intends to refinance the projects on a limited-recourse basis after construction is completed.

     The strategy of the Power Systems Group is to combine the strengths of the E&C Group and the Energy Equipment Group to pursue projects with industrial customers and independent power and resource recovery facilities in both the domestic and international markets.

                                USE OF PROCEEDS

     The net proceeds (based upon a public offering price of $37 1/2) from the sale of the shares of Common Stock offered hereby are estimated to be approximately $151.5 million ($174.3 million assuming the Underwriters' over-allotment option is exercised in full). The net proceeds to the Company from the Notes Offering are estimated to be approximately $198.0 million. The Company intends to apply the net proceeds from the sale of the Common Stock and any net proceeds from the Notes Offering to repay a portion of the borrowings under the $500 million revolving credit facilities established on September 20, 1995 with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. (the "Revolving Credit Facilities"). As of September 29, 1995, the Company had $429.0 million outstanding under the Revolving Credit Facilities. Such borrowings were incurred to (i) fund a portion of the Pyropower acquisition ($149 million), (ii) fund working capital needs and refinance bank debt previously incurred in the acquisition of Enserch ($258 million in the aggregate) and (iii) pay a scheduled $22 million principal installment of the Company's 8.58% unsecured promissory private placement notes (the "Private Notes"). Borrowings under the Revolving Credit Facilities bear interest, at the Company's option, at rates based on the London Interbank Offered Rate, the CD Rate, the Base Rate (each as defined therein) or competitively bid interest rates. The weighted average interest rate for all borrowings under the Revolving Credit Facilities at September 29, 1995 was 6.13%. Remaining net proceeds, if any, from the offerings will be used for general corporate purposes as set forth in the accompanying Prospectus.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock is listed on the NYSE under the symbol "FWC." The following table sets forth the high and low reported sales prices of the Common Stock on the NYSE and dividends declared thereon during the periods indicated.

                                                                STOCK PRICES
                                                                -------------     DIVIDENDS
                                                                HIGH     LOW      PER SHARE
                                                                ----     ----     ---------
    FISCAL YEAR ENDING DECEMBER 29, 1995
    Fourth Quarter (through October 31).......................  $37 7/8  $34 5/8   $ 0.195
    Third Quarter.............................................   39 1/2   33 3/8     0.195
    Second Quarter............................................   37 5/8   31 5/8     0.195
    First Quarter.............................................   34 1/2   29 3/8     0.185
    FISCAL YEAR ENDED DECEMBER 30, 1994
    Fourth Quarter............................................   37 1/8   26 5/8     0.185
    Third Quarter.............................................   42       33 7/8     0.185
    Second Quarter............................................   45 1/8   35         0.185
    First Quarter.............................................   45       32 1/2     0.165
    FISCAL YEAR ENDED DECEMBER 31, 1993
    Fourth Quarter............................................   35 5/8   30 1/2     0.165
    Third Quarter.............................................   35 7/8   28 7/8     0.165
    Second Quarter............................................   31 1/8   25 7/8     0.165
    First Quarter.............................................   31 7/8   27 1/4     0.150

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1995 and as adjusted to give effect to (i) the incurrence of additional indebtedness under the Revolving Credit Facilities, including indebtedbess related to the acquisition of Pyropower and (ii) the Offerings (based upon a public offering price of $37 1/2) and the anticipated use of net proceeds to repay indebtedness incurred under the Revolving Credit Facilities. See "Use of Proceeds."

                                                                     AS OF JUNE 30, 1995
                                                                  --------------------------
                                                                    ACTUAL       AS ADJUSTED
                                                                  ----------     -----------
                                                                  (IN THOUSANDS OF DOLLARS)
    INDEBTEDNESS (INCLUDING CURRENT INSTALLMENTS):
      Revolving Credit Facilities...............................  $  148,732     $   184,745
      Private Notes(1)..........................................      88,000          88,000
      Special-purpose subsidiary project debt...................     304,974         304,974
      Bank loans and other......................................     116,651          78,151
                                                                    --------        --------
              Total indebtedness................................  $  658,357     $   655,870
                                                                    --------        --------
    STOCKHOLDERS' EQUITY:
      Preferred Stock: 1,500,000 shares authorized, no par
         value; none outstanding................................  $        0     $         0
      Common Stock: 80,000,000 shares authorized, $1.00 par
         value; 35,868,231 shares issued, 40,068,231 shares as
         adjusted...............................................      35,868          40,068
      Paid-in capital...........................................      38,870         186,157
      Retained earnings(2)......................................     444,021         401,021
      Accumulated translation adjustment........................     (30,210)        (30,210)
      Less cost of treasury stock (10,804 shares)...............         295             295
                                                                    --------        --------
              Total stockholders' equity........................     488,254         596,741
                                                                    --------        --------
                   TOTAL CAPITALIZATION.........................  $1,146,611     $ 1,252,611
                                                                    ========        ========

---------------

(1) A scheduled principal payment on the Private Notes of $22 million was made on October 1, 1995.

(2) The adjusted June 30, 1995 balance reflects the effects of the estimated reorganization charge of $43 million (after tax) to be recorded in the fourth quarter of 1995.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in the documents incorporated by reference herein.

RESULTS OF OPERATIONS

     Six Months Ended June 30, 1995 Compared to Six Months Ended July 1, 1994

     The Company's consolidated backlog at June 30, 1995 was $5,635.6 million, the highest in the history of the Company. This represented an increase of $1,371.4 million or 32% over the amount reported for the same period in 1994. The dollar amount of backlog is not necessarily indicative of the future earnings of the Company related to the performance of such work. Although backlog represents only business which is considered firm, there can be no assurance that cancellations or scope adjustments will not occur. Due to additional factors outside of the Company's control, such as changes in project schedules, the Company cannot predict with certainty the portion of backlog not to be performed. Backlog has been adjusted to reflect project cancellations, deferrals, and revised project scope and cost. The net reductions in backlog from project adjustments and cancellations for the six months ended June 30, 1995 was $129.9 million compared with $226.5 million for the six months ended July 1, 1994. Furthermore, the Company's future award prospects include several large scale international projects and, because the large size and uncertain timing can create variability in the Company's contract awards, future award trends are difficult to predict with certainty.

     The environmental activities of the E&C Group, which includes Enserch, accounted for approximately 77% of the increase in backlog of the Company at June 30, 1995 as compared to July 1, 1994. The E&C Group had $930.8 million of backlog relating to environmental activities at June 30, 1995. The Energy Equipment Group recorded backlog of $1,254.8 million at June 30, 1995, a 23% increase from the backlog at July 1, 1994 due primarily to the orders taken by the Spanish subsidiary in the Energy Equipment Group.

     New orders awarded for the six months ended June 30, 1995 of $1,849.3 million were 20% higher than new orders awarded for the six months ended July 1, 1994 of $1,542.4 million. Approximately 50% of new orders in the six months ended June 30, 1995 were for projects awarded to the Company's subsidiaries located outside of the United States as compared to approximately 58% for the six months ended July 1, 1994. Key geographic regions contributing to new orders awarded for the six months ended June 30, 1995 were China, the Middle East and the United States.

     The principal reasons for the increase in new orders awarded for the six months ended June 30, 1995 as compared to the same period in 1994 was the significant amount of new orders awarded to the U.S. environmental subsidiary in the E&C Group of $443.1 million and the amount of new orders awarded to the Spanish subsidiary in the Energy Equipment Group of $157.7 million. The increase reported by these two entities was partially offset by a reduction in new orders awarded to the U.K. subsidiary in the E&C Group of $448.8 million and a U.S. subsidiary in the Energy Equipment Group of $156.5 million.

     Operating revenues increased in the six months ended June 30, 1995 by $273.8 million compared to the six months ended July 1, 1994, to $1,314.7 million from $1,040.9 million. The E&C Group was primarily responsible for the increase in operating revenues, accounting for approximately 90% of this increase, or $252.6 million. Of the increase in the E&C Group's operating revenues, $124.2 million was related to U.S. environmental operations, with the balance attributed to the activities of its European subsidiaries.

     Gross earnings from operations, which is equal to operating revenues minus the cost of operating revenues ("gross earnings") increased $26.3 million to $180.7 million from $154.4 million or 17% in the six months ended June 30, 1995 as compared to the six months ended July 1, 1994.

     Selling, general and administrative expenses increased 12% in the six months ended June 30, 1995 as compared to the same period in 1994, from $99.1 million to $110.9 million. Selling, general and administrative expenses increased by approximately $11.8 million in the six months ended June 30, 1995 principally as a result of the increased costs related to the acquisition of Enserch.

     Other income in the six months ended June 30, 1995 as compared to July 1, 1994 decreased to $15.1 million from $16.7 million. Approximately 76% of other income in the six months ended June 30, 1995 was interest income, amounting to $11.5 million.

     Other deductions in the six months ended June 30, 1995 increased $8.6 million and were primarily due to higher interest expense and increased amortization of costs in excess of net assets of subsidiaries acquired due to the Enserch acquisition.

     Net earnings increased by $4.7 million or 15% for the six months ended June 30, 1995 as compared to the same period in 1994, from $32.1 million to $36.8 million. The increase was primarily due to the increased earnings in the E&C Group's U.K. and Italian subsidiaries and the inclusion of its U.S. environmental subsidiary for the 1995 period, offset by a $3.2 million decrease in earnings of the U.S. subsidiary of the Energy Equipment Group serving the power generation segment.

     Three Years Ended December 30, 1994

     General. The Company's consolidated backlog at the end of fiscal 1994 was $5,135.5 million, a 32% increase from backlog of $3,884.1 million at the end of fiscal 1993, which in turn represented a small increase from $3,806.8 million of backlog at the end of fiscal 1992. The dollar amount of backlog is not necessarily indicative of the future earnings of the Company related to the performance of such work. Although backlog represents only business which is considered firm, there can be no assurance that cancellations or scope adjustments will not occur. Due to additional factors outside of the Company's control, such as changes in project schedules, the Company cannot predict with certainty the portion of backlog not to be performed. Backlog has been adjusted to reflect project cancellations, deferrals, and revised project scope and cost. The net reductions in backlog from project adjustments and cancellations for fiscal 1994 was $385.2 million, compared with $184.9 million in fiscal 1993 and $367.6 million in fiscal 1992. Furthermore, the Company's future award prospects include several large scale international projects and, because the large size and uncertain timing of these projects can create variability in the Company's contract awards, future award trends are difficult to predict with certainty.

     New orders awarded for fiscal 1994 ($3,091.0 million) were slightly higher than new orders awarded in fiscal 1993 ($2,982.8 million), which in turn were lower than new orders awarded in fiscal 1992 ($3,640.4 million). A total of 64% of new orders in fiscal 1994 were for projects awarded to the Company's subsidiaries located outside of the United States as compared to 49% in fiscal 1993 and 50% in fiscal 1992. Key geographic regions contributing to new orders awarded in fiscal 1994 were China, Southeast Asia and the Indian subcontinent.

     Operating revenues decreased in fiscal 1994 by 14% or $348.6 million compared to fiscal 1993, to $2,234.4 million from $2,583.0 million, which in turn represented a 4% increase or $88.2 million as compared with fiscal 1992 of $2,494.8 million.

     Gross earnings increased $31.9 million or 11% in fiscal 1994 as compared to fiscal 1993, to $324.5 million from $292.6 million, which was approximately the same level of gross earnings for fiscal 1992.

     Selling, general and administrative expenses decreased $0.6 million in fiscal 1994 as compared to fiscal 1993, to $203.4 million from $204.0 million, which in turn represented a slight decrease from expenses reported in fiscal 1992 of $208.7 million. General and administrative expenses increased by approximately $3.0 million in fiscal 1994 principally as a result of the increased cost related to the acquisition of Enserch in September 1994. This increase was partially offset by a 5% reduction in selling expenses, to $92.6 million in fiscal 1994 from $97.2 million in fiscal 1993.

     Other income in fiscal 1994 as compared to fiscal 1993 decreased $34.8 million, to $36.7 million from $71.5 million. This decrease was primarily a result of the gains in 1993 of $10.9 million from the sale of Thermacote Welco and $25.3 million from the sale of a 49.5% limited partnership interest in a waste-to-energy plant. Other income in fiscal 1993 increased over 100% as compared to fiscal 1992, from $34.7 million, as a result of those events. In addition, in fiscal 1993 as compared with fiscal 1992, interest income increased by $5.6 million, from $21.0 million in fiscal 1992 to $26.6 million in fiscal 1993.

     Other deductions in fiscal 1994 decreased $14.8 million primarily due to non-recurring events in fiscal 1993, including the acceleration of the amortization of the cost in excess of net assets of a subsidiary acquired as a result of the valuation of such subsidiary's future cash flows, and the establishment of a provision to cover potential exposure for nonrecovery of development costs related to waste-to-energy projects in the Power Systems Group. Other deductions in fiscal 1993 increased 26% compared to fiscal 1992, from $48.3 million to $60.7 million as a result of those non-recurring events.

     The effective tax rate for fiscal 1994 was 38.8% compared to 40.4% in fiscal 1993 and 32.9% in fiscal 1992. The fiscal 1993 effective tax rate differed from the U.S. statutory rate primarily as a result of the accelerated amortization of cost in excess of net assets of a subsidiary acquired, and the recapture of investment tax credits related to the sale of limited partnership interests.

     Net earnings increased $7.7 million or 13% in fiscal 1994 as compared to fiscal 1993, from $57.7 million to $65.4 million. Earnings before the effect of accounting changes resulting from the adoption in fiscal 1992 of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," increased by $12.2 million or 27% in fiscal 1993 as compared to fiscal 1992, from $45.5 million to $57.7 million.

     Engineering and Construction Group. The E&C Group's backlog at the end of fiscal 1994 was $3,798.2 million, a 39% increase over backlog of $2,724.3 million at the end of fiscal 1993, which in turn represented a 4% decrease from backlog of $2,827.2 million at the end of fiscal 1992. The increase in fiscal 1994 as compared with fiscal 1993 was attributable to two primary factors. First, approximately $608 million of this increase was attributable to the acquisition of Enserch. Second, contracts awarded to the U.K. subsidiary in the E&C Group amounted to $1,100 million at December 30, 1994. These contracts included the engineering, procurement and construction supervision contract for a major aromatics plant in Singapore.

     New orders awarded to the E&C Group increased 11% in fiscal 1994 as compared with fiscal 1993, from $1,921.2 million in fiscal 1993 to $2,138.6 million in fiscal 1994. New orders decreased 26% in fiscal 1993 as compared to fiscal 1992 levels of $2,605.9 million. The fiscal 1994 increase was principally a result of the contracts awarded to the U.K. subsidiary referred to above. The decrease in new orders awarded in fiscal 1993 as compared to fiscal 1992 was principally due to the significant amount of new orders taken in fiscal 1992, which did not occur in fiscal 1993. In fiscal 1993, new orders awarded decreased in the United States by approximately $300 million and by approximately $400 million in the United Kingdom as compared to fiscal 1992 levels.

     The E&C Group reported a 14% decrease in operating revenues in fiscal 1994 as compared to fiscal 1993, from $1,803.1 million to $1,543.3 million, which in turn represented a 6% increase from fiscal 1992 operating revenues of $1,702.8 million. The decrease in fiscal 1994 operating revenues as compared to fiscal 1993 was primarily a result of reduced pass-through costs and lower operating levels on long-term contracts of the European affiliates of the E&C Group.

     The Company includes pass-through costs on cost-plus contracts which are generally customer reimbursable materials, equipment and subcontractor costs when the Company determines that it is responsible for the engineering specification, procurement and management of such cost components on behalf of the customer. The percentage relationship between pass-through costs of contracts and revenues will fluctuate from year to year depending on a variety of factors including the mix of business in the years compared. Historically, engineering services revenues have higher margins than either construction or maintenance services. The British, French and Italian subsidiaries had a mix of engineering and construction contracts in fiscal 1994 that required a lower quantity of material cost to be reimbursed by the customer as compared to the mix of contracts in fiscal 1993.

     In addition, while backlog increased for the E&C Group in fiscal 1994, the lower operating revenues were partially a result of lower levels of operating activity. The increase in operating revenues in fiscal 1993 as compared to fiscal 1992 was primarily due to increased levels of operating activities of one of the E&C Group's U.S. subsidiaries.

     The E&C Group's gross earnings increased $16.8 million in fiscal 1994 as compared with fiscal 1993 or 13%, to $148.9 million from $132.1 million, which in turn represented a slight decrease from gross earnings of $132.8 million in fiscal 1992. A total of $10.9 million of the increase in fiscal 1994 compared to fiscal 1993 was attributable to the Company's environmental services activities. The remaining increase was attributable to the successful completion by the United Kingdom and Italian subsidiaries in the E&C Group of several major contracts. This increase was slightly offset by a decrease in the operations of the French subsidiary in the E&C Group, resulting from lower operating levels. The increase in gross earnings of the E&C Group in fiscal 1993 as compared to fiscal 1992 was primarily due to the return to profitability of the E&C Group's Spanish subsidiary and the improved earnings achieved by one of its U.S. subsidiaries.

     Energy Equipment Group. The Energy Equipment Group's backlog was $1,037.9 million at the end of fiscal 1994, representing a 17% increase over backlog of $890.5 million at the end of fiscal 1993, which in turn represented a 7% increase over backlog of $831.4 million at the end of fiscal 1992. The increase in backlog in fiscal 1994 as compared to fiscal 1993 was attributable to the award of major power generation orders in India, accounting for $100 million of backlog, and Japan, accounting for $158 million of backlog. The increase in fiscal 1993 backlog as compared with fiscal 1992 was primarily due to new contract awards in China to the Group's U.S. subsidiary.

     New orders awarded to the Energy Equipment Group were $759.6 million, $670.4 million and $716.9 million in fiscal 1994, fiscal 1993 and fiscal 1992, respectively. Of such new orders, $202.0 million, $176.9 million and $169.6 million related to chemical separation activities and $557.6 million, $493.5 million and $547.3 million related to power generation for fiscal 1994, fiscal 1993 and fiscal 1992, respectively.

     Operating revenues for the Energy Equipment Group decreased 5% in fiscal 1994 as compared to fiscal 1993, to $529.5 million from $558.6 million, which in turn represented an increase from fiscal 1992 operating revenues of $550.2 million. These changes in operating revenues for the periods stated resulted primarily from changes in operating revenues from power generation activities.

     The Energy Equipment Group's gross earnings increased by $21.7 million or 21%, to $124.5 million in fiscal 1994 from $102.8 million in fiscal 1993, which in turn represented a 5% increase from gross earnings in fiscal 1992 of $97.5 million. Approximately $13 million of the increase in fiscal 1994 as compared to fiscal 1993 was due to improved contract execution of the Spanish subsidiary in the Energy Equipment Group on a major contract for the supply of two coal-fired steam generators. The increase was also attributable to increased margins on the sale of mass transfer equipment.

     Power Systems Group. The Power Systems Group's backlog at the end of fiscal 1994 was $257.9 million, a 23% increase over backlog of $210.5 million at the end of fiscal 1993, which in turn represented an over 200% increase from backlog of $68.6 million at the end of fiscal 1992. The increase in backlog for fiscal 1994 as compared to fiscal 1993 was as a result of the Power Systems Group's construction of a recycling and waste-to-energy project to be owned by the Village of Robbins, Illinois which has been financed and is under construction. The increase in backlog in fiscal 1993 as compared with fiscal 1992 was principally due to the change in fiscal 1993 in the method of recognizing backlog under long-term operating and maintenance agreements for the Power Systems Group's operating plants. Since fiscal 1993, the Company has recognized in backlog the ensuing 12 months' revenues of the operating subsidiaries in the Power Systems Group. If such backlog had been included in fiscal 1992 backlog, backlog for fiscal 1992 would have been $200.3 million and backlog would have increased only 5% in fiscal 1993 as compared to fiscal 1992.

     New orders awarded to the Power Systems Group decreased 31% in fiscal 1994 as compared with fiscal 1993, to $188.7 million in fiscal 1994 from $273.8 million in fiscal 1993, which in turn represented an increase of 47% in new orders awarded as compared to the $186.2 million of new orders awarded in fiscal 1992. The increase in new orders awarded in fiscal 1993 as compared with fiscal 1992 was principally due to the foregoing changes in backlog and new order recognition.

     The Power Systems Group's operating revenues increased by 9% in fiscal 1994 as compared to fiscal 1993, to $143.5 million from $131.8 million, which in turn represented an increase from fiscal 1992 operating revenues of $123.4 million. The increase in operating revenues from fiscal 1993 to fiscal 1994 was as a result of the transfer of a facilities management services unit from the Corporate and Financial Services Group into the Power Systems Group.

     The Power Systems Group's gross earnings increased $1.4 million in fiscal 1994 as compared with fiscal 1993 or 3%, to $47.9 million from $46.5 million, which in turn represented a 6% increase from gross earnings of $43.8 million in fiscal 1992.

     Research and Development. The Company is continually engaged in research and development efforts both in performance and analytical services on current projects and in development of new products and processes. During fiscal 1994, fiscal 1993 and fiscal 1992, approximately $9.8 million, $8.3 million and $6.9 million, respectively, was spent on company-sponsored research activities. During the same periods, approximately $38.2 million, $40.9 million and $32.3 million, respectively, was spent on customer-sponsored research activities that were paid for by customers of the Company.

FINANCIAL CONDITION

     Six Months Ended June 30, 1995 Compared to Six Months Ended July 1, 1994

     The Company's consolidated financial condition improved during the six months ended June 30, 1995 as compared to the six months ended July 1, 1994. Stockholders' equity for the six months ended June 30, 1995 increased $31.8 million.

     During the six months ended June 30, 1995, the Company's long-term investments in land, buildings and equipment were $21.0 million as compared to $18.0 million for the comparable period in 1994.

     As of June 30, 1995, the Company had entered into an agreement to acquire Pyropower and memoranda of understanding for (i) the purchase for approximately $2.5 million of the assets of Zack Power and Industrial Company, a construction company in Gary, Indiana, the closing of which occurred in September 1995; and
(ii) the purchase for approximately $16.0 million of the assets of TPA, Inc., a supplier of sulfur recovery equipment based in Dallas, Texas, the closing of which also occurred in September 1995. During the next few years, capital expenditures will continue to be directed primarily toward strengthening and supporting the Company's core businesses.

     Long-term debt, including current installments, and bank loans increased by $49.0 million, net of repayments of $5.6 million at June 30, 1995 as compared to December 30, 1994.

     Three Years Ended December 30, 1994

     The Company's consolidated financial condition improved during the three year period ended December 30, 1994. Stockholders' equity at the end of fiscal 1994 was $456.5 million as compared to $400.2 million at the end of fiscal 1993 and $387.3 million at the end of fiscal 1992. For fiscal 1994, the increases from net earnings of $65.4 million and the change in the accumulated translation adjustment of $13.3 million were partially offset by dividends to stockholders of $25.8 million. Since the beginning of 1992, net assets have increased by $104.3 million through December 30, 1994 excluding the accumulated translation adjustment of $56.6 million and the net after tax and valuation allowance accounting charge of $91.3 million ($2.57 per share) related to the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in fiscal 1992.

     For the fiscal years 1992, 1993 and 1994, long-term investments in land, buildings and equipment were $56.0 million, $27.8 million and $38.5 million, respectively. In fiscal 1994, the Company acquired Enserch and Optimized Process Designs, Inc. with net cash payments after cash acquired of $50.9 million. In 1993, a 49.5% limited partnership interest in the Camden waste-to-energy facility was sold to an institutional investor and Thermacote Welco was sold; aggregate proceeds amounted to $50.3 million.

     Long-term debt, including current installments, and bank loans increased by $76.1 million, net of repayments of $64.7 million, during the three-year period. Payments in fiscal 1994 included $22 million for the first principal installment on the Company's 8.58% Private Notes.

     In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment design or plant construction. Based on its knowledge of the facts and circumstances relating to the Company's liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in charges against assets or earnings materially in excess of amounts previously provided in the accounts.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents totaled $199.7 million at June 30, 1995, a decrease of $36.1 million from fiscal year end 1994. During the first six months of fiscal 1995, the Company paid $13.6 million in stockholder dividends and repaid debt of $5.6 million. New borrowings totaled $54.6 million resulting primarily from increased working capital needs.

     Cash and cash equivalents totaled $235.8 million at December 30, 1994. During fiscal 1994, the Company paid $25.8 million in stockholder dividends and repaid debt totaling $30.5 million, including the $22.0 million principal repayment on the Private Notes. New borrowings amounted to $100.8 million resulting primarily from increased working capital needs and the Enserch acquisition.

     During the first six months of fiscal 1995, cash flow used by operating activities amounted to $101.6 million. This was funded by changes in short-term investments and borrowings under long-term and short-term credit facilities. These reductions in cash flow from operating activities during a period of improving profitability resulted from an increase in the Company's working capital needs which vary from period to period depending on the mix, stage of completion and commercial terms and conditions of the Company's contracts. Working capital needs have increased as a result of the Company satisfying requests from its Energy Equipment Group customers for more favorable payment terms under contracts. Such requests generally include reduced advance payments and more favorable payment schedules. Such terms requiring the Company to defer receipt of payments from its customers had a negative impact on the Company's available working capital. The Company's contracts in process and inventories increased by $79.4 million during the first six months of fiscal 1995 to $278.2 million at June 30, 1995, from $198.8 million at year end 1994. In addition, the Company's balance of accounts and notes receivable increased by $88.8 million during the first six months of fiscal 1995 to $585.8 million at June 30, 1995, from $497.0 million at fiscal year end 1994.

     During fiscal 1994, cash flow from operating activities decreased by $161.0 million to ($14.3 million) from $146.7 million in fiscal 1993 which represented an increase of $5.0 million from $141.7 million in fiscal 1992. These reductions in cash flow from operating activities during a period of improving profitability resulted from an increase in the Company's working capital needs which vary from period to period depending on the mix, stage of completion, commercial terms and conditions of the Company's contracts. Working capital needs have increased as a result of the Company satisfying requests from its Energy Equipment Group customers for more favorable payment terms under contracts. Such requests generally include reduced advance payments and more favorable payment schedules. Such terms required the Company to defer receipt of payments from its customers, which combined with the acquisition of Enserch had a negative impact on the Company's working capital in fiscal 1994. The Company's contracts in process and inventories increased by $87.2 million in fiscal 1994 to $198.8 million at year end 1994 from $111.6 million at year end 1993. Approximately $24.7 million of the increase in contracts in process and inventories in fiscal 1994 was attributable to a United States subsidiary of the Energy Equipment Group (principally with regard to projects in China) and approximately $27.4 million of such increase was attributable to Enserch. In addition, the Company's balance of accounts and notes receivable increased by $54.5 million in fiscal 1994 to $497.0 million at fiscal year end 1994 from $442.5 million at fiscal year end 1993. The increase was due primarily to a $26.9 million increase attributable to the Energy Equipment Group (primarily the Chinese projects) and a $45.0 million increase related to the United States operations of the E&C Group (a significant portion of which was due to the acquisition of Enserch). These increases were partially offset by reduced accounts receivable levels at the European affiliates of the E&C Group.

     Management of the Company expects its customers' requests for more favorable terms under Energy Equipment Group contracts to continue as a result of the competitive markets in which the Company operates, thereby maintaining the existing demands on its working capital. The Company intends to satisfy its continuing working capital needs by borrowing under its Revolving Credit Facilities, through internal cash generation and third-party financings in the capital markets. The Company's pricing of contracts recognizes costs associated with the use of working capital.

     On August 14, 1995, the Company filed a universal shelf registration statement with the Securities and Exchange Commission to cover the issuances, from time to time, of up to $500 million of debt and equity securities, including securities convertible into debt and equity securities. The senior unsecured debt and subordinated debt securities covered by the shelf registration statement were rated BBB and BBB-, respectively, by Standard & Poor's Corporation. The Company intends to access the capital markets to refinance borrowings under its Revolving Credit Facilities referred to below.

     On September 20, 1995, the Company established two revolving credit facilities with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. One facility is a short-term revolving credit facility of $200 million with a maturity of 364 days and the second is a $300 million revolving credit facility with a maturity of four years (collectively, the "Revolving Credit Facilities"). Borrowings under these facilities were incurred to fund a portion of the Pyropower acquisition, to refinance bank debt previously incurred to fund working capital and the acquisition of Enserch and to make a scheduled principal installment payment on the Private Notes.

     On October 1, 1995, the Company made a $22.0 million principal payment on its Private Notes. The Company made such payment with proceeds from borrowings under the Revolving Credit Facilities. In September 1995, the holders of the Private Notes executed a waiver of certain financial covenants necessitated by the Pyropower acquisition which waiver is effective until November 21, 1995. The Company has requested that the holders of the Private Notes amend the covenants of the Private Notes to reflect substantially similar covenants to those contained in the Revolving Credit Facilities. If such amendment is not approved by 66-2/3% of the holders of the Private Notes prior to November 21, 1995, the Company intends to prepay the full principal amount of the Private Notes, plus a premium to be determined on the date of such prepayment based on interest rates as of that date. If the amendment is approved, the Company will be required to pay scheduled principal installments of $22.0 million on the Private Notes on October 1, 1996, 1997 and 1998. The Company expects to make such payments from internally generated cash, borrowings under its Revolving Credit Facilities and third-party financings in the capital markets.

     The Company has lease payments due under two long-term operating leases aggregating $9.2 million in fiscal 1995, $9.1 million in fiscal 1996 and $87.6 million in fiscal 1997 and other rental payments under leases for office space. The primary reason for the increase in 1997 is the payment of the first lease payment for a 1,600-ton-per-day recycling and waste-to-energy plant located in Robbins, Illinois, which is scheduled to go into operation in 1997. The Company expects to make these lease payments from cash available from operations and borrowings under its Revolving Credit Facilities. Leasing arrangements for equipment, which are short-term in nature, are not expected to impact the Company's liquidity or capital resources.

     The Company and its subsidiaries, along with many other companies, are codefendants in numerous lawsuits pending in the United States and Canada, in which plaintiffs claim damages for personal injury or property damage alleged to have arisen from the exposure to or use of asbestos. At June 30, 1995, there were approximately 63,000 suits pending. Approximately 17,300 new claims were filed in the six month period ended June 30, 1995 and approximately 6,000 were either settled or dismissed without payment. Any settlement costs not covered by the Company's insurance carriers were immaterial. The Company has agreements with insurance carriers covering a substantial portion of its potential costs relating to pending claims. The management of the Company has carefully considered the financial viability and legal obligations of its insurance carriers and has concluded that the insurers will continue to adequately fund claims and defense costs relating to asbestos litigation.

     Management of the Company believes that cash and cash equivalents of $199.7 million and short-term investments of $96.2 million at June 30, 1995, combined with cash flow from operating activities, amounts available under its Revolving Credit Facilities and access to third-party financings in the capital markets will be adequate to meet its working capital and liquidity needs for the foreseeable future.

     Management's strategy for managing risks associated with interest rate fluctuations is to enter into financial instrument transactions, such as interest rate swaps and forward rate agreements, to reduce such risks. Management's strategy for managing transaction risks associated with currency fluctuations is for each operating unit to enter into forward foreign exchange agreements to hedge its exposure on contracts into the operating unit's functional currency. The Company utilizes all such financial instruments solely for hedging. Corporate policy prohibits the speculative use of such instruments. As disclosed in Note 15 to the 1994 Financial Statements, the Company is exposed to credit loss in the event of nonperformance by the counterparties to such financial instruments. To minimize this risk, the Company enters into these financial instruments with financial institutions that are primarily rated A or better by Standard & Poor's or A2 or better by Moody's. Management believes that the geographical diversity of the Company's operations mitigates the effects of the currency translation exposure. No significant unhedged assets or liabilities are maintained outside the functional currency of the operating subsidiaries. Accordingly, translation exposure is not hedged.

     The Company and its subsidiaries, along with many other companies, are codefendants in numerous lawsuits pending in the United States and Canada, in which plaintiffs claim damages for personal injury or property damage alleged to have arisen from the exposure to or use of asbestos. At December 30, 1994, there were approximately 51,700 suits pending. Approximately 26,400 new claims were filed in fiscal 1994 and approximately 18,000 were either settled or dismissed without payment in fiscal 1994. Any settlement costs not covered by the Company's insurance carriers were immaterial. The Company has agreements with insurance carriers covering a substantial portion of its potential costs relating to pending claims. During the three year period ended December 30, 1994, the Company tried, settled or summarily disposed of approximately 32,000 asbestos-related claims. Approximately $53 million was spent on asbestos litigation defense and case resolution during the three year period
(1992 -- $8.3 million; 1993 -- $20.9 million; 1994 -- $23.8 million). The
Company estimates that, in respect of its asbestos litigation for the years 1992, 1993 and 1994, the asset recorded relating to probable insurance recoveries would have been approximately $46.5 million, $65 million and $77 million, respectively, and the liability accrued relating to probable losses would have been approximately $50 million, $68 million and $78 million, respectively. Management of the Company has carefully considered the financial viability and legal obligations of its insurance carriers and has concluded that the insurers will continue to adequately fund claims and defense costs relating to asbestos litigation.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                 FOR NON-UNITED STATES HOLDERS OF COMMON STOCK

     The following discussion sets forth a summary of the material United States federal income and estate tax consequences of the ownership and disposition of shares of Common Stock applicable to a holder that is not a U.S. person (a "non-U.S. holder"). As used in this Prospectus, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, or an estate or trust all or part of the income of which is includable in gross income for United States federal income tax purposes, regardless of the source. This discussion is for general information only and does not consider specific facts and circumstances that may be relevant to a particular non-U.S. holder's tax position or to holders that may be subject to special tax rules, such as tax exempt organizations and does not address U.S. state and local or non-U.S. tax consequences. Furthermore, the following discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations all as in effect on the date hereof, all of which are subject to change, which change may be retroactive.

     Each prospective non-U.S. holder is urged to consult a tax advisor with respect to the U.S. federal tax consequences of acquiring, holding and disposing of shares of Common Stock, as well as any tax consequences that may arise under the laws of any U.S. state or municipality or of any other taxing jurisdiction.

DIVIDENDS

     Dividends paid to a non-U.S. holder of shares of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the dividends received are effectively connected with the conduct of a trade or business within the United States by such holder, and the non-U.S. holder meets certain certification and disclosure requirements. Dividends that are effectively connected with such a trade or business in the United States are subject to U.S. federal income tax on a net income basis at regular rates applicable to U.S. citizens, resident aliens, domestic U.S. corporations or domestic trusts, as the case may be. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current U.S. Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of determining whether a holder would be subject to withholding of U.S. federal income tax and, under the current interpretation of U.S. Treasury regulations, for purposes of determining the applicability of a reduced rate of withholding under an income tax treaty (absent definite knowledge that such presumption is not warranted). Under proposed U.S. Treasury regulations not currently in effect, however, a non-U.S. holder of shares of Common Stock who wishes to claim the benefit of an applicable income tax treaty rate would be required to satisfy applicable certification and other requirements. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption mentioned above.

     A non-U.S. holder of shares of Common Stock who is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     Subject to the discussion of backup withholding tax set forth below, a non-U.S. holder will not be subject to U.S. federal income tax in respect of gain recognized on a sale or other disposition of shares of Common Stock unless
(i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, (ii) in the case of a non-U.S. holder who is a nonresident alien individual and holds shares of Common Stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the disposition and either (a) the individual's "tax home" for U.S. federal income tax purposes is in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to a foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by the individual, (iii) the non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates or (iv) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes. The Company is not and does not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

FEDERAL ESTATE TAXES

     Shares of Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be included in the holder's gross estate for U.S. federal estate tax purposes and may be subject to estate tax, unless an applicable estate tax treaty provides otherwise.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     The Company must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

     Backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the U.S. information reporting requirements) and information reporting with respect to such tax will not apply to dividends paid to non-U.S. holders outside the United States that are either subject to the 30% withholding discussed above or are not so subject because an income tax treaty applies that reduces or eliminates the withholding. In this regard, under current law, but subject to change as described below, a payer of dividends generally may rely on the payee's address outside the United States in determining that the withholding discussed above applies and, consequently, that the backup withholding and information reporting provisions do not apply, unless the payer has knowledge that the payee is a U.S. person.

     The payment of proceeds of the disposition of shares of Common Stock to or through the U.S. office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-United States status under penalty of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition of shares of Common Stock to or through a foreign office of a foreign broker generally will not be subject to this backup withholding tax or information reporting. In the case of the payment of proceeds from the disposition of shares of Common Stock through a foreign office of a broker that is a U.S. person or a "U.S. related person," information reporting (but not backup withholding) will apply to the payment unless the broker receives a statement from the owner, signed under penalty of perjury, certifying its non-United States status or the broker has documentary evidence in its files that the owner is a non-U.S. holder, the broker has no actual knowledge to the contrary and certain other conditions are met. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with the conduct of a trade or business in the United States.

     These backup withholding and information reporting rules are subject to Proposed Treasury regulation issued in late 1990 and are under review by the United States Treasury Department, and their application to the Common Stock could be changed. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the U.S. Underwriting
Agreement dated as of             , 1995 (the "U.S. Underwriting Agreement"),
the Company has agreed to sell to each of the underwriters named below (the "U.S. Underwriters") for whom Lehman Brothers Inc., Goldman, Sachs & Co. and Smith Barney Inc. are acting as representatives (the "Representatives"), and each of the U.S. Underwriters has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.

                                                                                 NUMBER
                                U.S. UNDERWRITERS                               OF SHARES
    --------------------------------------------------------------------------  ---------
    Lehman Brothers Inc. .....................................................
    Goldman, Sachs & Co. .....................................................
    Smith Barney Inc. ........................................................

                                                                                ---------
              Total...........................................................  3,360,000
                                                                                =========

     Subject to the terms and conditions set forth in the International
Underwriting Agreement dated as of             , 1995 (the "International
Underwriting Agreement"), the Company has agreed to sell to each of the international managers named below (the "International Managers"), and each of the International Managers has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.

                                                                                  NUMBER
                              INTERNATIONAL MANAGERS                             OF SHARES
    ---------------------------------------------------------------------------  ---------
    Lehman Brothers International, Inc. (Europe)...............................
    Goldman Sachs International................................................
    NatWest Securities Limited.................................................
    Smith Barney Inc. .........................................................
    UBS Limited................................................................
                                                                                 ---------
              Total............................................................   840,000
                                                                                 =========

     The U.S. Underwriting Agreement and the International Underwriting Agreement provide that the obligations of the several U.S. Underwriters and the International Managers to purchase shares of Common Stock are subject to certain conditions contained therein, and that if any of the foregoing shares are purchased by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement or by the International Managers pursuant to the International Underwriting Agreement, all of the shares of Common Stock agreed to be purchased by either the U.S. Underwriters or the International Managers, as the case may be, pursuant to their respective Underwriting Agreements must be so purchased. The offering price and underwriting discounts and commissions for the U.S. Offering and the International Offering are identical. The closing of the U.S. Offering is a condition to the closing of the International Offering, and the closing of the International Offering is a condition to the closing of the U.S. Offering.

     The Company has been advised that the U.S. Underwriters and the International Managers propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers (who may include the U.S. Underwriters and the International Managers) at such public offering
price less a selling concession not in excess of $          per share. The U.S.
Underwriters and the International Managers may allow, and the selected dealers
may reallow a concession not in excess of $          per share to certain other
broker and dealers. After the commencement of the public offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the U.S. Underwriters or the International Managers.

     The Company has granted to the U.S. Underwriters and the International Managers options to purchase at the public offering price, less the underwriting discount and commission as set forth on the cover page of this Prospectus Supplement, up to 504,000 and 126,000 additional shares of Common Stock, solely to cover over-allotments. Either or both such options may be exercised at any time until 30 days after the date of the U.S. Underwriting Agreement and the International Underwriting agreement, respectively. To the extent that either option is exercised, each U.S. Underwriter or International Manager, as the case may be, will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such U.S. Underwriter's or International Manager's initial commitment as indicated in the preceding tables.

     The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Underwriting Agreements and the Agreement between U.S. Underwriters and International Managers, including (i) certain purchases and sales between the U.S. Underwriters and the International Managers, (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion,
(iii) purchases, offers or sales by a U.S. Underwriter who is also acting as an International Manager or by an International Manager who is also acting as a U.S. Underwriter and (iv) other transactions specifically approved by the Representatives and the International Managers. As used herein, (a) the term "United States" means the United States of America (including the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and (b) the term "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada, or any estate or trust the income of which is subject to U.S. or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any U.S. branch of a Person other than a U.S. or Canadian Person.

     Any offer of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     Each International Manager has represented and agreed that (i) it has not offered or sold, and will not offer or sell any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass in the United Kingdom any document in connection with the issue of the shares to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     No action has been or will be taken in any jurisdiction by the Company or the International Managers that would permit an offering to the general public of the shares offered hereby in any jurisdiction other than the United States.

     Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page of this Prospectus Supplement.

     Lehman Brothers has acted as adviser to the Company in connection with the Pyropower acquisition and received a fee of $1.375 million at the closing of the acquisition. In addition, in the ordinary course of their respective businesses, certain of the Underwriters named above and/or their affiliates have provided, and may in the future provide, investment banking services to the Company. A limited partner of Goldman, Sachs & Co., Eugene D. Atkinson, currently serves as a director of the Company.

     National Westminster Bank PLC ("NWB"), an affiliate of NatWest Securities Limited is the administrative agent and a member of the syndicate of seventeen banks which are lenders to the Company under the Revolving Credit Facilities. In addition, Union Bank of Switzerland, New York Branch ("UBS"), an affiliate of UBS Limited, is a member of the syndicate of banks. An aggregate of $500 million is available for borrowing from time to time under the Revolving Credit Facilities, and NWB's aggregate participation is $45 million and UBS's aggregate participation is $37.5 million. NWB and UBS will receive their pro rata share of any net proceeds of the Offerings used to repay amounts outstanding under the Revolving Credit Facilities.

     The Company and each of its directors and executive officers have agreed that they will not, without the prior written consent of Lehman Brothers Inc., offer, sell or otherwise dispose of any shares of Common Stock, options or warrants to acquire any shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock during the 90-day period following the date of this Prospectus Supplement, except that the Company may issue shares upon the exercise of options granted prior to the date here of, and may grant additional options under its stock option plans.

     The Company has agreed to indemnify the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the U.S. Underwriters and the International Managers may be required to make in respect thereof.

                          INDEX TO PRO FORMA UNAUDITED
                       CONDENSED COMBINED FINANCIAL DATA

                                                                                        PAGE
                                                                                        ----
Introduction to Pro Forma Unaudited Condensed Combined Financial Data.................   P-2
Pro Forma Unaudited Condensed Combined Balance Sheet as of June 30, 1995..............   P-3
Pro Forma Unaudited Condensed Combined Statements of Earnings for the Year Ended
  December 30, 1994 and the Six Months Ended June 30, 1995............................   P-4
Notes to Pro Forma Unaudited Condensed Combined Financial Data........................   P-5

                                INTRODUCTION TO
             PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL DATA

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER

     The following Pro Forma Unaudited Condensed Combined Balance Sheet as of June 30, 1995 and the Pro Forma Unaudited Condensed Combined Statements of Earnings for the year ended December 30, 1994 and the six months ended June 30, 1995 (collectively, the "Pro Forma Financial Data") combine (i) the historical consolidated balance sheets of Foster Wheeler Corporation and Subsidiaries (the "Company") and Ahlstrom Pyropower ("Pyropower") as if the acquisition had been effected on June 30, 1995, and (ii) the historical statements of earnings as if the acquisition had been effected on January 1, 1994.

     The pro forma unaudited condensed combined financial data has been prepared on the basis of the assumptions described in the notes to the pro forma unaudited condensed combined financial data and includes assumptions relating to the allocation of the consideration paid for Pyropower to the combined assets and liabilities of Pyropower based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the pro forma unaudited condensed combined financial data after an appropriate review of the fair values of the combined assets and liabilities of Pyropower has been completed. Amounts allocated will be based upon the estimated fair values at the time of acquisition, which could vary significantly from the amounts as of June 30, 1995. The acquisition will be accounted for using the purchase method. Although certain items noted herein are subject to potential adjustment, Management does not believe that the effect of any such adjustments will be material to the Pro Forma Financial Data.

     The pro forma unaudited condensed combined financial data presented is not necessarily indicative of the actual results that would have been achieved had the acquisition closed on the dates assumed herein.

     The pro forma unaudited condensed combined financial data should be read in conjunction with the financial statements and related notes thereto of the Company appearing in its 1994 Form 10-K and its June 30, 1995 Form 10-Q and of Pyropower appearing in the Company's Form 8-K filed on October 12, 1995, as amended.

              PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER

                 AS OF JUNE 30, 1995 (IN THOUSANDS OF DOLLARS)

                                             FOSTER WHEELER    AHLSTROM      PRO FORMA        PRO FORMA
                                              CORPORATION      PYROPOWER    ADJUSTMENTS        COMBINED
                                             --------------    ---------    -----------       ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................   $  199,725      $  17,075     $  45,000(C1)    $  191,800
                                                                               (70,000)(C2)
  Short-term investments....................       96,157                      (20,000)(C2)       76,157
  Accounts and notes receivable.............      585,764         95,356                         681,120
  Contracts in process......................      242,326                                        242,326
  Inventories...............................       35,847         16,605        (2,800)(C6)       49,652
  Prepaid and refundable income taxes.......       46,537                                         46,537
  Prepaid expenses..........................       15,608          5,134                          20,742
                                               ----------       --------      --------        ----------
     Total current assets...................    1,221,964        134,170       (47,800)        1,308,334
  Land, buildings and equipment -- net......      566,212         52,036        35,000(C4)       638,448
                                                                               (14,800)(C6)
  Notes and accounts receivable --
     long-term..............................       57,831            976                          58,807
  Investments and advances..................       52,686          8,874        (6,500)(C1)       55,060
  Cost in excess of net assets of
     subsidiaries acquired..................       67,563                      147,129(C4)       214,692
  Deferred charges and prepaid
     pension cost...........................      221,335         16,968       (16,968)(C3)      215,335
                                                                                (6,000)(C6)
  Deferred income taxes.....................        3,958                                          3,958
                                               ----------       --------      --------        ----------
          TOTAL ASSETS......................   $2,191,549      $ 213,024     $  90,061        $2,494,634
                                               ==========       ========      ========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current installments on long-term debt....   $   32,669      $      22                      $   32,691
  Bank loans................................      110,070          7,196                         117,266
  Accounts payable and accrued expenses.....      333,528         56,239     $  20,000(C4)       430,467
                                                                                20,700(C6)
  Estimated costs to complete long-term
     contracts..............................      339,252        111,610                         450,862
  Advance payments by customers.............       89,565          5,694                          95,259
                                                                                (3,000)(C5)
  Income taxes..............................       34,309                       (3,000)(C6)       28,309
                                               ----------       --------      --------        ----------
     Total current liabilities..............      939,393        180,761     $  34,700         1,154,854
  Long-term debt, less current
     installments...........................      515,618          2,836       120,000(C2)       638,454
  Deferred income taxes.....................       21,733                                         21,733
  Other long-term liabilities, deferred
     credits and postretirement benefits
     other than pensions and minority
     interest in subsidiary companies.......      226,551          3,088         1,700(C6)       231,339
                                               ----------       --------      --------        ----------
          TOTAL LIABILITIES.................    1,703,295        186,685       156,400         2,046,380
TOTAL STOCKHOLDERS' EQUITY                                                       3,000(C5)
                                                                                45,000(C1)
                                                                               (71,339)(C1)
                                                  488,254         26,339       (43,000)(C6)      448,254
                                               ----------       --------      --------        ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY....................................   $2,191,549      $ 213,024     $  90,061        $2,494,634
                                               ==========       ========      ========        ==========

 The accompanying notes to the pro forma unaudited condensed combined financial data
                       are an integral part of this data.

         PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF EARNINGS

       FOSTER WHEELER CORPORATION AND SUBSIDIARIES AND AHLSTROM PYROPOWER

  FOR THE YEAR ENDED DECEMBER 30, 1994 AND THE SIX MONTHS ENDED JUNE 30, 1995
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                YEAR 1994                                       SIX MONTHS 1995
                             ------------------------------------------------   ------------------------------------------------
                               FOSTER                  PRO FORMA                  FOSTER                  PRO FORMA
                               WHEELER     AHLSTROM     ADJUST-    PRO FORMA      WHEELER     AHLSTROM     ADJUST-    PRO FORMA
                             CORPORATION   PYROPOWER   MENTS(C5)    COMBINED    CORPORATION   PYROPOWER   MENTS(C5)    COMBINED
                             -----------   ---------   ---------   ----------   -----------   ---------   ---------   ----------
REVENUES:
  Operating revenues.......  $2,234,441    $226,334                $2,460,775   $1,314,726    $135,792                $1,450,518
  Other income.............      36,682       4,647    $ (3,000 )      38,329       15,149         436    $ (1,500 )      14,085
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
         Total Revenues....   2,271,123     230,981      (3,000 )   2,499,104    1,329,875     136,228      (1,500 )   1,464,603
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
COSTS AND EXPENSES:
  Cost of operating
    revenues...............   1,909,893     225,913     (39,300 )   2,096,506    1,134,056     148,590     (25,400 )   1,257,246
  Selling, general and
    administrative
    expenses...............     203,445          --      38,900       242,345      110,909          --      25,200       136,109
  Other deductions.........      45,906       6,085       8,200        60,191       27,049       3,068       4,100        34,217
  Minority interest........       5,012        (923 )                   4,089        1,804        (342 )                   1,462
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
         Total Costs and
           Expenses........   2,164,256     231,075       7,800     2,403,131    1,273,818     151,316       3,900     1,429,034
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
Earnings before income
  taxes....................     106,867         (94 )   (10,800 )      95,973       56,057     (15,088 )    (5,400 )      35,569
Provision/(benefit) for
  income taxes.............      41,457       2,006      (3,780 )      39,683       19,287        (556 )    (4,890 )      13,841
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
Net earnings/(loss)........  $   65,410    $ (2,100 )  $ (7,020 )  $   56,290   $   36,770    $(14,532 )  $   (510 )  $   21,728
                             ==========    ========    ========    ==========   ==========    ========    ========    ==========
Earnings per share.........  $     1.83          --          --    $     1.57   $     1.03          --          --    $      .61

 The accompanying notes to the pro forma unaudited condensed combined financial data
                       are an integral part of this data.

                          NOTES TO PRO FORMA UNAUDITED
                       CONDENSED COMBINED FINANCIAL DATA

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER
                           (IN THOUSANDS OF DOLLARS)

1. The acquisition of Pyropower by the Company will be accounted for as a purchase. The resulting adjustments, which include the effects of converting the Pyropower financial data to U.S. generally accepted accounting principles, are based on the historical consolidated financial statements of the Company and Pyropower as well as the financing of the transaction. Final adjustments will be based upon the fair market value of the assets and liabilities of Pyropower and a payment based upon bookings of Pyropower in 1995, which payment the Company has estimated to be approximately $20 million (the "Bookings Payment"). Management does not expect the aggregate of such adjustments to exceed $2 million in either direction. The pro forma statements of earnings were translated using average exchange rates during the periods. The pro forma balance sheet was translated using the exchange rate at June 30, 1995.

     The pro forma unaudited condensed financial data is based on the following:

     (a) The acquisition was assumed to have occurred as of June 30, 1995 for balance sheet purposes and on January 1, 1994 for statements of earnings purposes.

     (b) The purchase price was funded initially by the long-term Revolving Credit Facilities established on September 20, 1995 with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. One facility is a short-term revolving credit facility of $200 million with a maturity of 364 days and the second is a $300 million revolving credit facility with a maturity of four years.

     (c) The pro forma adjustments to reflect the effects of the transaction are as follows:

         (1) To record the infusion of $45,000 of cash by A. Ahlstrom Corporation to fund the working capital deficiency required by
              Section 3.3 of the Purchase Agreement and to eliminate Pyropower's equity accounts of $71,339 which include the revaluation of investments of $6,500 made under International Accounting Standards.

         (2) To reflect the sources of the consideration paid for the estimated purchase price of $200,000, plus estimated direct costs of $10,000 to be incurred in consummating the acquisition:

              Cash.................................................................  $ 30,000
              Short-term investments...............................................    20,000
              Cash acquired........................................................    40,000
              Long-term Revolving Credit Facilities................................   120,000
                                                                                     --------
                                                                                     $210,000
                                                                                     ========

         (3) To eliminate purchased negative goodwill and capitalized research and development costs aggregating $16,968.

         (4)  To reflect estimated net assets acquired:

              Estimated purchase price including the estimated Bookings Payment of
                $20 million (see 2 above)..........................................  $210,000
              Plus: Estimated amounts related to employee redundancy, relocation and facilities closing costs incidental to the acquisition of
              Pyropower............................................................    20,000*
              Less: net assets of Pyropower........................................   (71,339)
                                                                                     --------
              Excess of purchase price over carrying value of net assets acquired...........................................................  $158,661
                                                                                     ========
              Allocated to:
                   Land, buildings and equipment...................................  $ 35,000
                   Intangibles.....................................................   147,129
                   Purchased negative goodwill and capitalized research and
                   development costs...............................................   (16,968)
                   Revaluation of investments......................................    (6,500)
                                                                                     --------
                                                                                     $158,661
                                                                                     ========

             * Capitalized costs of $20 million referred to above reflect Management's estimate of the costs related to severance for and relocation of Pyropower employees and the costs associated with the closing of certain Pyropower facilities. In accordance with APB 16 and FTB 85-5, such estimate does not include any costs related to existing Foster Wheeler Corporation personnel or facilities, nor does it include any indirect or general expenses related to the acquisition. An approximation of expense categories is as follows:

                    Duplicate research and development facilities...................  $12,000
                    Closure of excess manufacturing facilities......................    5,000
                    Redundancy in sales, general and administrative
                      areas-severance...............................................    3,000
                                                                                      -------
                              Total.................................................  $20,000
                                                                                      =======

         (5) To reflect the adjustments to the pro forma condensed combined statements of earnings, as follows:

                                                                                        SIX
                                                                             YEAR      MONTHS
                                                                             1994       1995
                                                                           --------   --------
              Interest income(i).........................................  $ (3,000)  $ (1,500)
                                                                           ========   ========
              Cost of operating revenues:
              Depreciation(ii)...........................................  $  1,400   $    700
              Research and development costs(iii)........................    (1,800)      (900)
              Selling, general, and administrative expenses(iv)..........   (38,900)   (25,200)
                                                                           --------   --------
                                                                           $(39,300)  $(25,400)
                                                                           ========   ========
              Other deductions:
              Amortization of cost in excess of net assets acquired(v)...  $  4,000   $  2,000
              Interest expense (vi)......................................     7,200      3,600
              Interest expense (vii).....................................    (3,000)    (1,500)
                                                                           --------   --------
                                                                           $  8,200   $  4,100
                                                                           ========   ========

             (i) The reduction of interest income relates to the use of $50,000 of the Company's cash and short-term investments to finance the acquisition and was calculated based on historical returns for the periods presented.

             (ii) Estimated incremental depreciation expense resulting from costs allocated to buildings and equipment based on preliminary, third-party appraisals. The estimated economic lives assigned to acquired building and equipment will be approximately 25 to 40 years and 10 to 20 years, respectively, unless appraisals indicate different useful lives.

             (iii) The amortization of capitalized research and development costs was eliminated to reflect the fact that such costs were written off at January 1, 1994 as required by U.S. generally accepted accounting principles.

             (iv) To reclassify Pyropower's selling, general and administrative expenses from cost of operating revenues to conform to the Company's presentation.

             (v) Management has estimated that a composite useful life for intangibles of approximately 35 years will be used based upon the continued viability and application of the acquired "circulating fluidized bed (CFB)" technology in the market place, which technology is not subject to rapid obsolescence
                   .

             (vi) Interest expense was calculated based on the current rate of six percent available to the Company under each of the Revolving Credit Facilities.

             (vii) Interest expense on prior intercompany notes which were capitalized under the Purchase Agreement.

             (viii) Income tax benefit ($3 million) was calculated under SFAS
                    109 based upon the allowable losses incurred in the United States only, since foreign losses would have resulted in a full valuation allowance due primarily to uncertainty of future foreign earnings. This is the only reconciling tax adjustment between IAS and U.S. GAAP.

         (6) To reflect the estimated effects of the reorganization charge to be recorded in the fourth quarter of 1995. Such charge has not been reflected in the pro forma statements of earnings as it is considered to be nonrecurring. An estimated tax benefit of $3 million has been included. The components of the reorganization charge which relate to the business of Foster Wheeler Corporation are as follows:

              Inventory.............................................................  $ 2,800
              Land, buildings and equipment.........................................   14,800
              Deferred charges and prepaid pension costs............................    6,000
              Accounts payable and accrued expenses.................................   20,700
              Other long-term liabilities...........................................    1,700
                        Total.......................................................   46,000
              Less tax benefit......................................................    3,000
                        Net reorganization charge...................................  $43,000

         (7) Based on Management's review of accounting for pensions, differences between International Accounting Standards and U.S. generally accepted accounting principles are not considered material.

             - The income tax provision (benefit) was adjusted to reflect income taxes on pro forma adjustments, assuming a 35 percent tax rate.

PROSPECTUS
                                  $500,000,000

                           FOSTER WHEELER CORPORATION
                                   SECURITIES
                          ---------------------------

     Foster Wheeler Corporation ("Foster Wheeler" or the "Company") may offer from time to time, together or separately, up to $500,000,000 aggregate principal amount, or its equivalent based on the applicable exchange rate at the time of the offering, of its (i) debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"); (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary receipts (the "Depositary Shares") that will represent a fraction of a share of Preferred Stock; (iii) shares of common stock (the "Common Stock"); and (iv) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), in each case in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and the Warrants are collectively called the "Securities."

     The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities.

     If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

     The Common Stock is listed on the New York Stock Exchange under the symbol "FWC." The Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
       CRIMINAL OFFENSE.

                          ---------------------------

     The Securities may be sold directly to purchasers or through agents, underwriters, including the underwriter listed below (the "Underwriters") or dealers. The Prospectus Supplement applicable to each sale of Securities hereunder will set forth the names of each such Underwriter, the proposed amounts to be purchased by the Underwriters and the compensation of such Underwriters. Pricing information and net proceeds to the Company from the sale of such Securities will also be set forth in such Prospectus Supplement. See "Plan of Distribution" herein.

                          ---------------------------

                                LEHMAN BROTHERS
October 31, 1995

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF AND THEREOF.

                             AVAILABLE INFORMATION

     Foster Wheeler is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the New York regional office of the Commission, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement filed by Foster Wheeler with the Commission under the Securities Act of 1933, as amended (the "Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus:

     (a) the Company's Annual Report on Form 10-K (Commission File No. 1-286-2) for the fiscal year ended December 30, 1994, as amended on Form 10-K/A, dated October 23, 1995;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as amended on Form 10-Q/A, dated October 23, 1995;

     (c) the Company's Proxy Statement for the Annual Meeting of Stockholders on April 25, 1995, filed with the Commission on March 17, 1995; and

     (d) the Company's Current Report on Form 8-K, dated September 25, 1995 and its Current Report on Form 8-K, dated October 12, 1995, as amended on Form 8-K/A, dated October 31, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference to this Prospectus and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Foster Wheeler will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Thomas R. O'Brien, Esq., General Counsel, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809, telephone number (908) 730-4000.

                                  THE COMPANY

     Foster Wheeler is a global company providing engineering services and products to a broad range of industries through its Engineering and Construction, Energy Equipment and Power Systems Groups. Primary industries served by the Company include petroleum refining, petrochemicals, chemicals, pharmaceuticals and power generation. The services provided include design, engineering, construction, project development and management, research, plant operations and environmental services. The products include pulverized coal boilers and circulating fluidized bed steam generators, power generation facilities, chemical separation equipment and fired heaters.

     The executive offices of Foster Wheeler, a New York corporation organized in 1900, are located at Perryville Corporate Park, Clinton, New Jersey 08809, and the general telephone number is (908) 730-4000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                              YEAR ENDED DECEMBER 31,
SIX MONTHS ENDED     -----------------------------------------
 JUNE 30, 1995       1994     1993     1992     1991     1990
----------------     -----    -----    -----    -----    -----
      3.07            3.38     3.26     2.49     2.30     2.01

     The ratio of earnings to fixed charges was calculated based on information from the Company's books and records. In computing the ratio of earnings to fixed charges, earnings consist of net earnings/loss of the Company and its consolidated subsidiaries, plus income taxes, plus, in 1992, the cumulative effect of a change in accounting principle relating to the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," plus fixed charges and capitalized interest amortized, less capitalized interest and equity earnings of non-consolidated associated companies accounted for by the equity method, net of dividends. Fixed charges consist of interest costs on borrowed funds, including capitalized interest, commitment fees, and a reasonable approximation of the imputed interest on non-capitalized lease expense. There were no preferred shares outstanding during any of the periods indicated and therefore the ratio of earnings to combined fixed charges and preferred share dividend requirements would have been the same as the ratio of earnings to fixed charges for each period indicated.

                                USE OF PROCEEDS

     Unless otherwise set forth in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include repayment, reduction and/or refinancing of existing indebtedness, including acquisition indebtedness, working capital, capital expenditures and additional acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), a copy of the form of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Securities and the Indenture, as modified or superseded by any applicable Prospectus Supplement, are brief summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Capitalized terms are defined in the Indenture unless otherwise defined herein. Whenever any term defined therein is referred to, such definition is incorporated herein by reference.

GENERAL

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that additional Debt Securities may be issued in one or more series thereunder up to the aggregate principal amount that may be authorized from time to time by the Company's Board of Directors. The Debt Securities will be either unsecured senior obligations of the Company and will rank equally and ratably with all other unsecured unsubordinated indebtedness of the Company or subordinated to Senior Debt (as defined in the Indenture). The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company as described below under "Subordinated Debt" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

     Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities: (i) the specific designation of the Debt Securities; (ii) the denominations in which such Debt Securities are authorized to be issued;
(iii) the aggregate principal amount of such Debt Securities; (iv) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (v) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (vii) the times and places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) the date, if any, after which such Debt Securities may be redeemed and the redemption prices; (ix) the date or dates on which interest, if any, will be payable and the record date or dates therefor or the method by which such date or dates will be determined; (x) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(xi) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (xii) the terms and conditions, if any, pursuant to which the Debt Securities are convertible or exchangeable into Common Stock or Preferred Stock or other debt securities, including the conversion or exchange price, the conversion or exchange period and other conversion or exchange provisions; (xiii) the currency or currency units for which such Debt Securities may be purchased or in which such Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable; (xiv) any index or formula used to determine the amount of payments of principal of and premium, if any, and interest; (xv) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xvi) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date;
(xvii) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (xviii) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (xix) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; and (xx) any other terms pertaining to such Debt Securities not inconsistent with the provisions of the Indenture. Debt Securities may also be issued under the Indenture upon the exercise of Debt Warrants. See "Description of Warrants -- Debt Warrants." Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     Some of the Debt Securities may be issued at a discount (bearing no interest or interest at below market rates) ("Discount Securities") to their stated principal amount. United States Federal income tax consequences and other special considerations applicable to any such Discount Securities or any Debt Securities which are denominated in a currency or composite currency other than United States dollars will be described in the applicable Prospectus Supplement.

     Since the Company is a holding company, the rights of the Company, and hence the right of creditors of the Company (including the holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization otherwise is necessarily subject to the prior claims of creditors of any such subsidiary except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not provide for redemption at the option of a Holder nor necessarily afford Holders thereof protection in the event of a highly leveraged or other transaction that may adversely affect such Holders, except to the extent described under "-- Consolidation, Merger and Sale of Assets." Such covenants may not be waived or modified by the Company or its Board of Directors, although holders of Debt Securities could waive or modify such covenants as more fully described below under "-- Modification and Waiver."

CONVERSION OR EXCHANGE OF DEBT SECURITIES

     If so indicated in the applicable Prospectus Supplement with respect to a particular series of Debt Securities, such series will be convertible or exchangeable into Common Stock, Preferred Stock or other debt securities on the terms and conditions set forth therein. Such terms will include provisions as to whether conversion is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock, Preferred Stock or other securities of the Company to be received by the holders of Debt Securities would be calculated according to the market price of Common Stock, Preferred Stock or other securities of the Company as of a time stated in the Prospectus Supplement. The applicable Prospectus Supplement will indicate restrictions on ownership that may apply in the event of a conversion or exchange.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of such Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the Prospectus Supplement. Bearer Debt Securities will be transferrable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Debt Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

Definitions

     "Attributable Debt" is defined to mean as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum, compounded semi-annually, implicit in the terms of such lease, as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recently prepared balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with United States generally accepted accounting principles.

     "Debt" with respect to any Person is defined to mean (i) any debt (a) for money borrowed, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances; (ii) any debt of others described in the preceding clause (i) which such Person has guaranteed or for which it is otherwise directly liable; (iii) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and (iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii); provided, however, that, in computing the Debt of any Person, there shall be excluded any particular Debt if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of Debt if permitted by the instrument creating such Debt) in the necessary amount to pay, redeem or satisfy such Debt as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

     "Existing Debt" is defined to mean all Debt outstanding on the date of issuance of a particular series of Securities.

     "Permitted Secured Debt" means all Debt (i) permitted under the covenant described in "-- Limitation on Liens" and (ii) to which the covenant described in "-- Limitation on Liens" is expressly inapplicable.

     "Principal Property" is defined to mean any facility owned by the Company or any Subsidiary, in each case, the gross book value of which on the date of determination exceeds 1% of Consolidated Net Tangible Assets.

     "Restricted Subsidiary" is defined to mean any Subsidiary of the Company which owns, directly or indirectly, a Principal Property and any Subsidiary which, in the opinion of the Board of Directors or any duly authorized committee thereof, is of material importance to the Company.

     "Senior Debt" is defined to mean the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Debt of the Company, whether any such Debt exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date, other than (i) Debt that by its terms or by operation of law is subordinated to or on a parity with the Debt Securities and (ii) Debt owed to a subsidiary or partnership of the Company.

     "Subsidiary" is defined to mean a corporation of which securities having ordinary voting power, in the absence of contingencies, to elect a majority of directors, are owned directly or indirectly by the Company.

     "Working Debt" means Debt incurred by subsidiaries of the Company organized outside the United States for (i) working capital in the ordinary course of business that is repayable within three years or (ii) hedging currency risk relating to contracts with customers for the delivery of products and services with proceeds segregated and identified and limited to investments and uses designed to accomplish such purpose.

Limitation on Liens

     The Company will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Debt secured after the date of the Indenture by pledge of, or mortgage or other lien on ("Lien"), any Principal Property of the Company or any Subsidiary, or any shares of stock or Debt of any Subsidiary without effectively providing that the Debt Securities of all series issued pursuant to the Indenture (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding which would otherwise be prohibited, plus all Attributable Debt of the Company and its Subsidiaries in respect of sale and leaseback transactions (as defined in
"-- Restrictions on Sales and Leasebacks") occurring after the date of the Indenture and existing at such time which would otherwise be prohibited by the covenant described in "-- Restrictions on Sales and Leasebacks", would not exceed 5% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

          (1) Liens on property, capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost or commencement of operation thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the acquisition of such property or shares or Debt, the completion of any such construction and the commencement of operation for the purpose of financing all or any part of the purchase price or construction cost or commencement of operation thereof, provided that any such Liens shall only extend to the above-described property or property on which the above-described property is situated;

          (2) Liens on property of, or on any shares of stock or Debt of, any corporation or other Person existing at the time such corporation becomes a Restricted Subsidiary;

          (3) Liens on property of, or on any shares of capital stock or Debt of any corporation or other Person existing at the time such corporation or other Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of sale, lease or other disposition of all or substantially all the properties of a corporation or other Person to the Company;

          (4) Liens (a)(i) in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or (ii) in favor any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, or (b)(i) for taxes, assessments or governmental charges or levies in each case not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, and (ii) for materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Liens, or deposits to obtain the release of such Liens;

          (5) Liens on any property or assets of any Restricted Subsidiary to secure Debt owing by it to the Company or any other Restricted Subsidiary;

          (6) Liens arising out of judgments or awards against the Company or any subsidiary that the Company or such subsidiary is contesting in good faith;

          (7) Liens made in favor of any customer arising in the ordinary course of business of the Company or any subsidiary in respect of payments made by or on behalf of such customer for goods produced or services rendered to such customer;

          (8) Liens existing at the date of the Indenture;

          (9) Liens created to secure the financing of cogeneration, waste-to-energy or other operating or construction projects, but only to the extent that the Debt associated with any such transaction is limited in recourse to the assets, contractual rights and revenues of the particular project being financed and any such Lien does not extend beyond the assets, contractual rights and revenues of such project and the capital stock of the corporation owning such project, and any extension, renewal, refunding, replacement or refinancing (or successive extensions, renewals, replacements, refundings or refinancings) as a whole or in part of any Liens referred to in this clause (9); and

          (10) Any extension, renewal, refunding or replacement (or successive extensions, renewals, refundings or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) through (3) and (8), inclusive; provided, however, that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Debt secured by such Lien at such time is not increased.

Restrictions on Sales and Leasebacks

     The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Subsidiary of any Principal Property which has been owned and operated by the Company or such Subsidiary for more than 180 days and which has been sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been advanced by such lender or investor (each, a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and its Subsidiaries in respect of such sale and leaseback transactions occurring after the date of the Indenture and existing at such time which would otherwise be prohibited under the covenant described in "-- Restrictions on Sales and Leasebacks" plus all secured Debt then outstanding of the Company and its Subsidiaries incurred after the date of the Indenture which would otherwise be prohibited by the covenant described in "-- Limitation on Liens", would not exceed 5% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, Attributable Debt with respect to any sale and leaseback transaction under any of the following circumstances:

          (1) the lease in such sale and leaseback transaction is for a period, including renewals, of not in excess of three years; or

          (2) the property which is the subject of the sale and leaseback transaction is property capable of being subject to a Lien described in clauses (1), (2), (3), (8) or (9) in the covenant described in "-- Limitation on Liens"; or

          (3) the Company or a Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the lesser of (i) Attributable Debt or (ii) the net proceeds of any such sale or transfer to (i) the acquisition of other Principal Property of equal fair market value (as determined by the Board of Directors or any duly authorized committee thereof) or (ii) the retirement of indebtedness for pari passu borrowed money (including Securities of any Series).

Limitation on Debt Incurred by Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary to directly or indirectly, incur, assume or suffer to exist any Debt, unless, after giving effect thereto, the aggregate amount of then outstanding Debt incurred by all Restricted Subsidiaries, excluding all Secured Debt and Attributable Debt in respect of sale and leaseback transactions, shall not exceed 10% of Consolidated Net Tangible Assets. The immediately preceding sentence shall not apply to the incurrence or issuance of (a) Existing Debt, (b) Working Debt, (c) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary as a result of the merger or acquisition of such Restricted Subsidiary, (d) Debt of any corporation existing at the time such corporation becomes a Restricted Subsidiary and (e) Permitted Secured Debt.

EVENTS OF DEFAULT

     The following are Events of Default with respect to Debt Securities of each series:

          (1) default in the payment of any installment of interest, if any, upon any of the Debt Securities of such series as and when it shall become due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of, or any premium on, any of the Debt Securities of such series as and when the same shall become due and payable either at Stated Maturity, upon redemption, by declaration or otherwise; or

          (3) default in the payment of any sinking fund payment, when and as due and payable by the terms of the Debt Securities of such series; or

          (4) default in the performance, or breach, of any covenant of the Company in the Indenture or the Debt Securities of such series (other than a covenant a default in the performance or a breach of which is otherwise specified as an Event of Default or which has expressly been included in the Indenture and designated as being solely for the benefit of such series of Debt Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debt Securities of such series then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

          (5) default resulting in acceleration of or failure to pay at maturity
     (i) other Debt of the Company or Debt that the Company has guaranteed where the aggregate principal amount so accelerated exceeds $15 million or (ii) Debt of any Subsidiary which the Company has directly assumed or on which the Company has otherwise become directly liable as a result of the exercise of remedies upon the occurrence of a default by such Subsidiary in the performance of its obligations under any agreement guaranteed by the Company in a principal amount of $15 million or more; without such involuntary acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; provided, however, that, if such default shall be remedied or cured by the Company or waived by the holders of such indebtedness before any judgement or decree for the payment of money due shall have been obtained or entered, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without any action on the part of the Trustee or any of the holders; or

          (6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (7) the Company shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or substantially all of its property, or make any general assignment for the benefit of creditors; or

          (8) any other Event of Default provided with respect to Debt Securities of such series.

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal amount (or, if the Debt Securities of such series are Discount Securities (as defined in the Indenture), such portion of the principal as may be specified in the terms of such series) of all of the Debt Securities of such series and any premium and interest accrued thereon to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) and any premium and interest accrued thereon shall become immediately due and payable.

     However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See also
"-- Modification and Waiver."

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected thereby (each such series voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal, or any installment of principal of or interest on, any Debt Security,
(b) reduce the principal amount thereof, or reduce any premium thereof or change the time of payment of any premium thereon, (c) reduce the rate or change the time of payment of interest thereon, if any, (d) reduce any amount payable on redemption of any such Security (if any),
(e) reduce the Overdue Rate thereof, (f) change the place or currency of payment of principal of, or any premium or interest thereon, (g) reduce the amount of principal of any Discount Security payable upon acceleration of the Maturity thereof or the amount thereof provable in bankruptcy, (h) impair, if applicable, any right of repayment at the option of the Holder, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (k) alter or impair the right of any Holder to convert or exchange Securities of any series, if applicable, at the rate and upon the terms established pursuant to the Indenture.

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all Debt Securities of that series, direct the Trustee as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it and may waive any past default under the Indenture with respect to Debt Securities of that series, except a default not theretofore cured in the payment of the principal of (or premium, if any) or interest on any Debt Securities of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

     The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the Holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to, change or eliminate any provision affecting Debt Securities not yet issued; (v) to secure the Debt Securities; (vi) to establish the form or terms of Debt Securities; (vii) to evidence and provide for a successor Trustee; and (viii) to cure any ambiguity or correct any mistake or to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any Holder of Debt Securities of any series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any Person, and any other Person may not consolidate or merge with or into, the Company, unless (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases all or substantially all the assets of the Company is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the Company's obligations under the Debt Securities and under the Indenture, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing (provided that a transaction will only be deemed to be in violation of this condition (ii) as to any series of Debt Securities as to which such Event of Default or such event shall have occurred and be continuing), and (iii) certain other conditions are met.

SATISFACTION, DISCHARGE, AND DEFEASANCE PRIOR TO MATURITY OR REDEMPTION

Covenant Defeasance of any Series

     If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption of the Debt Securities of any series, money and/or Government Obligations in such amounts and maturing at such times such that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on such series of Debt Securities at the Stated Maturity of such principal or installment of principal or interest, as the case may be, then the Company may omit to comply with certain of the terms of the Indenture with respect to that series of Debt Securities, including any or all of the restrictive covenants described above or in any Prospectus Supplement, and the Events of Default described in clauses (4) and (5) under "Events of Default" shall not apply. Defeasance of Debt Securities of any series is subject to the satisfaction of certain conditions, including among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Trustee by the Company of an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (3) such covenant defeasance will not cause any Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such covenant defeasance will not result in a breach of, or constitute a default under, any instrument by which the Company is bound and (5) such covenant defeasance shall not cause the Trustee for the Securities of such series to have a "conflicting interest" for purposes of the Trust Indenture Act with respect to any securities of the Company. If indicated in the Prospectus Supplement relating to a series of Debt Securities, in addition to the obligations of the United States of America or obligations guaranteed by the United States of America, Government Obligations may include obligations of the government, and obligations guaranteed by such government, issuing the currency or currency unit in which Debt Securities of such series are payable.

Defeasance of any Series

     Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, the Company may also omit to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities, and any Events of Default with respect thereto shall not apply, and thereafter, the Holders of Debt Securities of such series shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Trustee by the Company of an Opinion of Counsel, which refers to or is based on a ruling of the Internal Revenue Service or a change in the applicable United States Federal income tax law occurring after the date of the Indenture, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance, and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (3) such defeasance will not cause any Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such defeasance will not result in a breach of, or constitute a default under, any instrument by which the Company is bound and (5) such defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest for the purpose of the Trust Indenture Act with respect to any securities of the Company.

SENIOR DEBT

     The Debt Securities that will be designated and will constitute part of the Senior Debt of the Company, will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     The Debt Securities may be subordinated and junior in right of payment, to the extent set forth in the applicable Prospectus Supplement, to all Senior Debt.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     Harris Trust and Savings Bank is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar and Paying Agent with regard to the Debt Securities. The Company has customary banking relationships with the Trustee and certain of its affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and By-laws, as amended (the "By-laws") which documents are exhibits to this Registration Statement.

     The Company is authorized to issue up to 80,000,000 shares of Common Stock, par value $1.00, and up to 1,500,000 shares of Preferred Stock, no par value. As of June 30, 1995 there were 35,857,427 shares of Common Stock and no shares of Preferred Stock outstanding. Of the 1,500,000 shares of authorized Preferred Stock, 400,000 shares have been reserved and designated as "Series A Junior Participating Preferred Stock."

PREFERRED STOCK

     General. The following summary contains a description of certain general terms of the Company's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

     The Board of Directors of the Company has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations or titles, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company, sinking fund provisions, conversion provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company; provided that, the Board of Directors shall fix such provisions as will, at a minimum, entitle the holders of such Preferred Stock, voting as a class, to elect at least two directors upon default of the equivalent of six quarterly dividends, such right to continue until cumulative dividends have been paid in full, or until non-cumulative dividends have been paid regularly for at least a year, and require the affirmative approval of at least two-thirds of the outstanding Preferred Stock as a prerequisite to any amendment to the Certificate or By-laws altering materially any existing provision of such Preferred Stock. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     Rank. Any series of Preferred Stock will, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock (the "Junior Liquidation Securities"); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock ("Parity Liquidation Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock (the "Senior Liquidation Securities"). In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock ("Parity Dividend Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

     Dividends. Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "-- Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     No full dividends may be declared or paid out of funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Parity Dividend Securities. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with the Parity Dividend Securities.

     Conversion and Exchange. The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company.

     Redemption. A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Liquidation Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Liquidation Securities, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock. If the holders of the Preferred Stock of any series and any other Parity Liquidation Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Liquidation Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled (unless the applicable Prospectus Supplement indicates otherwise) to any further participation in any distribution of assets of the Company. The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance.

     Voting Rights. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock as specified in the third paragraph under "-- General" above, or except as expressly required by applicable law or the Certificate, the holders of shares of Preferred Stock will have no voting rights.

     Preferred Share Purchase Rights. On September 22, 1987, the Corporation's Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each share of the Company's Common Stock outstanding as of October 2, 1987. Each Right allows the shareholder to purchase 1/100th of a share of a new series of preferred stock of the Company at an exercise price of $75. Rights are exercisable only if a person or group acquires 20% or more of the Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 20% or more of the Common Stock. The Rights, which do not have the right to vote or receive dividends, expire on October 2, 1997 and may be redeemed, prior to becoming exercisable, by the Board of Directors at $.02 per Right or by shareholder action with an acquisition proposal. In connection with such dividend, 400,000 shares of Preferred Stock reserved and designated as "Series A Junior Participating Preferred Stock" were authorized for issuance.

     If any person or group acquires 20% or more of the outstanding Common Stock, the "flip-in" provision of the Rights will be triggered and the Rights will entitle a holder (other than such person or any member of such group) to acquire a number of additional shares of the Corporation's common stock having a market value of twice the exercise price of each Right.

     In the event the Company is involved in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the Right's then current exercise price, a number of the acquiring company's common stock having a market value at that time of twice the Rights' exercise price.

     The existence of the Rights Plan and the Rights may, under certain circumstances discourage, delay or prevent a change in control of the Company.

DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Deposit Receipt, included as exhibits to the Registration Statement of which this Prospectus is a part.

     General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event the Company so elects, the Depositary will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary that is a bank or trust company having its principal offices in the United States and having a combined capital surplus of at least the amount set forth in the Deposit Agreement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary shall, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of the Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     Redemption of Stock. If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares will be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

     Voting Deposited Preferred Stock. Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement. The form of the Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially prejudices any substantial right of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the record holders of a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated by the Company or by the Depositary only after (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or Common Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least the amount set forth in the Deposit Agreement.

     Miscellaneous. The Depositary will forward all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement will be limited to performance in good faith of its duties thereunder, and it will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. The Depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

COMMON STOCK

     Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all action to be taken by shareholders except for certain transactions described in the Company's Restated Certificate of Incorporation and in the New York Business Corporation Law. See "Corporate Provisions." In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

     Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available for such purpose, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and subject to restrictions and limitations that may be contained in the Company's loan agreements. See "-- Preferred Stock -- Preferred Share Purchase Rights."

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue together with other Securities or separately, warrants for the purchase of (i) Debt Securities ("Debt Warrants"), (ii) Common Stock ("Common Stock Warrants") or (iii) Preferred Stock ("Preferred Stock Warrants"). The Company may also issue, together with Debt Securities or Debt Warrants or separately, currency warrants ("Currency Warrants" and together with Debt Warrants, Common Stock Warrants, the "Warrants") either in the form of Currency Put Warrants or Currency Call Warrants (as defined below).

     The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as agent, all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the Warrants reflecting the provisions to be included in such agreements that will be entered into with respect to particular offerings of each type of warrant are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The following summaries of certain provisions of the Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of each Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain capitalized terms not defined herein.

DEBT WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of United States Federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

     Exercise of Debt Warrants. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following: (1) the offering price of such Common Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Common Stock Warrants; (3) the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of United States Federal income tax considerations applicable to the exercise of Common Stock Warrants; (6) call provisions of such Common Stock Warrants, if any; and (7) any other terms of the Common Stock Warrants.

     Prior to the exercise of their Common Stock Warrants, holders of the Common Stock Warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

     Exercise of Common Stock Warrants. Each Common Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Common Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

     Antidilution Provisions. Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Common Stock Warrant will be subject to adjustment in certain events, including (1) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock; (2) the issuance of rights, warrants or options to all holders of Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than the then current market price per share of the Common Stock; or (3) any distribution by the Company to the holders of its Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (1) above). No fractional shares will be issued upon exercise of Common Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

PREFERRED STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (1) the offering price of such Preferred Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (3) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of the United States Federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (6) call provisions of such Preferred Stock Warrants, if any; and (7) any other terms of the Preferred Stock Warrants.

     Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock purchasable upon such exercise.

     Exercise of Stock Warrants. Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Preferred Stock Warrants will become void.

     Preferred Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

CURRENCY WARRANTS

     The Company may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Currency Warrants in respect of which this Prospectus is being delivered, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire.

     Book-Entry Procedures and Settlement. Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of Global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

     Exercise of Currency Warrants. Each Currency Warrant will entitle the holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 p.m., New York City time, on the fifth New York Business Day preceding the expiration date, Currency Warrants will be deemed automatically exercised on the expiration date.

                              CORPORATE PROVISIONS

CERTIFICATE OF INCORPORATION AND BYLAWS

     The Company's Certificate and By-laws provide (i) for the classification of the Company's Board of Directors into three classes to be elected to staggered three-year terms (with the exception of Mr. David J. Roberts who is elected to a two-year term); (ii) that special meetings of shareholders may only be called pursuant to a resolution approved by a majority of the entire Board and (iii) subject to the rights of any series of Preferred Stock then outstanding, directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Company entitled to vote for the election of directors.

     The Company's Board of Directors believes that the provisions described above and the Rights described under "Description of Capital Stock -- Preferred Stock -- Preferred Share Purchase Rights" will help assure that all of the Company's shareholders will be treated similarly if certain kinds of business combinations are effected. However, these provisions also may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, and may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors.

NEW YORK BUSINESS CORPORATION LAW

     The New York Business Corporation Law (the "BCL") requires the affirmative vote of at least two-thirds of the voting power of the outstanding shares entitled to vote thereon to approve mergers or consolidations in which the Company would be merged or consolidated or the sale of all or substantially all the assets of the Company. New York law provides that mergers, consolidations and amendments of the Certificate must also be approved by a majority of each class of outstanding shares, voting separately as a class, if the merger, consolidation or amendment would (1) eliminate or limit the voting rights of the class, (2) subordinate the rights of the class or (3) change such shares or result in their conversion or in the modification of the terms on which they may be converted, but only if any such actions would adversely affect the holders thereof. Other amendments of the Certificate require the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon.

     In addition, Section 912 of the BCL provides that no "resident domestic corporation" (or any subsidiary) shall engage in a "business combination" with any "interested shareholder" (generally, a beneficial owner of 20% or more of the outstanding voting stock) unless (1) the business combination or the purchase of stock by the interested shareholder is approved by the board of directors prior to such shareholder's "stock acquisition date," (2) the business combination is approved by a majority of the voting power of the corporation's outstanding stock (excluding any stock owned by the interested shareholder) at a meeting called no earlier than five years after the stock acquisition date or
(3) the consideration paid to shareholders in the business combination (which may not occur until the expiration of five years from the stock acquisition date) is at least equal to the highest of certain specified amounts. As defined, a "resident domestic corporation" is a corporation incorporated in New York that either has its principal executive offices and significant business operations in New York, or that, alone or in combination with one or more subsidiaries of which it owns 80% or more of the voting stock, has at least 250 employees or 25% of the total number of employees of itself and such subsidiaries employed within New York, and that has 10% of its voting stock beneficially owned by residents of New York; a "business combination" includes a merger or consolidation, a sale of assets representing 10% or more of the corporation's consolidated earning power or market value, the issuance of stock amounting to 5% or more of the corporation's outstanding stock and a liquidation proposal made by the interested shareholder; and the "stock acquisition date" is the date on which a shareholder first becomes an interested shareholder.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company has a By-law provision requiring it to indemnify its directors and officers to the fullest extent permitted in certain circumstances, to advance expenses, to maintain insurance and to follow certain other procedures. Provisions of the Certificate eliminate the personal monetary liability of directors and officers for breaches of duty, except for (i) breaches of such person's duty of loyalty, (ii) those instances where such person is found not to have acted in good faith or in knowing violation of law, (iii) those instances where such person received an improper personal benefit as the result of such breach and (iv) acts in violation of Section 719 of the BCL.

TRANSFER AGENT

     The transfer agent for the Common Stock is Mellon Securities Trust Company.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Securities directly to purchasers, through agents, through underwriters, or through dealers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents or underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any condition except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters or agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                    EXPERTS

     The consolidated balance sheets as of December 30, 1994 and December 31, 1993 and the consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 30, 1994, incorporated by reference in the registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The combined financial statements of Ahlstrom Pyropower as of and for the year ended December 31, 1994 have been incorporated by reference herein and in the registration statement in reliance upon the reports, incorporated by reference herein, of KPMG Wideri OY AB, Coopers & Lybrand L.L.P., independent accountants (with respect to the consolidated financial statements of Ahlstrom Pyropower, Inc. and subsidiaries), and Deloitte & Touche LLP (with respect to Pyro-Pacific Operating Company), independent accountants, given upon the authority of said firms as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by White & Case, New York, New York, and certain legal matters will be passed upon by Thomas R. O'Brien, Esq., General Counsel of the Company, and for the underwriters, if any, by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

---------------------------------------------------------
---------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE U.S. UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...........  S-3
Recent Developments.....................  S-7
The Company.............................  S-7
Use of Proceeds.........................  S-15
Price Range of Common Stock and
  Dividends.............................  S-15
Capitalization..........................  S-16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................  S-17
Certain United States Federal Tax
  Considerations for Non-United States
  Holders of Common Stock...............  S-25
Underwriting............................  S-27
Index to Pro Forma Unaudited Condensed
  Combined Financial Data...............  P-1

               PROSPECTUS
Available Information...................  3
Incorporation of Certain Documents by
  Reference.............................  3
The Company.............................  4
Ratio of Earnings to Fixed Charges......  4
Use of Proceeds.........................  4
Description of Debt Securities..........  4
Description of Capital Stock............  15
Description of Warrants.................  20
Corporate Provisions....................  23
Plan of Distribution....................  24
Experts.................................  25
Legal Matters...........................  25

---------------------------------------------------------
---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                4,200,000 SHARES

                                FOSTER WHEELER
                                 CORPORATION
                                      LOGO

                                  COMMON STOCK

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                                           , 1995
                            ------------------------

                                LEHMAN BROTHERS

                              GOLDMAN, SACHS & CO.

                               SMITH BARNEY INC.

           ---------------------------------------------------------
           ---------------------------------------------------------

                                                     Pursuant to Rule 424(b)(2)
                                                     Registration No. 33-61809

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 1995

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 31, 1995)

                                4,200,000 SHARES

                                      LOGO
                          FOSTER WHEELER CORPORATION

                                  COMMON STOCK
                          ---------------------------

     Of the 4,200,000 shares of Common Stock being offered hereby, 840,000 shares are being offered in an international offering outside the United States and Canada by the International Managers (the "International Offering") and 3,360,000 shares are being offered in a concurrent offering in the United States and Canada by the U.S. Underwriters (the "U.S. Offering" and together with the International Offering, the "Offerings"). The public offering price and underwriting discounts and commissions are identical for both Offerings.

     The shares of Common Stock of the Company are listed on the New York Stock Exchange ("NYSE"). The last reported sales price of the Common Stock on the NYSE on October 31, 1995 was $37 1/2 per share.

     There are restrictions on the offer and sale of securities in the United Kingdom. All applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by any person in relation to securities in, from or otherwise involving the United Kingdom must be complied with. See "Underwriting." This document does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is unlawful.

                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                Underwriting
                                             Price to             Discounts           Proceeds to
                                              Public         and Commissions(1)       Company(2)
------------------------------------------------------------------------------------------------------
Per Share..............................           $                   $                    $
------------------------------------------------------------------------------------------------------
Total(3)...............................        $                   $                    $
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $500,000.

(3) The Company has granted the International Managers and the U.S. Underwriters a 30-day option to purchase up to an additional 126,000 and 504,000 shares of Common Stock, respectively, on the same terms as set forth above to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to
    Company will be $          , $          and $          , respectively. See
    "Underwriting."
                          ---------------------------

     The shares of Common Stock offered by this Prospectus Supplement are offered by the International Managers subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the International Managers and to certain further conditions. It is expected that delivery of the Common Stock will be made at the offices of
Lehman Brothers Inc., New York, New York, on or about             , 1995.
                          ---------------------------
LEHMAN BROTHERS
                     GOLDMAN SACHS INTERNATIONAL
                                          NATWEST SECURITIES LIMITED
                                                               SMITH BARNEY INC.
                                                                     UBS LIMITED

November   , 1995

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.






          MAP OF FOSTER WHEELER CORPORATION'S CURRENT MAJOR PROJECTS

(Selected projects currently in execution or in backlog as of October 15, 1995 with a contract price in excess of approximately $3 million.)

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated by reference herein and therein. As used in this Prospectus Supplement, "Foster Wheeler" and the "Company" refer to Foster Wheeler Corporation and its subsidiaries, unless the context requires otherwise. Unless otherwise indicated, all information in this Prospectus Supplement assumes that the Underwriters' over-allotment option is not exercised.

                                  THE COMPANY

     Foster Wheeler is a global company providing engineering services and products to a broad range of industries through its Engineering and Construction, Energy Equipment and Power Systems Groups. Primary industries served by the Company include petroleum refining, petrochemicals, chemicals, pharmaceuticals and power generation. The services provided include design, engineering, construction, project development and management, research, plant operations and environmental services. The products include pulverized coal boilers and circulating fluidized bed ("CFB") steam generators, power generation facilities, chemical separation equipment and fired heaters. The Company's revenues for fiscal 1994 and for the first six months of fiscal 1995 were $2,271.1 million and $1,329.9 million, respectively. As of June 30, 1995, the Company had $5,635.6 million of outstanding and unfilled orders for goods and services under firm contracts (referred to herein as "backlog").

     Foster Wheeler is pursuing a strategy of growth through continued development and expansion of its three core business groups and through targeted acquisitions and joint ventures within its existing businesses. As a result of this strategy, since 1990 the Company has achieved compound annual growth in earnings before accounting change of over 14%. Management of the Company believes that synergies among its three business groups enhance customer satisfaction, expand the range of products and services and improve the ability of the Company to compete successfully for contract awards. Since its inception, the Power Systems Group has developed 12 projects using the Engineering and Construction Group (the "E&C Group") as the turnkey contractor and the Energy Equipment Group as the supplier of the steam generators for such projects.

     Effective September 30, 1995, the Company completed the acquisition of the power generation business of A. Ahlstrom Corporation ("Pyropower"), which had revenues of $231.0 million for 1994 and backlog of approximately $550 million as of August 31, 1995. See "The Company -- Energy Equipment Group -- Pyropower Acquisition." The Pyropower acquisition enhances the Company's position as one of the worldwide leaders in the design, engineering and manufacture of steam generating equipment, particularly CFB steam generators. In October 1994, the Company completed the acquisition of Enserch Environmental Corporation ("Enserch"), which had a backlog of approximately $608 million at the closing of the acquisition. Approximately 54% of the increase in revenue of the E&C Group for the first six months of fiscal 1995 compared to the first six months of fiscal 1994 was generated by activities related to Enserch.

     The E&C Group, which accounted for 69% of the Company's fiscal 1994 revenues, designs, engineers and constructs petroleum, chemical, petrochemical, synthetic fuel, pharmaceutical, process and other industrial plants and provides comprehensive environmental remediation and related technical, design and consulting services to government and industry. The Company is a recognized leader in engineering and construction based on revenues and new orders awarded, according to Engineering News-Record. In the last five years, the E&C Group has been involved in more than 200 major projects and has worked in more than 70 countries.

     The Energy Equipment Group, which accounted for 24% of the Company's fiscal 1994 revenues, designs, engineers and manufactures steam generators and auxiliary equipment for electric utilities, independent power producers and industrial customers worldwide. Steam generating equipment produced by this Group includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, municipal solid waste, biomass, wood waste and low-BTU gases. This Group also designs and manufactures highly engineered chemical separation components serving the chemical process industries worldwide. During the period December 26, 1992 through December 30, 1994, management of the Company estimates that Foster Wheeler and Pyropower together accounted for approximately 15% of total solid fuel boiler sales, excluding local Chinese manufacturers, and approximately 62% of CFB boiler sales worldwide.

     The Power Systems Group, which accounted for 7% of the Company's fiscal 1994 revenues, combines Foster Wheeler's strengths in design, engineering, manufacturing and construction to build, own or lease and operate cogeneration, independent power production and resource recovery facilities as well as facilities for the process and petrochemical industries. The Power Systems Group focuses on those opportunities that utilize the design, engineering and construction capabilities of the E&C Group and the steam generation equipment supplied by the Energy Equipment Group. The Group establishes a special-purpose subsidiary for each new project to manage that project from the permitting stage through plant construction and operation. All of the special-purpose subsidiary project debt is limited-recourse.

                             PYROPOWER ACQUISITION

     Effective September 30, 1995, the Company acquired Pyropower, the power generation business of A. Ahlstrom Corporation. The cash purchase price of approximately $200 million is subject to post-closing adjustments based on Pyropower's financial performance for the remainder of 1995 and its financial condition at closing. Pyropower is a leader in the design, supply and manufacture of CFB systems (including steam generators that burn a wide variety of solid fuels) to utility and industrial customers worldwide and also provides a range of boiler services including plant operations and maintenance services. Pyropower's products and services are delivered worldwide through its operations in the United States, Europe and Asia. Management of the Company believes that the acquisition of Pyropower and its technology positions the Company to compete successfully for the opportunity to supply a significant portion of new international power generation projects, particularly in Scandinavia, Eastern Europe and certain parts of Asia, as well as the developing market for repowering in the United States and Europe. For the 12 months ended December 31, 1994 and the six months ended June 30, 1995, Pyropower had revenues of $231.0 million and $136.2 million, respectively. As of August 31, 1995, Pyropower had backlog of approximately $550 million and approximately $57 million in cash and cash equivalents.

                                  THE OFFERING

Common Stock Offered
  U.S. Offering..............................  3,360,000 shares
  International Offering.....................  840,000 shares
     Total...................................  4,200,000 shares
Common Stock Outstanding After the             40,067,677 shares
  Offerings..................................
Use of Proceeds..............................  Repayment of a portion of borrowings under the Revolving Credit Facilities (as defined
                                               in "Use of Proceeds")
NYSE Symbol..................................  FWC

     The Company is concurrently offering $200 million of notes in a public offering (the "Notes Offering"). The net proceeds from such sale would also be used to repay a portion of the borrowings under the Revolving Credit Facilities. There can be no assurance whether or when the Company will issue such notes.

           SUMMARY CONSOLIDATED FINANCIAL, SEGMENT AND OTHER DATA(1)

                                                SIX MONTHS ENDED                   FISCAL YEAR ENDED
                                             -----------------------   ------------------------------------------
                                              JUNE 30,     JULY 1,     DECEMBER 30,   DECEMBER 31,   DECEMBER 25,
                                                1995         1994          1994           1993           1992
                                             ----------   ----------   ------------   ------------   ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues...................................  $1,329,875   $1,057,600    $2,271,123     $2,654,505     $2,529,464
Costs and expenses.........................   1,273,818    1,006,170     2,164,256      2,557,687      2,461,639
Earnings before accounting change(2).......  $   36,770   $   32,062    $   65,410     $   57,704     $   45,504
Net earnings/(loss)........................  $   36,770   $   32,062    $   65,410     $   57,704     $  (45,755)
Earnings per share before accounting
  change(2)................................  $     1.03   $      .90    $     1.83     $     1.62     $     1.28
Cash dividends per share...................  $      .38   $      .35    $      .72     $      .65     $      .59
Weighted average number of shares of Common
  Stock outstanding........................      35,833       35,765        35,788         35,656         35,596
BALANCE SHEET DATA (AT END OF PERIOD):
Cash, cash equivalents and short-term
  investments..............................  $  295,882   $  405,673    $  354,362     $  377,390     $  270,669
Total assets...............................  $2,191,549   $1,930,720    $2,063,334     $1,806,201     $1,763,264
Bank loans.................................     110,070      104,381        77,350         59,725         54,929
Special-purpose subsidiary project
  debt(3)..................................     304,974      310,709       308,383        310,303        316,437
Corporate and other debt...................     243,313      119,078       190,819        118,961        123,141
                                             ----------   ----------    ----------     ----------     ----------
Total debt.................................  $  658,357   $  534,168    $  576,552     $  488,989     $  494,507
Total stockholders' equity.................  $  488,254   $  436,650    $  456,494     $  400,176     $  387,297
SEGMENT DATA:
REVENUES:
  Engineering and Construction.............  $  984,464   $  732,024    $1,569,341     $1,833,468     $1,726,221
  Energy Equipment.........................     268,730      251,105       537,513        569,778        558,468
  Power Systems............................      77,278       75,470       149,135        159,519        128,018
  Corporate and Financial Services.........        (597)        (999)       15,134         91,740        116,757
                                             ----------   ----------    ----------     ----------     ----------
Total Revenues.............................  $1,329,875   $1,057,600    $2,271,123     $2,654,505     $2,529,464
                                             ==========   ==========    ==========     ==========     ==========
EARNINGS BEFORE INTEREST EXPENSE, TAXES AND
  ACCOUNTING CHANGE:
  Engineering and Construction.............  $   40,300   $   35,900    $   74,500     $   65,600     $   56,300
  Energy Equipment.........................      27,900       28,800        58,000         50,000         42,900
  Power Systems............................      24,300       19,300        42,100         48,800         35,200
  Corporate and Financial Services(4)......     (14,000)     (15,900)      (32,700)       (34,000)       (32,400)
                                             ----------   ----------    ----------     ----------     ----------
Total Earnings before Interest Expense,
  Taxes and Accounting Change..............  $   78,500   $   68,100    $  141,900     $  130,400     $  102,000
                                             ----------   ----------    ----------     ----------     ----------

                                                SIX MONTHS ENDED                   FISCAL YEAR ENDED
                                              JUNE 30,     JULY 1,     DECEMBER 30,   DECEMBER 31,   DECEMBER 25,
                                                1995         1994          1994           1993           1992
                                             ----------   ----------    ----------     ----------     ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
BACKLOG(5):
  Engineering and Construction.............  $4,089,631   $2,976,048    $3,798,200     $2,724,276     $2,827,226
  Energy Equipment.........................   1,254,828    1,022,108     1,037,889        890,465        831,401
  Power Systems............................     246,734      210,532       257,870        210,518         68,604
  Corporate and Financial Services.........      44,396       55,526        41,493         58,855         79,526
                                             ----------   ----------    ----------     ----------     ----------
Total Backlog..............................  $5,635,589   $4,264,214    $5,135,452     $3,884,114     $3,806,757
NEW ORDERS BOOKED:
  Engineering and Construction.............  $1,262,592   $1,006,647    $2,138,591     $1,921,177     $2,605,877
  Energy Equipment.........................     511,850      460,893       759,601        670,368        716,934
  Power Systems............................      72,547       72,401       188,734        273,800        186,205
  Corporate and Financial Services.........       2,335        2,471         4,051        117,465        131,395
                                             ----------   ----------    ----------     ----------     ----------
Total New Orders...........................  $1,849,324   $1,542,412    $3,090,977     $2,982,810     $3,640,411
INTEREST EXPENSE:
  Engineering & Construction...............  $      684   $      320    $      811     $      721     $    1,434
  Energy Equipment.........................       3,197        1,427         2,784          2,122          1,825
  Power Systems............................      12,291       11,634        24,024         23,745         20,958
  Corporate & Financial Services...........       6,259        3,345         7,359          6,970          9,942
                                             ----------   ----------    ----------     ----------     ----------
Total Interest Expense.....................  $   22,431   $   16,726    $   34,978     $   33,558     $   34,159

---------------

(1) Other than Backlog and New Orders Booked, which data are unaudited, the data set forth in this table for fiscal years 1992, 1993, and 1994 are derived from audited financial statements. "Backlog" refers to the dollar amount of outstanding and unfilled orders for goods and services under firm contracts.

(2) In 1992, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and, in connection therewith, recorded a non-cash charge of $91.3 million ($2.57 per share after taxes).

(3) Special-purpose subsidiary project debt is incurred to finance the construction of cogeneration facilities or waste-to-energy projects. The debt is collateralized by the assets of each project. The Company's obligations with respect to this debt are limited to the payment of liquidated damages for specified shortfalls in completion and/or operating performance of the projects.

(4) Includes general corporate income and expense, the Company's insurance operation, trading and real estate activities, asbestos abatement and miscellaneous manufacturing activities.

(5) The Company's revenues are primarily generated pursuant to contracts that provide for the delivery of products and services. The elapsed time from award of a contract to completion of performance may be up to four years. As work is performed, customers make payments, and revenues and earnings are recognized on a percentage-of-completion basis.

                              RECENT DEVELOPMENTS

     On October 31, 1995, Foster Wheeler announced consolidated financial results for the nine months ended September 29, 1995. Revenues for the period were $2,117.5 million and net earnings for the period were $54.0 million, or $1.51 per share of Common Stock. Revenues for the first nine months of 1994 were $1,600.2 million, and net earnings for the period were $46.7 million, or $1.31 per share of Common Stock.

     Backlog as of September 29, 1995 aggregated $5,849.6 million compared to $4,471.5 million at the end of September 1994.

                                  THE COMPANY

     Foster Wheeler is a global company providing engineering services and products to a broad range of industries through its E&C, Energy Equipment and Power Systems Groups. Primary industries served by the Company include petrochemicals, petroleum refining, chemicals, pharmaceuticals and power generation. The services provided include design, engineering, construction, project development and management, research, plant operations and environmental services. The products include pulverized coal boilers and CFB steam generators, power generation facilities, chemical separation equipment and fired heaters. The Company's revenues for fiscal 1994 and for the first six months of fiscal 1995 were $2,271.1 million and $1,329.9 million, respectively. As of June 30, 1995, the Company had $5,635.6 million of backlog.

     Foster Wheeler is pursuing a strategy of growth through continued development and expansion of its three core business groups and through targeted acquisitions and joint ventures within its existing businesses. As a result of this strategy, since 1990 the Company has achieved compound annual growth in earnings before accounting change of over 14%. Management of the Company believes that synergies among its three business groups enhance customer satisfaction, expand the range of products and services and improve the ability of the Company to compete successfully for contract awards. Since its inception, the Power Systems Group has developed 12 projects using the E&C Group as the turnkey contractor and the Energy Equipment Group as the supplier of the steam generators for such projects.

     Effective September 30, 1995, the Company completed the acquisition of the power generation business of A. Ahlstrom Corporation which had revenues of $231.0 million for 1994 and backlog of approximately $550 million at August 31, 1995. The Pyropower acquisition enhances the Company's position as one of the worldwide leaders in the design, engineering and manufacture of steam generating equipment, particularly CFB steam generators. In October 1994, the Company completed the acquisition of Enserch, which it has combined with its existing environmental business. The acquisition of Enserch expanded the Company's lines of products and services and increased the Company's access to public sector customers. At the time of the acquisition, Enserch had backlog of $608 million, approximately 75% of which was related to U.S. federal and state government agencies, including the Departments of Defense and Energy and the Environmental Protection Agency. Approximately 54% of the increase in revenue of the E&C Group for the first six months of fiscal 1995 compared to the first six months of fiscal 1994 was generated by activities related to Enserch.

     As part of its expansion strategy, the Company enters into selected joint ventures in targeted markets. In the first quarter of fiscal 1995, the Company entered into an exclusive marketing joint venture with The BOC Group, a British-owned supplier of industrial gases, to build, own and operate hydrogen production facilities for refineries and other industrial installations in North and South America (the "BOC Joint Venture"). The BOC Joint Venture was awarded two contracts during its first six months of operations. The Company also has entered into a joint venture in China with local partners to manufacture pressure parts for fossil fuel fired boilers. The expected completion of its manufacturing facility in China should improve the cost competitiveness of the Energy Equipment Group in Asia. The E&C Group's Italian subsidiary has entered into a joint venture with Total, S.A., the French oil and gas company, and Merloni, S.p.A., a major Italian manufacturer of large household appliances, to develop and invest in energy projects in Italy (the "Italian Joint Venture"). The Italian Joint Venture is developing two gas-fired cogeneration projects in Italy, both of which are currently under development and have executed power purchase agreements.

     The Company has operations in the United States, Canada, Colombia, Finland, France, Italy, Poland, Singapore, Spain, Thailand and the United Kingdom. The relative contributions of the three business groups to the Company for fiscal 1994 are shown in the following charts:

                                  PIE CHART

          Total Revenues*                  Earnings Before Income Taxes*

     Engineering and                          Engineering and
       Construction       69%                   Construction       50%
     Power Systems         7%                 Power Systems        12%
     Energy Equipment     24%                 Energy Equipment     38%

     Total $2,256.0 million                   Total $147.0 million

     ------------
     *Excluding amounts associated with Corporate and Financial Services since these activities are not assigned to a particular group.

ENGINEERING AND CONSTRUCTION GROUP

     The Company is a recognized leader in engineering and construction based on revenues and new orders awarded, according to Engineering News-Record. For more than the last ten years, the E&C Group has accounted for the largest portion of the Company's revenues and operating income. The Group was awarded $2,138.6 million and $1,262.6 million of new orders during fiscal 1994 and the first six months of fiscal 1995, respectively, and had backlog of $3,798.2 million and $4,089.6 million as of December 30, 1994 and June 30, 1995, respectively. The Group operates on a global basis, with 68% of its revenues in fiscal 1994 being derived from projects outside North America, which are administered through the Company's regional offices.

     The E&C Group designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities throughout the world. The E&C Group also designs, engineers and constructs process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. The Group's services to its customers include recruiting and training plant staff, plant commissioning, maintenance and operating services, marketing and feasibility studies, conceptual design and pilot-plant development, plant modernization and upgrading services. In addition, the E&C Group provides a broad range of environmental remediation services, together with related technical, design and regulatory services. The following charts show the percentages of new orders awarded to the E&C Group from fiscal 1992 through fiscal 1994 in the industries and regions indicated:

                                  PIE CHART

       Industrial Analysis                     Geographic Analysis

     Refining             55%                 North America        20%
     Chemicals            27%                 Europe               36%
     Oil & Gas             3%                 Asia                 32%
     Environmental/Other   8%                 South America         7%
     Pharmaceuticals       7%                 Middle East           5%


     The E&C Group provides engineering and construction services to "upstream" and "downstream" customers in the petroleum industry. The "upstream" petroleum market involves the basic production, treatment and transportation of oil and gas. Projects in the "upstream" market include the engineering and construction of platforms and modules for offshore oil and gas drilling and production, onshore terminals, storage and shipping facilities and wellhead recovery and piping systems. The "downstream" petroleum market involves the refining and processing of oil and gas feedstock and projects include engineering and construction of refinery and processing facilities and field development services. The E&C Group has provided services to substantially all of the major national and multinational oil companies.

     Over the past 40 years, this Group has designed, engineered and built more than 45 delayed coking plants worldwide. Over the past 50 years, the Group has designed and constructed more than 200 lube oil facilities for approximately 50 refiners in 23 countries. As of year-end 1994, these lube oil units processed an aggregate through-put of more than 1,000,000 barrels daily. The E&C Group also provides refiners with specialized industrial and process equipment including cracking and reforming furnaces, fired heaters, carbon-dioxide boilers and similar equipment. The Group has also built or modernized more than 75 major fluid catalytic cracking units for refineries in 21 countries on five continents.

     The Company believes that the primary opportunities for the E&C Group in the "upstream" market are in emerging economies such as Singapore and Thailand where the development of material resources to support economic growth is expected to stimulate investment in production facilities and pipelines. The "downstream" market is currently experiencing significant demand, particularly in areas of rapid economic growth, such as Southeast Asia and the Indian subcontinent. Management of the Company believes that growth in these and other developing regions of the world will continue to increase demand in both the public and private sectors for petroleum-based fuels and products, more efficient refining and for the capability to refine the more abundant heavy and sour crude oil feedstocks.

     The E&C Group's Italian Joint Venture has two 150 MW gas-fired cogeneration projects in Italy under development, both of which have executed power purchase agreements. The Company will be the turnkey contractor, a one-third investor and an operator for these projects.

     The E&C Group has also developed a strong position in the pharmaceuticals business worldwide and currently provides to substantially all sectors of the pharmaceutical industry a full range of engineering and construction services, including research and development facilities, pilot plants, facilities for the manufacture of bulk pharmaceuticals chemicals, finishing operations and biotechnology facilities. The Company provides high containment design services for highly active compounds and isolation technology. The E&C Group includes among its pharmaceutical clients Glaxo Wellcome, Eli Lilly and Schering-Plough. Two bulk pharmaceuticals chemicals facilities and a biotechnology facility totaling $360 million have recently been completed by the E&C Group. The Group has also recently been awarded an engineering services contract for approximately $175 million for a biotechnology facility in Europe. Following a period of reduced capital expenditures in the pharmaceutical sector, due to consolidation and an uncertain political environment, management believes that capital investment in this sector will increase in the near term.

     The E&C Group furnishes a full range of design, engineering and construction services to a geographically diverse group of clients in the chemical industry. The Group offers bulk chemical production facilities for various petrochemicals, aromatics, derivatives, monomers and polymers. Recently, capital spending in the chemical industry has increased as consumer confidence has improved and sales of durable goods and consumer products have grown in the United States and Europe. A growing chemical market is also emerging in Asia, particularly in China as a result of that region's continuing economic growth. This Group has recently been awarded three contracts to provide $500 million of engineering services for clients' chemical facilities in Europe and South Asia. Current customers in the chemicals industry include, among others, ICI, General Electric, and Eastman Chemical.

     The Group also provides environmental engineering and consulting services, such as remediation for United States federal and state government agencies, including the Departments of Energy and Defense and the Environmental Protection Agency. The Group cross-markets its environmental services to its private sector customers, providing consulting, environmental studies, remedial design and project management services, including the design and construction of waste minimization programs. The E&C Group expects demand for environmental services to grow because of increased environmental awareness and legislation regarding the environmental obligations of private sector companies. In addition, the United States Departments of Energy and Defense have 1996 budget allocations of $5 billion each for environmental management programs. The Company expects to benefit from similar trends in the international market toward stricter environmental laws. The Group seeks to maintain a diverse customer base in both the public and private sectors to minimize the effects of any potential decline in governmental remediation expenditures. In 1994, the Group was awarded a contract by an international oil company for remediation of a crude oil contaminated site in Italy. The Group was also recently awarded a $250 million remediation contract by the U.S. Department of Defense.

     The E&C Group is awarded projects under cost-plus contracts and lump-sum contracts. The Company's profit is dependent upon its ability to estimate and price a job accurately and to execute it in accordance with that estimate. In a cost-plus contract, the costs incurred are reimbursed by the customer and profits are earned based upon a predetermined method. In a lump-sum contract, the contract price is fixed and the Company's costs are estimated. In fiscal 1994, cost-plus contracts accounted for approximately 68% of the E&C Group's new orders awarded and lump-sum contracts accounted for approximately 32% of new orders awarded. The Company expects the dollar value of lump-sum contracts to increase relative to the dollar value of cost-plus contracts.

     For all of its business groups, including the E&C Group, the Company has a global contract management system that utilizes extensive control systems prior to and throughout bidding and during contract negotiation. This system requires standardized management reviews of costs, profitability and risk allocation, and continued tracking and review of the projects by management during execution. Foster Wheeler has established guidelines for key terms and conditions for its contracts that may not be varied without the approval of senior management.

     The E&C Group pursues a strategy appropriate for each of the industries it serves. In the petroleum sector, the Group intends to maintain its recognized position by drawing upon its strong position in bottom-of-the-barrel processing (including delayed coking, catalytic cracking, solvent deasphalting and visbreaking). The Group also intends to pursue major projects in the upstream oil and gas and liquified natural gas businesses. In addition, the Group intends to expand its presence in the chemical and petrochemical sectors by aligning itself with major clients to become the preferred or exclusive provider of engineering services for selected technologies. In the power generation business, the Group will seek to capitalize upon the Energy Equipment Group's presence in that sector to develop an engineering, procurement and construction capability. The E&C Group also plans to expand its existing capability in the integrated gasification, combined-cycle power generation business. The E&C Group also intends to use its existing global presence to expand its environmental business by marketing its services outside the United States.

ENERGY EQUIPMENT GROUP

     The Energy Equipment Group serves the utility and industrial markets with manufactured products, engineering services and site services. This Group focuses on power generation and chemical separation equipment and competes largely on the basis of technology, cost and new marketing initiatives in growth markets such as China, Southern Asia, the Indian subcontinent and South and Central America. The Energy Equipment Group received $759.6 million and $511.8 million of new orders during fiscal 1994 and in the first six months of fiscal 1995, respectively. This Group had backlog of $1,037.9 million at December 30, 1994 and $1,254.8 million as of June 30, 1995. This Group serves a global market through full service offices in the United States, Canada, Spain, Finland, Japan and Poland. The following charts show the percentages of fiscal 1994 total new orders awarded for this Group in the indicated major product areas and regions of the world:

                                  PIE CHART

       Industrial Analysis                      Geographic Analysis

     Power Generation Equipment  77%          Other                      6%
     Chemical Separation                      North America             46%
       Equipment                 23%          Europe                     9%
                                              Asia                      39%

     The goal of the Energy Equipment Group is to be a global leader in the supply of power-generation equipment and systems by offering superior technology and customer service. Research and development, particularly in the area of low emission and more efficient combustion technology, is used to differentiate the Group's products and services from those of its competitors. Customer service efforts include the development of a global capability that will enable Foster Wheeler to respond to customers' needs with on-site representation within 24 hours of a request. In addition, the Energy Equipment Group will expand its global presence by establishing offices in the countries that constituted the former Soviet Union, Vietnam and expanding existing offices in India and Southern Asia. The Group will also concentrate on cost competitive-ness by developing lower cost designs and by establishing a global procurement network to minimize vendor costs, which account for a significant portion of the total costs of power plants.

Power Generation

     The Energy Equipment Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-BTU gases. This Group's auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and environmentally friendly low-NOx burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life-extension and plant repowering. In addition, this Group provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. Current research and development programs focus on advanced power generation systems and clean coal technology.

Pyropower Acquisition

     Pyropower is a leader in the design, supply and manufacture of CFB systems (including steam generators which burn a wide variety of solid fuels) to utility and industrial customers worldwide and also provides a range of boiler services including plant operations and maintenance services. Pyropower's products and services are delivered worldwide through its operations in the United States, Europe and Asia. During the period December 26, 1992 through December 30, 1994, management of the Company estimates that Foster Wheeler and Pyropower together accounted for approximately 15% of total solid fuel boiler sales, excluding local Chinese manufacturers, and approximately 62% of CFB boiler sales worldwide. By the end of 1995, management estimates that there will be 102 CFB boilers supplied by Pyropower in operation and 28 CFB boilers under construction. As of August 31, 1995, Pyropower had backlog of approximately $550 million and approximately 1,500 employees.

     Management of the Company believes that the acquisition of Pyropower and its proprietary technology positions the Company to compete successfully for the opportunity to supply a significant portion of new international power generation projects, particularly in Scandinavia, eastern Europe and certain parts of Asia as well as the developing market for repowering in the United States and Europe. Included in Pyropower's backlog of approximately $550 million is a $173 million contract for repowering 470 MW of Electrownia Turow S.A.'s 2,000 MW facility in Poland, representing the Company's first major repowering project in Eastern Europe.

     Pyropower began development of fluidized bed boiler technology in 1968, and the first commercial Pyropower CFB boiler began operation in 1979. Pyropower is also continuing research on boiler technology, including the pressurized circulating fluidized bed ("PCFB") boiler. Pyropower's research is partly funded by the U.S. Department of Energy. A pilot PCFB plant has been developed and a demonstration plant is currently being designed.

     Pyropower is actively pursuing opportunities in the larger size baseload generating station market (up to 400 MW). The Company believes that its financial position and its experience with large, complex utility contracts should enhance Pyropower's ability to compete successfully for these projects, which often require performance guarantees and assistance in arranging financing. By acquiring Pyropower, Foster Wheeler expects to increase its share of all boiler sales.

     The Company expects Pyropower activities to be accretive to 1996 earnings. Pyropower's backlog of approximately $550 million as of August 31, 1995 is expected to provide a substantial portion of Pyropower's anticipated revenues for 1996. In connection with its due diligence review in the acquisition of Pyropower, the Company examined Pyropower's backlog and level of accruals for warranty obligations. As a result, the Company determined that a number of adjustments were necessary in order to conform to the Company's risk assessment policy with respect to costs of completion and warranty obligations under long-term contracts. These contract adjustments had a negative effect on Pyropower's historical financial results for the six months ended June 30, 1995 and the year ended December 31, 1994. Further, Pyropower's largest operation, which is located in Finland, has historically entered into contracts with customers located in Scandinavia under which a large percentage of equipment and supplies are delivered in the latter six months of the year. As a result, the Finnish operation has historically recorded a disproportionate portion of its revenues during that period. Pyropower's revenues for the first six months of fiscal 1995 were $136.2 million, and are expected to be approximately $350 million for the full fiscal year 1995.

     The Company will combine the operations of Pyropower with certain operations of the Energy Equipment Group. Management of the Company is currently evaluating cost savings associated with the elimination of expected redundancies in manufacturing, operations, research and development, sales offices and personnel. In connection with the combination of such operations, the Company anticipates recording a one-time pre-tax charge of up to $46 million in the fourth quarter of 1995. Management expects that approximately 50% of such charge will be for cash expenditures. The Company also anticipates that the annual expense reductions resulting from the reorganization will approximate $20 million.

     As a result of the privatization of power generation in emerging markets, repowering opportunities and replacement of aging baseload plants worldwide, more than 360,000 MW of new power generation equipment using steam generator technology is expected to be required over the next ten years. Sales for power generation plant and equipment are expected to be approximately $30 billion per year. Annual volume in the segment of this market covered by Foster Wheeler products is projected by management to be in excess of $5 billion. Management of the Company believes that the Energy Equipment Group's strength in pulverized coal and fluidized bed technology, global market presence, full service capabilities and competitive cost position will enable this Group to compete effectively for expected worldwide growth in the power generation business.

     Much of this growth is expected to occur in regions with access to significant coal resources, such as the Pacific Rim market and the emerging Eastern European market. The Energy Equipment Group was positioned to compete in these markets using both CFB and pulverized coal technology prior to the acquisition of Pyropower and its competitive position will be substantially enhanced by Pyropower's market access and technology. Although pulverized coal technology is currently the predominant technology utilized in the Asian market, because of fuel flexibility, technological advancements, development of a utility scale design capability, increasing environmental awareness and cost-competitiveness, management expects CFB boilers to be used in a growing percentage of future coal-fired projects. Foster Wheeler is now positioned as one of the few vendors able to provide both pulverized coal and CFB-based systems. In fiscal 1994, CFB boilers accounted for approximately 17% of all boilers sold worldwide with a capacity exceeding 5 MW of electricity, according to The McCoy Power Reports.

Chemical Separation Equipment

     The Energy Equipment Group also provides proprietary solutions and systems for many separation applications and manufactures highly-engineered chemical separation equipment for the petroleum refining, petrochemical, chemical and gas processing industries. The Company acquired Optimized Process Designs, Inc. ("OPD") in 1994 and TPA, Inc. ("TPA") in 1995, which have expanded this Group's chemical separation business by adding new technologies and enabling it to offer an expanded product line and additional engineered solutions to its customers. OPD specializes in the processing of natural gas for industrial and commercial uses, which management of the Company believes will grow as natural gas gains wider use in the generation of electricity. TPA specializes in the processes for the extraction of sulfur from fluids. Management of the Company believes that sulfur processing opportunities at refineries will increase due to continuing compliance with the Clean Air Act in the United States, increased environmental awareness globally and the abundance of relatively low cost sour crude oil as refinery feedstock. TPA's sulfur extraction processes as applied to natural gas also complement the capabilities of OPD.

POWER SYSTEMS GROUP

     The Power Systems Group, which accounted for 7% of the Company's fiscal 1994 revenues, combines Foster Wheeler's strengths in design, engineering, manufacturing and construction to build, own or lease and operate cogeneration, independent power production and resource recovery facilities and facilities for the process and petrochemical industries. This Group generates revenues from construction and operating activities pursuant to long-term off-take and operating and maintenance agreements and from returns on its equity positions. A special-purpose subsidiary established for each new project manages that project from the permitting stage through plant construction and operation. All of the special-purpose subsidiary project debt is limited-recourse. This Group refinances its equity interests in selected projects from time to time when such refinancing will result in risk mitigation, a lower effective financing cost or a potential increased return on investment.

     Prior to the Pyropower acquisition, this Group owned or operated three cogeneration plants with an aggregate generating capacity of approximately 155 MW. Cogeneration projects sell steam to an industrial user and power under long-term contracts with the local public utility. The Power Systems Group has consistently operated its cogeneration facilities in excess of 90% of each plant's rated capacity since each was placed in service. This Group also operates for third parties a steam generation facility and, as part of the Pyropower acquisition, four additional cogeneration projects.

     The Power Systems Group also owns or operates three municipal solid waste facilities that convert an aggregate of 2,050 tons per day of municipal solid waste to electricity or steam. County and municipal governments, authorities and agencies have sponsored this Group's waste-to-energy projects currently in operation, and have entered into operating and maintenance agreements that provide for an annual fee for the operation of these facilities. Under these agreements, the special-purpose subsidiary established for each project is responsible for risks within its control related to operating the facility, and the governmental sponsor assumes risks such as changes in law and other uncontrollable circumstances. As is customary in the industry, Foster Wheeler guarantees the performance obligations under these agreements, which could require the payment of significant amounts for failure to perform. Since commencing operation of its first project in 1989, this Group has operated all of its projects in excess of levels required by its performance guarantees and has not been required to make any deficiency payments under such guarantees, thereby demonstrating its proven mass burn technology.

     The Group began construction in 1994 of a 1,600 ton per day recycling and waste-to-energy project to be owned by the Village of Robbins, Illinois (where it is located) and operated by the Group under a long-term lease. The Group is negotiating directly with private haulers and governmental entities for the delivery of municipal solid waste. The project is expected to begin commercial operation in 1997. In addition, the Group is in the process of developing a 40 MW waste wood-fired independent power project in Pennsylvania and a project in Talcahuano, Chile which includes a 12,000 barrel per day coker, a 65 MW petroleum coke-fired cogeneration facility and a 6,500 barrel per day hydrotreater.

     In 1995, the Power Systems Group began construction of two hydrogen production facilities with a total capital cost of approximately $60 million. The first is an 8 million standard cubic feet per day ("SCFD") production facility to be located at the Petrox Refinery in Talcahuano, Chile. This project is expected to begin commercial operation in 1996. The other project is a 50 million SCFD facility which will provide hydrogen to Lagoven's Amuay Refinery in Venezuela. Commercial operation is expected in 1997. Both projects will be owned by the BOC Joint Venture. The projects are being financed through construction with 100% equity provided by the Company and its joint venture partners. The Company intends to refinance the projects on a limited-recourse basis after construction is completed.

     The strategy of the Power Systems Group is to combine the strengths of the E&C Group and the Energy Equipment Group to pursue projects with industrial customers and independent power and resource recovery facilities in both the domestic and international markets.

                                USE OF PROCEEDS

     The net proceeds (based upon a public offering price of $37 1/2) from the sale of the shares of Common Stock offered hereby are estimated to be approximately $151.5 million ($174.3 million assuming the Underwriters' over-allotment option is exercised in full). The net proceeds to the Company from the Notes Offering are estimated to be approximately $198.0 million. The Company intends to apply the net proceeds from the sale of the Common Stock and any net proceeds from the Notes Offering to repay a portion of the borrowings under the $500 million revolving credit facilities established on September 20, 1995 with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. (the "Revolving Credit Facilities"). As of September 29, 1995, the Company had $429.0 million outstanding under the Revolving Credit Facilities. Such borrowings were incurred to (i) fund a portion of the Pyropower acquisition ($149 million), (ii) fund working capital needs and refinance bank debt previously incurred in the acquisition of Enserch ($258 million in the aggregate) and (iii) pay a scheduled $22 million principal installment of the Company's 8.58% unsecured promissory private placement notes (the "Private Notes"). Borrowings under the Revolving Credit Facilities bear interest, at the Company's option, at rates based on the London Interbank Offered Rate, the CD Rate, the Base Rate (each as defined therein) or competitively bid interest rates. The weighted average interest rate for all borrowings under the Revolving Credit Facilities at September 29, 1995 was 6.13%. Remaining net proceeds, if any, from the offerings will be used for general corporate purposes as set forth in the accompanying Prospectus.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock is listed on the NYSE under the symbol "FWC." The following table sets forth the high and low reported sales prices of the Common Stock on the NYSE and dividends declared thereon during the periods indicated.

                                                                STOCK PRICES
                                                                -------------     DIVIDENDS
                                                                HIGH     LOW      PER SHARE
                                                                ----     ----     ---------
    FISCAL YEAR ENDING DECEMBER 29, 1995
    Fourth Quarter (through October 31).......................  $37 7/8  $34 5/8   $ 0.195
    Third Quarter.............................................   39 1/2   33 3/8     0.195
    Second Quarter............................................   37 5/8   31 5/8     0.195
    First Quarter.............................................   34 1/2   29 3/8     0.185
    FISCAL YEAR ENDED DECEMBER 30, 1994
    Fourth Quarter............................................   37 1/8   26 5/8     0.185
    Third Quarter.............................................   42       33 7/8     0.185
    Second Quarter............................................   45 1/8   35         0.185
    First Quarter.............................................   45       32 1/2     0.165
    FISCAL YEAR ENDED DECEMBER 31, 1993
    Fourth Quarter............................................   35 5/8   30 1/2     0.165
    Third Quarter.............................................   35 7/8   28 7/8     0.165
    Second Quarter............................................   31 1/8   25 7/8     0.165
    First Quarter.............................................   31 7/8   27 1/4     0.150

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1995 and as adjusted to give effect to (i) the incurrence of additional indebtedness under the Revolving Credit Facilities, including indebtedbess related to the acquisition of Pyropower and (ii) the Offerings (based upon a public offering price of $37 1/2) and the anticipated use of net proceeds to repay indebtedness incurred under the Revolving Credit Facilities. See "Use of Proceeds."

                                                                     AS OF JUNE 30, 1995
                                                                  --------------------------
                                                                    ACTUAL       AS ADJUSTED
                                                                  ----------     -----------
                                                                  (IN THOUSANDS OF DOLLARS)
    INDEBTEDNESS (INCLUDING CURRENT INSTALLMENTS):
      Revolving Credit Facilities...............................  $  148,732     $   184,745
      Private Notes(1)..........................................      88,000          88,000
      Special-purpose subsidiary project debt...................     304,974         304,974
      Bank loans and other......................................     116,651          78,151
                                                                    --------        --------
              Total indebtedness................................  $  658,357     $   655,870
                                                                    --------        --------
    STOCKHOLDERS' EQUITY:
      Preferred Stock: 1,500,000 shares authorized, no par
         value; none outstanding................................  $        0     $         0
      Common Stock: 80,000,000 shares authorized, $1.00 par
         value; 35,868,231 shares issued, 40,068,231 shares as
         adjusted...............................................      35,868          40,068
      Paid-in capital...........................................      38,870         186,157
      Retained earnings(2)......................................     444,021         401,021
      Accumulated translation adjustment........................     (30,210)        (30,210)
      Less cost of treasury stock (10,804 shares)...............         295             295
                                                                    --------        --------
              Total stockholders' equity........................     488,254         596,741
                                                                    --------        --------
                   TOTAL CAPITALIZATION.........................  $1,146,611     $ 1,252,611
                                                                    ========        ========

---------------

(1) A scheduled principal payment on the Private Notes of $22 million was made on October 1, 1995.

(2) The adjusted June 30, 1995 balance reflects the effects of the estimated reorganization charge of $43 million (after tax) to be recorded in the fourth quarter of 1995.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in the documents incorporated by reference herein.

RESULTS OF OPERATIONS

     Six Months Ended June 30, 1995 Compared to Six Months Ended July 1, 1994

     The Company's consolidated backlog at June 30, 1995 was $5,635.6 million, the highest in the history of the Company. This represented an increase of $1,371.4 million or 32% over the amount reported for the same period in 1994. The dollar amount of backlog is not necessarily indicative of the future earnings of the Company related to the performance of such work. Although backlog represents only business which is considered firm, there can be no assurance that cancellations or scope adjustments will not occur. Due to additional factors outside of the Company's control, such as changes in project schedules, the Company cannot predict with certainty the portion of backlog not to be performed. Backlog has been adjusted to reflect project cancellations, deferrals, and revised project scope and cost. The net reductions in backlog from project adjustments and cancellations for the six months ended June 30, 1995 was $129.9 million compared with $226.5 million for the six months ended July 1, 1994. Furthermore, the Company's future award prospects include several large scale international projects and, because the large size and uncertain timing can create variability in the Company's contract awards, future award trends are difficult to predict with certainty.

     The environmental activities of the E&C Group, which includes Enserch, accounted for approximately 77% of the increase in backlog of the Company at June 30, 1995 as compared to July 1, 1994. The E&C Group had $930.8 million of backlog relating to environmental activities at June 30, 1995. The Energy Equipment Group recorded backlog of $1,254.8 million at June 30, 1995, a 23% increase from the backlog at July 1, 1994 due primarily to the orders taken by the Spanish subsidiary in the Energy Equipment Group.

     New orders awarded for the six months ended June 30, 1995 of $1,849.3 million were 20% higher than new orders awarded for the six months ended July 1, 1994 of $1,542.4 million. Approximately 50% of new orders in the six months ended June 30, 1995 were for projects awarded to the Company's subsidiaries located outside of the United States as compared to approximately 58% for the six months ended July 1, 1994. Key geographic regions contributing to new orders awarded for the six months ended June 30, 1995 were China, the Middle East and the United States.

     The principal reasons for the increase in new orders awarded for the six months ended June 30, 1995 as compared to the same period in 1994 was the significant amount of new orders awarded to the U.S. environmental subsidiary in the E&C Group of $443.1 million and the amount of new orders awarded to the Spanish subsidiary in the Energy Equipment Group of $157.7 million. The increase reported by these two entities was partially offset by a reduction in new orders awarded to the U.K. subsidiary in the E&C Group of $448.8 million and a U.S. subsidiary in the Energy Equipment Group of $156.5 million.

     Operating revenues increased in the six months ended June 30, 1995 by $273.8 million compared to the six months ended July 1, 1994, to $1,314.7 million from $1,040.9 million. The E&C Group was primarily responsible for the increase in operating revenues, accounting for approximately 90% of this increase, or $252.6 million. Of the increase in the E&C Group's operating revenues, $124.2 million was related to U.S. environmental operations, with the balance attributed to the activities of its European subsidiaries.

     Gross earnings from operations, which is equal to operating revenues minus the cost of operating revenues ("gross earnings") increased $26.3 million to $180.7 million from $154.4 million or 17% in the six months ended June 30, 1995 as compared to the six months ended July 1, 1994.

     Selling, general and administrative expenses increased 12% in the six months ended June 30, 1995 as compared to the same period in 1994, from $99.1 million to $110.9 million. Selling, general and administrative expenses increased by approximately $11.8 million in the six months ended June 30, 1995 principally as a result of the increased costs related to the acquisition of Enserch.

     Other income in the six months ended June 30, 1995 as compared to July 1, 1994 decreased to $15.1 million from $16.7 million. Approximately 76% of other income in the six months ended June 30, 1995 was interest income, amounting to $11.5 million.

     Other deductions in the six months ended June 30, 1995 increased $8.6 million and were primarily due to higher interest expense and increased amortization of costs in excess of net assets of subsidiaries acquired due to the Enserch acquisition.

     Net earnings increased by $4.7 million or 15% for the six months ended June 30, 1995 as compared to the same period in 1994, from $32.1 million to $36.8 million. The increase was primarily due to the increased earnings in the E&C Group's U.K. and Italian subsidiaries and the inclusion of its U.S. environmental subsidiary for the 1995 period, offset by a $3.2 million decrease in earnings of the U.S. subsidiary of the Energy Equipment Group serving the power generation segment.

     Three Years Ended December 30, 1994

     General. The Company's consolidated backlog at the end of fiscal 1994 was $5,135.5 million, a 32% increase from backlog of $3,884.1 million at the end of fiscal 1993, which in turn represented a small increase from $3,806.8 million of backlog at the end of fiscal 1992. The dollar amount of backlog is not necessarily indicative of the future earnings of the Company related to the performance of such work. Although backlog represents only business which is considered firm, there can be no assurance that cancellations or scope adjustments will not occur. Due to additional factors outside of the Company's control, such as changes in project schedules, the Company cannot predict with certainty the portion of backlog not to be performed. Backlog has been adjusted to reflect project cancellations, deferrals, and revised project scope and cost. The net reductions in backlog from project adjustments and cancellations for fiscal 1994 was $385.2 million, compared with $184.9 million in fiscal 1993 and $367.6 million in fiscal 1992. Furthermore, the Company's future award prospects include several large scale international projects and, because the large size and uncertain timing of these projects can create variability in the Company's contract awards, future award trends are difficult to predict with certainty.

     New orders awarded for fiscal 1994 ($3,091.0 million) were slightly higher than new orders awarded in fiscal 1993 ($2,982.8 million), which in turn were lower than new orders awarded in fiscal 1992 ($3,640.4 million). A total of 64% of new orders in fiscal 1994 were for projects awarded to the Company's subsidiaries located outside of the United States as compared to 49% in fiscal 1993 and 50% in fiscal 1992. Key geographic regions contributing to new orders awarded in fiscal 1994 were China, Southeast Asia and the Indian subcontinent.

     Operating revenues decreased in fiscal 1994 by 14% or $348.6 million compared to fiscal 1993, to $2,234.4 million from $2,583.0 million, which in turn represented a 4% increase or $88.2 million as compared with fiscal 1992 of $2,494.8 million.

     Gross earnings increased $31.9 million or 11% in fiscal 1994 as compared to fiscal 1993, to $324.5 million from $292.6 million, which was approximately the same level of gross earnings for fiscal 1992.

     Selling, general and administrative expenses decreased $0.6 million in fiscal 1994 as compared to fiscal 1993, to $203.4 million from $204.0 million, which in turn represented a slight decrease from expenses reported in fiscal 1992 of $208.7 million. General and administrative expenses increased by approximately $3.0 million in fiscal 1994 principally as a result of the increased cost related to the acquisition of Enserch in September 1994. This increase was partially offset by a 5% reduction in selling expenses, to $92.6 million in fiscal 1994 from $97.2 million in fiscal 1993.

     Other income in fiscal 1994 as compared to fiscal 1993 decreased $34.8 million, to $36.7 million from $71.5 million. This decrease was primarily a result of the gains in 1993 of $10.9 million from the sale of Thermacote Welco and $25.3 million from the sale of a 49.5% limited partnership interest in a waste-to-energy plant. Other income in fiscal 1993 increased over 100% as compared to fiscal 1992, from $34.7 million, as a result of those events. In addition, in fiscal 1993 as compared with fiscal 1992, interest income increased by $5.6 million, from $21.0 million in fiscal 1992 to $26.6 million in fiscal 1993.

     Other deductions in fiscal 1994 decreased $14.8 million primarily due to non-recurring events in fiscal 1993, including the acceleration of the amortization of the cost in excess of net assets of a subsidiary acquired as a result of the valuation of such subsidiary's future cash flows, and the establishment of a provision to cover potential exposure for nonrecovery of development costs related to waste-to-energy projects in the Power Systems Group. Other deductions in fiscal 1993 increased 26% compared to fiscal 1992, from $48.3 million to $60.7 million as a result of those non-recurring events.

     The effective tax rate for fiscal 1994 was 38.8% compared to 40.4% in fiscal 1993 and 32.9% in fiscal 1992. The fiscal 1993 effective tax rate differed from the U.S. statutory rate primarily as a result of the accelerated amortization of cost in excess of net assets of a subsidiary acquired, and the recapture of investment tax credits related to the sale of limited partnership interests.

     Net earnings increased $7.7 million or 13% in fiscal 1994 as compared to fiscal 1993, from $57.7 million to $65.4 million. Earnings before the effect of accounting changes resulting from the adoption in fiscal 1992 of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," increased by $12.2 million or 27% in fiscal 1993 as compared to fiscal 1992, from $45.5 million to $57.7 million.

     Engineering and Construction Group. The E&C Group's backlog at the end of fiscal 1994 was $3,798.2 million, a 39% increase over backlog of $2,724.3 million at the end of fiscal 1993, which in turn represented a 4% decrease from backlog of $2,827.2 million at the end of fiscal 1992. The increase in fiscal 1994 as compared with fiscal 1993 was attributable to two primary factors. First, approximately $608 million of this increase was attributable to the acquisition of Enserch. Second, contracts awarded to the U.K. subsidiary in the E&C Group amounted to $1,100 million at December 30, 1994. These contracts included the engineering, procurement and construction supervision contract for a major aromatics plant in Singapore.

     New orders awarded to the E&C Group increased 11% in fiscal 1994 as compared with fiscal 1993, from $1,921.2 million in fiscal 1993 to $2,138.6 million in fiscal 1994. New orders decreased 26% in fiscal 1993 as compared to fiscal 1992 levels of $2,605.9 million. The fiscal 1994 increase was principally a result of the contracts awarded to the U.K. subsidiary referred to above. The decrease in new orders awarded in fiscal 1993 as compared to fiscal 1992 was principally due to the significant amount of new orders taken in fiscal 1992, which did not occur in fiscal 1993. In fiscal 1993, new orders awarded decreased in the United States by approximately $300 million and by approximately $400 million in the United Kingdom as compared to fiscal 1992 levels.

     The E&C Group reported a 14% decrease in operating revenues in fiscal 1994 as compared to fiscal 1993, from $1,803.1 million to $1,543.3 million, which in turn represented a 6% increase from fiscal 1992 operating revenues of $1,702.8 million. The decrease in fiscal 1994 operating revenues as compared to fiscal 1993 was primarily a result of reduced pass-through costs and lower operating levels on long-term contracts of the European affiliates of the E&C Group.

     The Company includes pass-through costs on cost-plus contracts which are generally customer reimbursable materials, equipment and subcontractor costs when the Company determines that it is responsible for the engineering specification, procurement and management of such cost components on behalf of the customer. The percentage relationship between pass-through costs of contracts and revenues will fluctuate from year to year depending on a variety of factors including the mix of business in the years compared. Historically, engineering services revenues have higher margins than either construction or maintenance services. The British, French and Italian subsidiaries had a mix of engineering and construction contracts in fiscal 1994 that required a lower quantity of material cost to be reimbursed by the customer as compared to the mix of contracts in fiscal 1993.

     In addition, while backlog increased for the E&C Group in fiscal 1994, the lower operating revenues were partially a result of lower levels of operating activity. The increase in operating revenues in fiscal 1993 as compared to fiscal 1992 was primarily due to increased levels of operating activities of one of the E&C Group's U.S. subsidiaries.

     The E&C Group's gross earnings increased $16.8 million in fiscal 1994 as compared with fiscal 1993 or 13%, to $148.9 million from $132.1 million, which in turn represented a slight decrease from gross earnings of $132.8 million in fiscal 1992. A total of $10.9 million of the increase in fiscal 1994 compared to fiscal 1993 was attributable to the Company's environmental services activities. The remaining increase was attributable to the successful completion by the United Kingdom and Italian subsidiaries in the E&C Group of several major contracts. This increase was slightly offset by a decrease in the operations of the French subsidiary in the E&C Group, resulting from lower operating levels. The increase in gross earnings of the E&C Group in fiscal 1993 as compared to fiscal 1992 was primarily due to the return to profitability of the E&C Group's Spanish subsidiary and the improved earnings achieved by one of its U.S. subsidiaries.

     Energy Equipment Group. The Energy Equipment Group's backlog was $1,037.9 million at the end of fiscal 1994, representing a 17% increase over backlog of $890.5 million at the end of fiscal 1993, which in turn represented a 7% increase over backlog of $831.4 million at the end of fiscal 1992. The increase in backlog in fiscal 1994 as compared to fiscal 1993 was attributable to the award of major power generation orders in India, accounting for $100 million of backlog, and Japan, accounting for $158 million of backlog. The increase in fiscal 1993 backlog as compared with fiscal 1992 was primarily due to new contract awards in China to the Group's U.S. subsidiary.

     New orders awarded to the Energy Equipment Group were $759.6 million, $670.4 million and $716.9 million in fiscal 1994, fiscal 1993 and fiscal 1992, respectively. Of such new orders, $202.0 million, $176.9 million and $169.6 million related to chemical separation activities and $557.6 million, $493.5 million and $547.3 million related to power generation for fiscal 1994, fiscal 1993 and fiscal 1992, respectively.

     Operating revenues for the Energy Equipment Group decreased 5% in fiscal 1994 as compared to fiscal 1993, to $529.5 million from $558.6 million, which in turn represented an increase from fiscal 1992 operating revenues of $550.2 million. These changes in operating revenues for the periods stated resulted primarily from changes in operating revenues from power generation activities.

     The Energy Equipment Group's gross earnings increased by $21.7 million or 21%, to $124.5 million in fiscal 1994 from $102.8 million in fiscal 1993, which in turn represented a 5% increase from gross earnings in fiscal 1992 of $97.5 million. Approximately $13 million of the increase in fiscal 1994 as compared to fiscal 1993 was due to improved contract execution of the Spanish subsidiary in the Energy Equipment Group on a major contract for the supply of two coal-fired steam generators. The increase was also attributable to increased margins on the sale of mass transfer equipment.

     Power Systems Group. The Power Systems Group's backlog at the end of fiscal 1994 was $257.9 million, a 23% increase over backlog of $210.5 million at the end of fiscal 1993, which in turn represented an over 200% increase from backlog of $68.6 million at the end of fiscal 1992. The increase in backlog for fiscal 1994 as compared to fiscal 1993 was as a result of the Power Systems Group's construction of a recycling and waste-to-energy project to be owned by the Village of Robbins, Illinois which has been financed and is under construction. The increase in backlog in fiscal 1993 as compared with fiscal 1992 was principally due to the change in fiscal 1993 in the method of recognizing backlog under long-term operating and maintenance agreements for the Power Systems Group's operating plants. Since fiscal 1993, the Company has recognized in backlog the ensuing 12 months' revenues of the operating subsidiaries in the Power Systems Group. If such backlog had been included in fiscal 1992 backlog, backlog for fiscal 1992 would have been $200.3 million and backlog would have increased only 5% in fiscal 1993 as compared to fiscal 1992.

     New orders awarded to the Power Systems Group decreased 31% in fiscal 1994 as compared with fiscal 1993, to $188.7 million in fiscal 1994 from $273.8 million in fiscal 1993, which in turn represented an increase of 47% in new orders awarded as compared to the $186.2 million of new orders awarded in fiscal 1992. The increase in new orders awarded in fiscal 1993 as compared with fiscal 1992 was principally due to the foregoing changes in backlog and new order recognition.

     The Power Systems Group's operating revenues increased by 9% in fiscal 1994 as compared to fiscal 1993, to $143.5 million from $131.8 million, which in turn represented an increase from fiscal 1992 operating revenues of $123.4 million. The increase in operating revenues from fiscal 1993 to fiscal 1994 was as a result of the transfer of a facilities management services unit from the Corporate and Financial Services Group into the Power Systems Group.

     The Power Systems Group's gross earnings increased $1.4 million in fiscal 1994 as compared with fiscal 1993 or 3%, to $47.9 million from $46.5 million, which in turn represented a 6% increase from gross earnings of $43.8 million in fiscal 1992.

     Research and Development. The Company is continually engaged in research and development efforts both in performance and analytical services on current projects and in development of new products and processes. During fiscal 1994, fiscal 1993 and fiscal 1992, approximately $9.8 million, $8.3 million and $6.9 million, respectively, was spent on company-sponsored research activities. During the same periods, approximately $38.2 million, $40.9 million and $32.3 million, respectively, was spent on customer-sponsored research activities that were paid for by customers of the Company.

FINANCIAL CONDITION

     Six Months Ended June 30, 1995 Compared to Six Months Ended July 1, 1994

     The Company's consolidated financial condition improved during the six months ended June 30, 1995 as compared to the six months ended July 1, 1994. Stockholders' equity for the six months ended June 30, 1995 increased $31.8 million.

     During the six months ended June 30, 1995, the Company's long-term investments in land, buildings and equipment were $21.0 million as compared to $18.0 million for the comparable period in 1994.

     As of June 30, 1995, the Company had entered into an agreement to acquire Pyropower and memoranda of understanding for (i) the purchase for approximately $2.5 million of the assets of Zack Power and Industrial Company, a construction company in Gary, Indiana, the closing of which occurred in September 1995; and
(ii) the purchase for approximately $16.0 million of the assets of TPA, Inc., a supplier of sulfur recovery equipment based in Dallas, Texas, the closing of which also occurred in September 1995. During the next few years, capital expenditures will continue to be directed primarily toward strengthening and supporting the Company's core businesses.

     Long-term debt, including current installments, and bank loans increased by $49.0 million, net of repayments of $5.6 million at June 30, 1995 as compared to December 30, 1994.

     Three Years Ended December 30, 1994

     The Company's consolidated financial condition improved during the three year period ended December 30, 1994. Stockholders' equity at the end of fiscal 1994 was $456.5 million as compared to $400.2 million at the end of fiscal 1993 and $387.3 million at the end of fiscal 1992. For fiscal 1994, the increases from net earnings of $65.4 million and the change in the accumulated translation adjustment of $13.3 million were partially offset by dividends to stockholders of $25.8 million. Since the beginning of 1992, net assets have increased by $104.3 million through December 30, 1994 excluding the accumulated translation adjustment of $56.6 million and the net after tax and valuation allowance accounting charge of $91.3 million ($2.57 per share) related to the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in fiscal 1992.

     For the fiscal years 1992, 1993 and 1994, long-term investments in land, buildings and equipment were $56.0 million, $27.8 million and $38.5 million, respectively. In fiscal 1994, the Company acquired Enserch and Optimized Process Designs, Inc. with net cash payments after cash acquired of $50.9 million. In 1993, a 49.5% limited partnership interest in the Camden waste-to-energy facility was sold to an institutional investor and Thermacote Welco was sold; aggregate proceeds amounted to $50.3 million.

     Long-term debt, including current installments, and bank loans increased by $76.1 million, net of repayments of $64.7 million, during the three-year period. Payments in fiscal 1994 included $22 million for the first principal installment on the Company's 8.58% Private Notes.

     In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment design or plant construction. Based on its knowledge of the facts and circumstances relating to the Company's liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in charges against assets or earnings materially in excess of amounts previously provided in the accounts.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents totaled $199.7 million at June 30, 1995, a decrease of $36.1 million from fiscal year end 1994. During the first six months of fiscal 1995, the Company paid $13.6 million in stockholder dividends and repaid debt of $5.6 million. New borrowings totaled $54.6 million resulting primarily from increased working capital needs.

     Cash and cash equivalents totaled $235.8 million at December 30, 1994. During fiscal 1994, the Company paid $25.8 million in stockholder dividends and repaid debt totaling $30.5 million, including the $22.0 million principal repayment on the Private Notes. New borrowings amounted to $100.8 million resulting primarily from increased working capital needs and the Enserch acquisition.

     During the first six months of fiscal 1995, cash flow used by operating activities amounted to $101.6 million. This was funded by changes in short-term investments and borrowings under long-term and short-term credit facilities. These reductions in cash flow from operating activities during a period of improving profitability resulted from an increase in the Company's working capital needs which vary from period to period depending on the mix, stage of completion and commercial terms and conditions of the Company's contracts. Working capital needs have increased as a result of the Company satisfying requests from its Energy Equipment Group customers for more favorable payment terms under contracts. Such requests generally include reduced advance payments and more favorable payment schedules. Such terms requiring the Company to defer receipt of payments from its customers had a negative impact on the Company's available working capital. The Company's contracts in process and inventories increased by $79.4 million during the first six months of fiscal 1995 to $278.2 million at June 30, 1995, from $198.8 million at year end 1994. In addition, the Company's balance of accounts and notes receivable increased by $88.8 million during the first six months of fiscal 1995 to $585.8 million at June 30, 1995, from $497.0 million at fiscal year end 1994.

     During fiscal 1994, cash flow from operating activities decreased by $161.0 million to ($14.3 million) from $146.7 million in fiscal 1993 which represented an increase of $5.0 million from $141.7 million in fiscal 1992. These reductions in cash flow from operating activities during a period of improving profitability resulted from an increase in the Company's working capital needs which vary from period to period depending on the mix, stage of completion, commercial terms and conditions of the Company's contracts. Working capital needs have increased as a result of the Company satisfying requests from its Energy Equipment Group customers for more favorable payment terms under contracts. Such requests generally include reduced advance payments and more favorable payment schedules. Such terms required the Company to defer receipt of payments from its customers, which combined with the acquisition of Enserch had a negative impact on the Company's working capital in fiscal 1994. The Company's contracts in process and inventories increased by $87.2 million in fiscal 1994 to $198.8 million at year end 1994 from $111.6 million at year end 1993. Approximately $24.7 million of the increase in contracts in process and inventories in fiscal 1994 was attributable to a United States subsidiary of the Energy Equipment Group (principally with regard to projects in China) and approximately $27.4 million of such increase was attributable to Enserch. In addition, the Company's balance of accounts and notes receivable increased by $54.5 million in fiscal 1994 to $497.0 million at fiscal year end 1994 from $442.5 million at fiscal year end 1993. The increase was due primarily to a $26.9 million increase attributable to the Energy Equipment Group (primarily the Chinese projects) and a $45.0 million increase related to the United States operations of the E&C Group (a significant portion of which was due to the acquisition of Enserch). These increases were partially offset by reduced accounts receivable levels at the European affiliates of the E&C Group.

     Management of the Company expects its customers' requests for more favorable terms under Energy Equipment Group contracts to continue as a result of the competitive markets in which the Company operates, thereby maintaining the existing demands on its working capital. The Company intends to satisfy its continuing working capital needs by borrowing under its Revolving Credit Facilities, through internal cash generation and third-party financings in the capital markets. The Company's pricing of contracts recognizes costs associated with the use of working capital.

     On August 14, 1995, the Company filed a universal shelf registration statement with the Securities and Exchange Commission to cover the issuances, from time to time, of up to $500 million of debt and equity securities, including securities convertible into debt and equity securities. The senior unsecured debt and subordinated debt securities covered by the shelf registration statement were rated BBB and BBB-, respectively, by Standard & Poor's Corporation. The Company intends to access the capital markets to refinance borrowings under its Revolving Credit Facilities referred to below.

     On September 20, 1995, the Company established two revolving credit facilities with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. One facility is a short-term revolving credit facility of $200 million with a maturity of 364 days and the second is a $300 million revolving credit facility with a maturity of four years (collectively, the "Revolving Credit Facilities"). Borrowings under these facilities were incurred to fund a portion of the Pyropower acquisition, to refinance bank debt previously incurred to fund working capital and the acquisition of Enserch and to make a scheduled principal installment payment on the Private Notes.

     On October 1, 1995, the Company made a $22.0 million principal payment on its Private Notes. The Company made such payment with proceeds from borrowings under the Revolving Credit Facilities. In September 1995, the holders of the Private Notes executed a waiver of certain financial covenants necessitated by the Pyropower acquisition which waiver is effective until November 21, 1995. The Company has requested that the holders of the Private Notes amend the covenants of the Private Notes to reflect substantially similar covenants to those contained in the Revolving Credit Facilities. If such amendment is not approved by 66-2/3% of the holders of the Private Notes prior to November 21, 1995, the Company intends to prepay the full principal amount of the Private Notes, plus a premium to be determined on the date of such prepayment based on interest rates as of that date. If the amendment is approved, the Company will be required to pay scheduled principal installments of $22.0 million on the Private Notes on October 1, 1996, 1997 and 1998. The Company expects to make such payments from internally generated cash, borrowings under its Revolving Credit Facilities and third-party financings in the capital markets.

     The Company has lease payments due under two long-term operating leases aggregating $9.2 million in fiscal 1995, $9.1 million in fiscal 1996 and $87.6 million in fiscal 1997 and other rental payments under leases for office space. The primary reason for the increase in 1997 is the payment of the first lease payment for a 1,600-ton-per-day recycling and waste-to-energy plant located in Robbins, Illinois, which is scheduled to go into operation in 1997. The Company expects to make these lease payments from cash available from operations and borrowings under its Revolving Credit Facilities. Leasing arrangements for equipment, which are short-term in nature, are not expected to impact the Company's liquidity or capital resources.

     The Company and its subsidiaries, along with many other companies, are codefendants in numerous lawsuits pending in the United States and Canada, in which plaintiffs claim damages for personal injury or property damage alleged to have arisen from the exposure to or use of asbestos. At June 30, 1995, there were approximately 63,000 suits pending. Approximately 17,300 new claims were filed in the six month period ended June 30, 1995 and approximately 6,000 were either settled or dismissed without payment. Any settlement costs not covered by the Company's insurance carriers were immaterial. The Company has agreements with insurance carriers covering a substantial portion of its potential costs relating to pending claims. The management of the Company has carefully considered the financial viability and legal obligations of its insurance carriers and has concluded that the insurers will continue to adequately fund claims and defense costs relating to asbestos litigation.

     Management of the Company believes that cash and cash equivalents of $199.7 million and short-term investments of $96.2 million at June 30, 1995, combined with cash flow from operating activities, amounts available under its Revolving Credit Facilities and access to third-party financings in the capital markets will be adequate to meet its working capital and liquidity needs for the foreseeable future.

     Management's strategy for managing risks associated with interest rate fluctuations is to enter into financial instrument transactions, such as interest rate swaps and forward rate agreements, to reduce such risks. Management's strategy for managing transaction risks associated with currency fluctuations is for each operating unit to enter into forward foreign exchange agreements to hedge its exposure on contracts into the operating unit's functional currency. The Company utilizes all such financial instruments solely for hedging. Corporate policy prohibits the speculative use of such instruments. As disclosed in Note 15 to the 1994 Financial Statements, the Company is exposed to credit loss in the event of nonperformance by the counterparties to such financial instruments. To minimize this risk, the Company enters into these financial instruments with financial institutions that are primarily rated A or better by Standard & Poor's or A2 or better by Moody's. Management believes that the geographical diversity of the Company's operations mitigates the effects of the currency translation exposure. No significant unhedged assets or liabilities are maintained outside the functional currency of the operating subsidiaries. Accordingly, translation exposure is not hedged.

     The Company and its subsidiaries, along with many other companies, are codefendants in numerous lawsuits pending in the United States and Canada, in which plaintiffs claim damages for personal injury or property damage alleged to have arisen from the exposure to or use of asbestos. At December 30, 1994, there were approximately 51,700 suits pending. Approximately 26,400 new claims were filed in fiscal 1994 and approximately 18,000 were either settled or dismissed without payment in fiscal 1994. Any settlement costs not covered by the Company's insurance carriers were immaterial. The Company has agreements with insurance carriers covering a substantial portion of its potential costs relating to pending claims. During the three year period ended December 30, 1994, the Company tried, settled or summarily disposed of approximately 32,000 asbestos-related claims. Approximately $53 million was spent on asbestos litigation defense and case resolution during the three year period
(1992 -- $8.3 million; 1993 -- $20.9 million; 1994 -- $23.8 million). The
Company estimates that, in respect of its asbestos litigation for the years 1992, 1993 and 1994, the asset recorded relating to probable insurance recoveries would have been approximately $46.5 million, $65 million and $77 million, respectively, and the liability accrued relating to probable losses would have been approximately $50 million, $68 million and $78 million, respectively. Management of the Company has carefully considered the financial viability and legal obligations of its insurance carriers and has concluded that the insurers will continue to adequately fund claims and defense costs relating to asbestos litigation.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                 FOR NON-UNITED STATES HOLDERS OF COMMON STOCK

     The following discussion sets forth a summary of the material United States federal income and estate tax consequences of the ownership and disposition of shares of Common Stock applicable to a holder that is not a U.S. person (a "non-U.S. holder"). As used in this Prospectus, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, or an estate or trust all or part of the income of which is includable in gross income for United States federal income tax purposes, regardless of the source. This discussion is for general information only and does not consider specific facts and circumstances that may be relevant to a particular non-U.S. holder's tax position or to holders that may be subject to special tax rules, such as tax exempt organizations and does not address U.S. state and local or non-U.S. tax consequences. Furthermore, the following discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations all as in effect on the date hereof, all of which are subject to change, which change may be retroactive.

     Each prospective non-U.S. holder is urged to consult a tax advisor with respect to the U.S. federal tax consequences of acquiring, holding and disposing of shares of Common Stock, as well as any tax consequences that may arise under the laws of any U.S. state or municipality or of any other taxing jurisdiction.

DIVIDENDS

     Dividends paid to a non-U.S. holder of shares of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the dividends received are effectively connected with the conduct of a trade or business within the United States by such holder, and the non-U.S. holder meets certain certification and disclosure requirements. Dividends that are effectively connected with such a trade or business in the United States are subject to U.S. federal income tax on a net income basis at regular rates applicable to U.S. citizens, resident aliens, domestic U.S. corporations or domestic trusts, as the case may be. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current U.S. Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of determining whether a holder would be subject to withholding of U.S. federal income tax and, under the current interpretation of U.S. Treasury regulations, for purposes of determining the applicability of a reduced rate of withholding under an income tax treaty (absent definite knowledge that such presumption is not warranted). Under proposed U.S. Treasury regulations not currently in effect, however, a non-U.S. holder of shares of Common Stock who wishes to claim the benefit of an applicable income tax treaty rate would be required to satisfy applicable certification and other requirements. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption mentioned above.

     A non-U.S. holder of shares of Common Stock who is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     Subject to the discussion of backup withholding tax set forth below, a non-U.S. holder will not be subject to U.S. federal income tax in respect of gain recognized on a sale or other disposition of shares of Common Stock unless
(i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, (ii) in the case of a non-U.S. holder who is a nonresident alien individual and holds shares of Common Stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the disposition and either (a) the individual's "tax home" for U.S. federal income tax purposes is in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to a foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by the individual, (iii) the non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates or (iv) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes. The Company is not and does not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

FEDERAL ESTATE TAXES

     Shares of Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be included in the holder's gross estate for U.S. federal estate tax purposes and may be subject to estate tax, unless an applicable estate tax treaty provides otherwise.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     The Company must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

     Backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the U.S. information reporting requirements) and information reporting with respect to such tax will not apply to dividends paid to non-U.S. holders outside the United States that are either subject to the 30% withholding discussed above or are not so subject because an income tax treaty applies that reduces or eliminates the withholding. In this regard, under current law, but subject to change as described below, a payer of dividends generally may rely on the payee's address outside the United States in determining that the withholding discussed above applies and, consequently, that the backup withholding and information reporting provisions do not apply, unless the payer has knowledge that the payee is a U.S. person.

     The payment of proceeds of the disposition of shares of Common Stock to or through the U.S. office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-United States status under penalty of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition of shares of Common Stock to or through a foreign office of a foreign broker generally will not be subject to this backup withholding tax or information reporting. In the case of the payment of proceeds from the disposition of shares of Common Stock through a foreign office of a broker that is a U.S. person or a "U.S. related person," information reporting (but not backup withholding) will apply to the payment unless the broker receives a statement from the owner, signed under penalty of perjury, certifying its non-United States status or the broker has documentary evidence in its files that the owner is a non-U.S. holder, the broker has no actual knowledge to the contrary and certain other conditions are met. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with the conduct of a trade or business in the United States.

     These backup withholding and information reporting rules are subject to Proposed Treasury regulation issued in late 1990 and are under review by the United States Treasury Department, and their application to the Common Stock could be changed. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the U.S. Underwriting
Agreement dated as of             , 1995 (the "U.S. Underwriting Agreement"),
the Company has agreed to sell to each of the underwriters named below (the "U.S. Underwriters") for whom Lehman Brothers Inc., Goldman, Sachs & Co. and Smith Barney Inc. are acting as representatives (the "Representatives"), and each of the U.S. Underwriters has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.

                                                                                 NUMBER
                                U.S. UNDERWRITERS                               OF SHARES
    --------------------------------------------------------------------------  ---------
    Lehman Brothers Inc. .....................................................
    Goldman, Sachs & Co. .....................................................
    Smith Barney Inc. ........................................................

                                                                                ---------
              Total...........................................................  3,360,000
                                                                                =========

     Subject to the terms and conditions set forth in the International
Underwriting Agreement dated as of             , 1995 (the "International
Underwriting Agreement"), the Company has agreed to sell to each of the international managers named below (the "International Managers"), and each of the International Managers has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.

                                                                                  NUMBER
                              INTERNATIONAL MANAGERS                             OF SHARES
    ---------------------------------------------------------------------------  ---------
    Lehman Brothers International, Inc. (Europe)...............................
    Goldman Sachs International................................................
    NatWest Securities Limited.................................................
    Smith Barney Inc. .........................................................
    UBS Limited................................................................
                                                                                 ---------
              Total............................................................   840,000
                                                                                 =========

     The U.S. Underwriting Agreement and the International Underwriting Agreement provide that the obligations of the several U.S. Underwriters and the International Managers to purchase shares of Common Stock are subject to certain conditions contained therein, and that if any of the foregoing shares are purchased by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement or by the International Managers pursuant to the International Underwriting Agreement, all of the shares of Common Stock agreed to be purchased by either the U.S. Underwriters or the International Managers, as the case may be, pursuant to their respective Underwriting Agreements must be so purchased. The offering price and underwriting discounts and commissions for the U.S. Offering and the International Offering are identical. The closing of the U.S. Offering is a condition to the closing of the International Offering, and the closing of the International Offering is a condition to the closing of the U.S. Offering.

     The Company has been advised that the U.S. Underwriters and the International Managers propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers (who may include the U.S. Underwriters and the International Managers) at such public offering
price less a selling concession not in excess of $          per share. The U.S.
Underwriters and the International Managers may allow, and the selected dealers
may reallow a concession not in excess of $          per share to certain other
broker and dealers. After the commencement of the public offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the U.S. Underwriters or the International Managers.

     The Company has granted to the U.S. Underwriters and the International Managers options to purchase at the public offering price, less the underwriting discount and commission as set forth on the cover page of this Prospectus Supplement, up to 504,000 and 126,000 additional shares of Common Stock, solely to cover over-allotments. Either or both such options may be exercised at any time until 30 days after the date of the U.S. Underwriting Agreement and the International Underwriting agreement, respectively. To the extent that either option is exercised, each U.S. Underwriter or International Manager, as the case may be, will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such U.S. Underwriter's or International Manager's initial commitment as indicated in the preceding tables.

     The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Underwriting Agreements and the Agreement between U.S. Underwriters and International Managers, including (i) certain purchases and sales between the U.S. Underwriters and the International Managers, (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion,
(iii) purchases, offers or sales by a U.S. Underwriter who is also acting as an International Manager or by an International Manager who is also acting as a U.S. Underwriter and (iv) other transactions specifically approved by the Representatives and the International Managers. As used herein, (a) the term "United States" means the United States of America (including the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and (b) the term "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada, or any estate or trust the income of which is subject to U.S. or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any U.S. branch of a Person other than a U.S. or Canadian Person.

     Any offer of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     Each International Manager has represented and agreed that (i) it has not offered or sold, and will not offer or sell any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass in the United Kingdom any document in connection with the issue of the shares to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     No action has been or will be taken in any jurisdiction by the Company or the International Managers that would permit an offering to the general public of the shares offered hereby in any jurisdiction other than the United States.

     Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page of this Prospectus Supplement.

     Lehman Brothers has acted as adviser to the Company in connection with the Pyropower acquisition and received a fee of $1.375 million at the closing of the acquisition. In addition, in the ordinary course of their respective businesses, certain of the Underwriters named above and/or their affiliates have provided, and may in the future provide, investment banking services to the Company. A limited partner of Goldman, Sachs & Co., Eugene D. Atkinson, currently serves as a director of the Company.

     National Westminster Bank PLC ("NWB"), an affiliate of NatWest Securities Limited is the administrative agent and a member of the syndicate of seventeen banks which are lenders to the Company under the Revolving Credit Facilities. In addition, Union Bank of Switzerland, New York Branch ("UBS"), an affiliate of UBS Limited, is a member of the syndicate of banks. An aggregate of $500 million is available for borrowing from time to time under the Revolving Credit Facilities, and NWB's aggregate participation is $45 million and UBS's aggregate participation is $37.5 million. NWB and UBS will receive their pro rata share of any net proceeds of the Offerings used to repay amounts outstanding under the Revolving Credit Facilities.

     The Company and each of its directors and executive officers have agreed that they will not, without the prior written consent of Lehman Brothers Inc., offer, sell or otherwise dispose of any shares of Common Stock, options or warrants to acquire any shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock during the 90-day period following the date of this Prospectus Supplement, except that the Company may issue shares upon the exercise of options granted prior to the date here of, and may grant additional options under its stock option plans.

     The Company has agreed to indemnify the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the U.S. Underwriters and the International Managers may be required to make in respect thereof.

                          INDEX TO PRO FORMA UNAUDITED
                       CONDENSED COMBINED FINANCIAL DATA

                                                                                        PAGE
                                                                                        ----
Introduction to Pro Forma Unaudited Condensed Combined Financial Data.................   P-2
Pro Forma Unaudited Condensed Combined Balance Sheet as of June 30, 1995..............   P-3
Pro Forma Unaudited Condensed Combined Statements of Earnings for the Year Ended
  December 30, 1994 and the Six Months Ended June 30, 1995............................   P-4
Notes to Pro Forma Unaudited Condensed Combined Financial Data........................   P-5

                                INTRODUCTION TO
             PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL DATA

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER

     The following Pro Forma Unaudited Condensed Combined Balance Sheet as of June 30, 1995 and the Pro Forma Unaudited Condensed Combined Statements of Earnings for the year ended December 30, 1994 and the six months ended June 30, 1995 (collectively, the "Pro Forma Financial Data") combine (i) the historical consolidated balance sheets of Foster Wheeler Corporation and Subsidiaries (the "Company") and Ahlstrom Pyropower ("Pyropower") as if the acquisition had been effected on June 30, 1995, and (ii) the historical statements of earnings as if the acquisition had been effected on January 1, 1994.

     The pro forma unaudited condensed combined financial data has been prepared on the basis of the assumptions described in the notes to the pro forma unaudited condensed combined financial data and includes assumptions relating to the allocation of the consideration paid for Pyropower to the combined assets and liabilities of Pyropower based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the pro forma unaudited condensed combined financial data after an appropriate review of the fair values of the combined assets and liabilities of Pyropower has been completed. Amounts allocated will be based upon the estimated fair values at the time of acquisition, which could vary significantly from the amounts as of June 30, 1995. The acquisition will be accounted for using the purchase method. Although certain items noted herein are subject to potential adjustment, Management does not believe that the effect of any such adjustments will be material to the Pro Forma Financial Data.

     The pro forma unaudited condensed combined financial data presented is not necessarily indicative of the actual results that would have been achieved had the acquisition closed on the dates assumed herein.

     The pro forma unaudited condensed combined financial data should be read in conjunction with the financial statements and related notes thereto of the Company appearing in its 1994 Form 10-K and its June 30, 1995 Form 10-Q and of Pyropower appearing in the Company's Form 8-K filed on October 12, 1995, as amended.

              PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER

                 AS OF JUNE 30, 1995 (IN THOUSANDS OF DOLLARS)

                                             FOSTER WHEELER    AHLSTROM      PRO FORMA        PRO FORMA
                                              CORPORATION      PYROPOWER    ADJUSTMENTS        COMBINED
                                             --------------    ---------    -----------       ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................   $  199,725      $  17,075     $  45,000(C1)    $  191,800
                                                                               (70,000)(C2)
  Short-term investments....................       96,157                      (20,000)(C2)       76,157
  Accounts and notes receivable.............      585,764         95,356                         681,120
  Contracts in process......................      242,326                                        242,326
  Inventories...............................       35,847         16,605        (2,800)(C6)       49,652
  Prepaid and refundable income taxes.......       46,537                                         46,537
  Prepaid expenses..........................       15,608          5,134                          20,742
                                               ----------       --------      --------        ----------
     Total current assets...................    1,221,964        134,170       (47,800)        1,308,334
  Land, buildings and equipment -- net......      566,212         52,036        35,000(C4)       638,448
                                                                               (14,800)(C6)
  Notes and accounts receivable --
     long-term..............................       57,831            976                          58,807
  Investments and advances..................       52,686          8,874        (6,500)(C1)       55,060
  Cost in excess of net assets of
     subsidiaries acquired..................       67,563                      147,129(C4)       214,692
  Deferred charges and prepaid
     pension cost...........................      221,335         16,968       (16,968)(C3)      215,335
                                                                                (6,000)(C6)
  Deferred income taxes.....................        3,958                                          3,958
                                               ----------       --------      --------        ----------
          TOTAL ASSETS......................   $2,191,549      $ 213,024     $  90,061        $2,494,634
                                               ==========       ========      ========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current installments on long-term debt....   $   32,669      $      22                      $   32,691
  Bank loans................................      110,070          7,196                         117,266
  Accounts payable and accrued expenses.....      333,528         56,239     $  20,000(C4)       430,467
                                                                                20,700(C6)
  Estimated costs to complete long-term
     contracts..............................      339,252        111,610                         450,862
  Advance payments by customers.............       89,565          5,694                          95,259
                                                                                (3,000)(C5)
  Income taxes..............................       34,309                       (3,000)(C6)       28,309
                                               ----------       --------      --------        ----------
     Total current liabilities..............      939,393        180,761     $  34,700         1,154,854
  Long-term debt, less current
     installments...........................      515,618          2,836       120,000(C2)       638,454
  Deferred income taxes.....................       21,733                                         21,733
  Other long-term liabilities, deferred
     credits and postretirement benefits
     other than pensions and minority
     interest in subsidiary companies.......      226,551          3,088         1,700(C6)       231,339
                                               ----------       --------      --------        ----------
          TOTAL LIABILITIES.................    1,703,295        186,685       156,400         2,046,380
TOTAL STOCKHOLDERS' EQUITY                                                       3,000(C5)
                                                                                45,000(C1)
                                                                               (71,339)(C1)
                                                  488,254         26,339       (43,000)(C6)      448,254
                                               ----------       --------      --------        ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY....................................   $2,191,549      $ 213,024     $  90,061        $2,494,634
                                               ==========       ========      ========        ==========

 The accompanying notes to the pro forma unaudited condensed combined financial data
                       are an integral part of this data.

         PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF EARNINGS

       FOSTER WHEELER CORPORATION AND SUBSIDIARIES AND AHLSTROM PYROPOWER

  FOR THE YEAR ENDED DECEMBER 30, 1994 AND THE SIX MONTHS ENDED JUNE 30, 1995
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                YEAR 1994                                       SIX MONTHS 1995
                             ------------------------------------------------   ------------------------------------------------
                               FOSTER                  PRO FORMA                  FOSTER                  PRO FORMA
                               WHEELER     AHLSTROM     ADJUST-    PRO FORMA      WHEELER     AHLSTROM     ADJUST-    PRO FORMA
                             CORPORATION   PYROPOWER   MENTS(C5)    COMBINED    CORPORATION   PYROPOWER   MENTS(C5)    COMBINED
                             -----------   ---------   ---------   ----------   -----------   ---------   ---------   ----------
REVENUES:
  Operating revenues.......  $2,234,441    $226,334                $2,460,775   $1,314,726    $135,792                $1,450,518
  Other income.............      36,682       4,647    $ (3,000 )      38,329       15,149         436    $ (1,500 )      14,085
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
         Total Revenues....   2,271,123     230,981      (3,000 )   2,499,104    1,329,875     136,228      (1,500 )   1,464,603
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
COSTS AND EXPENSES:
  Cost of operating
    revenues...............   1,909,893     225,913     (39,300 )   2,096,506    1,134,056     148,590     (25,400 )   1,257,246
  Selling, general and
    administrative
    expenses...............     203,445          --      38,900       242,345      110,909          --      25,200       136,109
  Other deductions.........      45,906       6,085       8,200        60,191       27,049       3,068       4,100        34,217
  Minority interest........       5,012        (923 )                   4,089        1,804        (342 )                   1,462
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
         Total Costs and
           Expenses........   2,164,256     231,075       7,800     2,403,131    1,273,818     151,316       3,900     1,429,034
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
Earnings before income
  taxes....................     106,867         (94 )   (10,800 )      95,973       56,057     (15,088 )    (5,400 )      35,569
Provision/(benefit) for
  income taxes.............      41,457       2,006      (3,780 )      39,683       19,287        (556 )    (4,890 )      13,841
                             ----------    --------    --------    ----------   ----------    --------    --------    ----------
Net earnings/(loss)........  $   65,410    $ (2,100 )  $ (7,020 )  $   56,290   $   36,770    $(14,532 )  $   (510 )  $   21,728
                             ==========    ========    ========    ==========   ==========    ========    ========    ==========
Earnings per share.........  $     1.83          --          --    $     1.57   $     1.03          --          --    $      .61

 The accompanying notes to the pro forma unaudited condensed combined financial data
                       are an integral part of this data.

                          NOTES TO PRO FORMA UNAUDITED
                       CONDENSED COMBINED FINANCIAL DATA

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER
                           (IN THOUSANDS OF DOLLARS)

1. The acquisition of Pyropower by the Company will be accounted for as a purchase. The resulting adjustments, which include the effects of converting the Pyropower financial data to U.S. generally accepted accounting principles, are based on the historical consolidated financial statements of the Company and Pyropower as well as the financing of the transaction. Final adjustments will be based upon the fair market value of the assets and liabilities of Pyropower and a payment based upon bookings of Pyropower in 1995, which payment the Company has estimated to be approximately $20 million (the "Bookings Payment"). Management does not expect the aggregate of such adjustments to exceed $2 million in either direction. The pro forma statements of earnings were translated using average exchange rates during the periods. The pro forma balance sheet was translated using the exchange rate at June 30, 1995.

     The pro forma unaudited condensed financial data is based on the following:

     (a) The acquisition was assumed to have occurred as of June 30, 1995 for balance sheet purposes and on January 1, 1994 for statements of earnings purposes.

     (b) The purchase price was funded initially by the long-term Revolving Credit Facilities established on September 20, 1995 with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. One facility is a short-term revolving credit facility of $200 million with a maturity of 364 days and the second is a $300 million revolving credit facility with a maturity of four years.

     (c) The pro forma adjustments to reflect the effects of the transaction are as follows:

         (1) To record the infusion of $45,000 of cash by A. Ahlstrom Corporation to fund the working capital deficiency required by
              Section 3.3 of the Purchase Agreement and to eliminate Pyropower's equity accounts of $71,339 which include the revaluation of investments of $6,500 made under International Accounting Standards.

         (2) To reflect the sources of the consideration paid for the estimated purchase price of $200,000, plus estimated direct costs of $10,000 to be incurred in consummating the acquisition:

              Cash.................................................................  $ 30,000
              Short-term investments...............................................    20,000
              Cash acquired........................................................    40,000
              Long-term Revolving Credit Facilities................................   120,000
                                                                                     --------
                                                                                     $210,000
                                                                                     ========

         (3) To eliminate purchased negative goodwill and capitalized research and development costs aggregating $16,968.

         (4)  To reflect estimated net assets acquired:

              Estimated purchase price including the estimated Bookings Payment of
                $20 million (see 2 above)..........................................  $210,000
              Plus: Estimated amounts related to employee redundancy, relocation and facilities closing costs incidental to the acquisition of
              Pyropower............................................................    20,000*
              Less: net assets of Pyropower........................................   (71,339)
                                                                                     --------
              Excess of purchase price over carrying value of net assets acquired...........................................................  $158,661
                                                                                     ========
              Allocated to:
                   Land, buildings and equipment...................................  $ 35,000
                   Intangibles.....................................................   147,129
                   Purchased negative goodwill and capitalized research and
                   development costs...............................................   (16,968)
                   Revaluation of investments......................................    (6,500)
                                                                                     --------
                                                                                     $158,661
                                                                                     ========

             * Capitalized costs of $20 million referred to above reflect Management's estimate of the costs related to severance for and relocation of Pyropower employees and the costs associated with the closing of certain Pyropower facilities. In accordance with APB 16 and FTB 85-5, such estimate does not include any costs related to existing Foster Wheeler Corporation personnel or facilities, nor does it include any indirect or general expenses related to the acquisition. An approximation of expense categories is as follows:

                    Duplicate research and development facilities...................  $12,000
                    Closure of excess manufacturing facilities......................    5,000
                    Redundancy in sales, general and administrative
                      areas-severance...............................................    3,000
                                                                                      -------
                              Total.................................................  $20,000
                                                                                      =======

         (5) To reflect the adjustments to the pro forma condensed combined statements of earnings, as follows:

                                                                                        SIX
                                                                             YEAR      MONTHS
                                                                             1994       1995
                                                                           --------   --------
              Interest income(i).........................................  $ (3,000)  $ (1,500)
                                                                           ========   ========
              Cost of operating revenues:
              Depreciation(ii)...........................................  $  1,400   $    700
              Research and development costs(iii)........................    (1,800)      (900)
              Selling, general, and administrative expenses(iv)..........   (38,900)   (25,200)
                                                                           --------   --------
                                                                           $(39,300)  $(25,400)
                                                                           ========   ========
              Other deductions:
              Amortization of cost in excess of net assets acquired(v)...  $  4,000   $  2,000
              Interest expense (vi)......................................     7,200      3,600
              Interest expense (vii).....................................    (3,000)    (1,500)
                                                                           --------   --------
                                                                           $  8,200   $  4,100
                                                                           ========   ========

             (i) The reduction of interest income relates to the use of $50,000 of the Company's cash and short-term investments to finance the acquisition and was calculated based on historical returns for the periods presented.

             (ii) Estimated incremental depreciation expense resulting from costs allocated to buildings and equipment based on preliminary, third-party appraisals. The estimated economic lives assigned to acquired building and equipment will be approximately 25 to 40 years and 10 to 20 years, respectively, unless appraisals indicate different useful lives.

             (iii) The amortization of capitalized research and development costs was eliminated to reflect the fact that such costs were written off at January 1, 1994 as required by U.S. generally accepted accounting principles.

             (iv) To reclassify Pyropower's selling, general and administrative expenses from cost of operating revenues to conform to the Company's presentation.

             (v) Management has estimated that a composite useful life for intangibles of approximately 35 years will be used based upon the continued viability and application of the acquired "circulating fluidized bed (CFB)" technology in the market place, which technology is not subject to rapid obsolescence
                   .

             (vi) Interest expense was calculated based on the current rate of six percent available to the Company under each of the Revolving Credit Facilities.

             (vii) Interest expense on prior intercompany notes which were capitalized under the Purchase Agreement.

             (viii) Income tax benefit ($3 million) was calculated under SFAS
                    109 based upon the allowable losses incurred in the United States only, since foreign losses would have resulted in a full valuation allowance due primarily to uncertainty of future foreign earnings. This is the only reconciling tax adjustment between IAS and U.S. GAAP.

         (6) To reflect the estimated effects of the reorganization charge to be recorded in the fourth quarter of 1995. Such charge has not been reflected in the pro forma statements of earnings as it is considered to be nonrecurring. An estimated tax benefit of $3 million has been included. The components of the reorganization charge which relate to the business of Foster Wheeler Corporation are as follows:

              Inventory.............................................................  $ 2,800
              Land, buildings and equipment.........................................   14,800
              Deferred charges and prepaid pension costs............................    6,000
              Accounts payable and accrued expenses.................................   20,700
              Other long-term liabilities...........................................    1,700
                        Total.......................................................   46,000
              Less tax benefit......................................................    3,000
                        Net reorganization charge...................................  $43,000

         (7) Based on Management's review of accounting for pensions, differences between International Accounting Standards and U.S. generally accepted accounting principles are not considered material.

             - The income tax provision (benefit) was adjusted to reflect income taxes on pro forma adjustments, assuming a 35 percent tax rate.

PROSPECTUS
                                  $500,000,000

                           FOSTER WHEELER CORPORATION
                                   SECURITIES
                          ---------------------------

     Foster Wheeler Corporation ("Foster Wheeler" or the "Company") may offer from time to time, together or separately, up to $500,000,000 aggregate principal amount, or its equivalent based on the applicable exchange rate at the time of the offering, of its (i) debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"); (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary receipts (the "Depositary Shares") that will represent a fraction of a share of Preferred Stock; (iii) shares of common stock (the "Common Stock"); and (iv) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), in each case in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and the Warrants are collectively called the "Securities."

     The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities.

     If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

     The Common Stock is listed on the New York Stock Exchange under the symbol "FWC." The Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
       CRIMINAL OFFENSE.

                          ---------------------------

     The Securities may be sold directly to purchasers or through agents, underwriters, including the underwriter listed below (the "Underwriters") or dealers. The Prospectus Supplement applicable to each sale of Securities hereunder will set forth the names of each such Underwriter, the proposed amounts to be purchased by the Underwriters and the compensation of such Underwriters. Pricing information and net proceeds to the Company from the sale of such Securities will also be set forth in such Prospectus Supplement. See "Plan of Distribution" herein.

                          ---------------------------

                                LEHMAN BROTHERS
October 31, 1995

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF AND THEREOF.

                             AVAILABLE INFORMATION

     Foster Wheeler is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the New York regional office of the Commission, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement filed by Foster Wheeler with the Commission under the Securities Act of 1933, as amended (the "Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus:

     (a) the Company's Annual Report on Form 10-K (Commission File No. 1-286-2) for the fiscal year ended December 30, 1994, as amended on Form 10-K/A, dated October 23, 1995;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as amended on Form 10-Q/A, dated October 23, 1995;

     (c) the Company's Proxy Statement for the Annual Meeting of Stockholders on April 25, 1995, filed with the Commission on March 17, 1995; and

     (d) the Company's Current Report on Form 8-K, dated September 25, 1995 and its Current Report on Form 8-K, dated October 12, 1995, as amended on Form 8-K/A, dated October 31, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference to this Prospectus and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Foster Wheeler will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Thomas R. O'Brien, Esq., General Counsel, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809, telephone number (908) 730-4000.

                                  THE COMPANY

     Foster Wheeler is a global company providing engineering services and products to a broad range of industries through its Engineering and Construction, Energy Equipment and Power Systems Groups. Primary industries served by the Company include petroleum refining, petrochemicals, chemicals, pharmaceuticals and power generation. The services provided include design, engineering, construction, project development and management, research, plant operations and environmental services. The products include pulverized coal boilers and circulating fluidized bed steam generators, power generation facilities, chemical separation equipment and fired heaters.

     The executive offices of Foster Wheeler, a New York corporation organized in 1900, are located at Perryville Corporate Park, Clinton, New Jersey 08809, and the general telephone number is (908) 730-4000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                              YEAR ENDED DECEMBER 31,
SIX MONTHS ENDED     -----------------------------------------
 JUNE 30, 1995       1994     1993     1992     1991     1990
----------------     -----    -----    -----    -----    -----
      3.07            3.38     3.26     2.49     2.30     2.01

     The ratio of earnings to fixed charges was calculated based on information from the Company's books and records. In computing the ratio of earnings to fixed charges, earnings consist of net earnings/loss of the Company and its consolidated subsidiaries, plus income taxes, plus, in 1992, the cumulative effect of a change in accounting principle relating to the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," plus fixed charges and capitalized interest amortized, less capitalized interest and equity earnings of non-consolidated associated companies accounted for by the equity method, net of dividends. Fixed charges consist of interest costs on borrowed funds, including capitalized interest, commitment fees, and a reasonable approximation of the imputed interest on non-capitalized lease expense. There were no preferred shares outstanding during any of the periods indicated and therefore the ratio of earnings to combined fixed charges and preferred share dividend requirements would have been the same as the ratio of earnings to fixed charges for each period indicated.

                                USE OF PROCEEDS

     Unless otherwise set forth in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include repayment, reduction and/or refinancing of existing indebtedness, including acquisition indebtedness, working capital, capital expenditures and additional acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), a copy of the form of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Securities and the Indenture, as modified or superseded by any applicable Prospectus Supplement, are brief summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Capitalized terms are defined in the Indenture unless otherwise defined herein. Whenever any term defined therein is referred to, such definition is incorporated herein by reference.

GENERAL

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that additional Debt Securities may be issued in one or more series thereunder up to the aggregate principal amount that may be authorized from time to time by the Company's Board of Directors. The Debt Securities will be either unsecured senior obligations of the Company and will rank equally and ratably with all other unsecured unsubordinated indebtedness of the Company or subordinated to Senior Debt (as defined in the Indenture). The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company as described below under "Subordinated Debt" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

     Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities: (i) the specific designation of the Debt Securities; (ii) the denominations in which such Debt Securities are authorized to be issued;
(iii) the aggregate principal amount of such Debt Securities; (iv) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (v) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (vii) the times and places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) the date, if any, after which such Debt Securities may be redeemed and the redemption prices; (ix) the date or dates on which interest, if any, will be payable and the record date or dates therefor or the method by which such date or dates will be determined; (x) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(xi) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (xii) the terms and conditions, if any, pursuant to which the Debt Securities are convertible or exchangeable into Common Stock or Preferred Stock or other debt securities, including the conversion or exchange price, the conversion or exchange period and other conversion or exchange provisions; (xiii) the currency or currency units for which such Debt Securities may be purchased or in which such Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable; (xiv) any index or formula used to determine the amount of payments of principal of and premium, if any, and interest; (xv) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xvi) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date;
(xvii) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (xviii) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (xix) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; and (xx) any other terms pertaining to such Debt Securities not inconsistent with the provisions of the Indenture. Debt Securities may also be issued under the Indenture upon the exercise of Debt Warrants. See "Description of Warrants -- Debt Warrants." Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     Some of the Debt Securities may be issued at a discount (bearing no interest or interest at below market rates) ("Discount Securities") to their stated principal amount. United States Federal income tax consequences and other special considerations applicable to any such Discount Securities or any Debt Securities which are denominated in a currency or composite currency other than United States dollars will be described in the applicable Prospectus Supplement.

     Since the Company is a holding company, the rights of the Company, and hence the right of creditors of the Company (including the holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization otherwise is necessarily subject to the prior claims of creditors of any such subsidiary except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not provide for redemption at the option of a Holder nor necessarily afford Holders thereof protection in the event of a highly leveraged or other transaction that may adversely affect such Holders, except to the extent described under "-- Consolidation, Merger and Sale of Assets." Such covenants may not be waived or modified by the Company or its Board of Directors, although holders of Debt Securities could waive or modify such covenants as more fully described below under "-- Modification and Waiver."

CONVERSION OR EXCHANGE OF DEBT SECURITIES

     If so indicated in the applicable Prospectus Supplement with respect to a particular series of Debt Securities, such series will be convertible or exchangeable into Common Stock, Preferred Stock or other debt securities on the terms and conditions set forth therein. Such terms will include provisions as to whether conversion is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock, Preferred Stock or other securities of the Company to be received by the holders of Debt Securities would be calculated according to the market price of Common Stock, Preferred Stock or other securities of the Company as of a time stated in the Prospectus Supplement. The applicable Prospectus Supplement will indicate restrictions on ownership that may apply in the event of a conversion or exchange.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of such Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the Prospectus Supplement. Bearer Debt Securities will be transferrable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Debt Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

Definitions

     "Attributable Debt" is defined to mean as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum, compounded semi-annually, implicit in the terms of such lease, as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recently prepared balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with United States generally accepted accounting principles.

     "Debt" with respect to any Person is defined to mean (i) any debt (a) for money borrowed, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances; (ii) any debt of others described in the preceding clause (i) which such Person has guaranteed or for which it is otherwise directly liable; (iii) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and (iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii); provided, however, that, in computing the Debt of any Person, there shall be excluded any particular Debt if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of Debt if permitted by the instrument creating such Debt) in the necessary amount to pay, redeem or satisfy such Debt as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

     "Existing Debt" is defined to mean all Debt outstanding on the date of issuance of a particular series of Securities.

     "Permitted Secured Debt" means all Debt (i) permitted under the covenant described in "-- Limitation on Liens" and (ii) to which the covenant described in "-- Limitation on Liens" is expressly inapplicable.

     "Principal Property" is defined to mean any facility owned by the Company or any Subsidiary, in each case, the gross book value of which on the date of determination exceeds 1% of Consolidated Net Tangible Assets.

     "Restricted Subsidiary" is defined to mean any Subsidiary of the Company which owns, directly or indirectly, a Principal Property and any Subsidiary which, in the opinion of the Board of Directors or any duly authorized committee thereof, is of material importance to the Company.

     "Senior Debt" is defined to mean the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Debt of the Company, whether any such Debt exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date, other than (i) Debt that by its terms or by operation of law is subordinated to or on a parity with the Debt Securities and (ii) Debt owed to a subsidiary or partnership of the Company.

     "Subsidiary" is defined to mean a corporation of which securities having ordinary voting power, in the absence of contingencies, to elect a majority of directors, are owned directly or indirectly by the Company.

     "Working Debt" means Debt incurred by subsidiaries of the Company organized outside the United States for (i) working capital in the ordinary course of business that is repayable within three years or (ii) hedging currency risk relating to contracts with customers for the delivery of products and services with proceeds segregated and identified and limited to investments and uses designed to accomplish such purpose.

Limitation on Liens

     The Company will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Debt secured after the date of the Indenture by pledge of, or mortgage or other lien on ("Lien"), any Principal Property of the Company or any Subsidiary, or any shares of stock or Debt of any Subsidiary without effectively providing that the Debt Securities of all series issued pursuant to the Indenture (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding which would otherwise be prohibited, plus all Attributable Debt of the Company and its Subsidiaries in respect of sale and leaseback transactions (as defined in
"-- Restrictions on Sales and Leasebacks") occurring after the date of the Indenture and existing at such time which would otherwise be prohibited by the covenant described in "-- Restrictions on Sales and Leasebacks", would not exceed 5% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

          (1) Liens on property, capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost or commencement of operation thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the acquisition of such property or shares or Debt, the completion of any such construction and the commencement of operation for the purpose of financing all or any part of the purchase price or construction cost or commencement of operation thereof, provided that any such Liens shall only extend to the above-described property or property on which the above-described property is situated;

          (2) Liens on property of, or on any shares of stock or Debt of, any corporation or other Person existing at the time such corporation becomes a Restricted Subsidiary;

          (3) Liens on property of, or on any shares of capital stock or Debt of any corporation or other Person existing at the time such corporation or other Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of sale, lease or other disposition of all or substantially all the properties of a corporation or other Person to the Company;

          (4) Liens (a)(i) in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or (ii) in favor any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, or (b)(i) for taxes, assessments or governmental charges or levies in each case not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, and (ii) for materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Liens, or deposits to obtain the release of such Liens;

          (5) Liens on any property or assets of any Restricted Subsidiary to secure Debt owing by it to the Company or any other Restricted Subsidiary;

          (6) Liens arising out of judgments or awards against the Company or any subsidiary that the Company or such subsidiary is contesting in good faith;

          (7) Liens made in favor of any customer arising in the ordinary course of business of the Company or any subsidiary in respect of payments made by or on behalf of such customer for goods produced or services rendered to such customer;

          (8) Liens existing at the date of the Indenture;

          (9) Liens created to secure the financing of cogeneration, waste-to-energy or other operating or construction projects, but only to the extent that the Debt associated with any such transaction is limited in recourse to the assets, contractual rights and revenues of the particular project being financed and any such Lien does not extend beyond the assets, contractual rights and revenues of such project and the capital stock of the corporation owning such project, and any extension, renewal, refunding, replacement or refinancing (or successive extensions, renewals, replacements, refundings or refinancings) as a whole or in part of any Liens referred to in this clause (9); and

          (10) Any extension, renewal, refunding or replacement (or successive extensions, renewals, refundings or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) through (3) and (8), inclusive; provided, however, that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Debt secured by such Lien at such time is not increased.

Restrictions on Sales and Leasebacks

     The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Subsidiary of any Principal Property which has been owned and operated by the Company or such Subsidiary for more than 180 days and which has been sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been advanced by such lender or investor (each, a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and its Subsidiaries in respect of such sale and leaseback transactions occurring after the date of the Indenture and existing at such time which would otherwise be prohibited under the covenant described in "-- Restrictions on Sales and Leasebacks" plus all secured Debt then outstanding of the Company and its Subsidiaries incurred after the date of the Indenture which would otherwise be prohibited by the covenant described in "-- Limitation on Liens", would not exceed 5% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, Attributable Debt with respect to any sale and leaseback transaction under any of the following circumstances:

          (1) the lease in such sale and leaseback transaction is for a period, including renewals, of not in excess of three years; or

          (2) the property which is the subject of the sale and leaseback transaction is property capable of being subject to a Lien described in clauses (1), (2), (3), (8) or (9) in the covenant described in "-- Limitation on Liens"; or

          (3) the Company or a Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the lesser of (i) Attributable Debt or (ii) the net proceeds of any such sale or transfer to (i) the acquisition of other Principal Property of equal fair market value (as determined by the Board of Directors or any duly authorized committee thereof) or (ii) the retirement of indebtedness for pari passu borrowed money (including Securities of any Series).

Limitation on Debt Incurred by Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary to directly or indirectly, incur, assume or suffer to exist any Debt, unless, after giving effect thereto, the aggregate amount of then outstanding Debt incurred by all Restricted Subsidiaries, excluding all Secured Debt and Attributable Debt in respect of sale and leaseback transactions, shall not exceed 10% of Consolidated Net Tangible Assets. The immediately preceding sentence shall not apply to the incurrence or issuance of (a) Existing Debt, (b) Working Debt, (c) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary as a result of the merger or acquisition of such Restricted Subsidiary, (d) Debt of any corporation existing at the time such corporation becomes a Restricted Subsidiary and (e) Permitted Secured Debt.

EVENTS OF DEFAULT

     The following are Events of Default with respect to Debt Securities of each series:

          (1) default in the payment of any installment of interest, if any, upon any of the Debt Securities of such series as and when it shall become due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of, or any premium on, any of the Debt Securities of such series as and when the same shall become due and payable either at Stated Maturity, upon redemption, by declaration or otherwise; or

          (3) default in the payment of any sinking fund payment, when and as due and payable by the terms of the Debt Securities of such series; or

          (4) default in the performance, or breach, of any covenant of the Company in the Indenture or the Debt Securities of such series (other than a covenant a default in the performance or a breach of which is otherwise specified as an Event of Default or which has expressly been included in the Indenture and designated as being solely for the benefit of such series of Debt Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debt Securities of such series then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

          (5) default resulting in acceleration of or failure to pay at maturity
     (i) other Debt of the Company or Debt that the Company has guaranteed where the aggregate principal amount so accelerated exceeds $15 million or (ii) Debt of any Subsidiary which the Company has directly assumed or on which the Company has otherwise become directly liable as a result of the exercise of remedies upon the occurrence of a default by such Subsidiary in the performance of its obligations under any agreement guaranteed by the Company in a principal amount of $15 million or more; without such involuntary acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; provided, however, that, if such default shall be remedied or cured by the Company or waived by the holders of such indebtedness before any judgement or decree for the payment of money due shall have been obtained or entered, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without any action on the part of the Trustee or any of the holders; or

          (6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (7) the Company shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or substantially all of its property, or make any general assignment for the benefit of creditors; or

          (8) any other Event of Default provided with respect to Debt Securities of such series.

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal amount (or, if the Debt Securities of such series are Discount Securities (as defined in the Indenture), such portion of the principal as may be specified in the terms of such series) of all of the Debt Securities of such series and any premium and interest accrued thereon to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) and any premium and interest accrued thereon shall become immediately due and payable.

     However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See also
"-- Modification and Waiver."

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected thereby (each such series voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal, or any installment of principal of or interest on, any Debt Security,
(b) reduce the principal amount thereof, or reduce any premium thereof or change the time of payment of any premium thereon, (c) reduce the rate or change the time of payment of interest thereon, if any, (d) reduce any amount payable on redemption of any such Security (if any),
(e) reduce the Overdue Rate thereof, (f) change the place or currency of payment of principal of, or any premium or interest thereon, (g) reduce the amount of principal of any Discount Security payable upon acceleration of the Maturity thereof or the amount thereof provable in bankruptcy, (h) impair, if applicable, any right of repayment at the option of the Holder, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (k) alter or impair the right of any Holder to convert or exchange Securities of any series, if applicable, at the rate and upon the terms established pursuant to the Indenture.

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all Debt Securities of that series, direct the Trustee as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it and may waive any past default under the Indenture with respect to Debt Securities of that series, except a default not theretofore cured in the payment of the principal of (or premium, if any) or interest on any Debt Securities of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

     The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the Holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to, change or eliminate any provision affecting Debt Securities not yet issued; (v) to secure the Debt Securities; (vi) to establish the form or terms of Debt Securities; (vii) to evidence and provide for a successor Trustee; and (viii) to cure any ambiguity or correct any mistake or to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any Holder of Debt Securities of any series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any Person, and any other Person may not consolidate or merge with or into, the Company, unless (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases all or substantially all the assets of the Company is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the Company's obligations under the Debt Securities and under the Indenture, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing (provided that a transaction will only be deemed to be in violation of this condition (ii) as to any series of Debt Securities as to which such Event of Default or such event shall have occurred and be continuing), and (iii) certain other conditions are met.

SATISFACTION, DISCHARGE, AND DEFEASANCE PRIOR TO MATURITY OR REDEMPTION

Covenant Defeasance of any Series

     If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption of the Debt Securities of any series, money and/or Government Obligations in such amounts and maturing at such times such that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on such series of Debt Securities at the Stated Maturity of such principal or installment of principal or interest, as the case may be, then the Company may omit to comply with certain of the terms of the Indenture with respect to that series of Debt Securities, including any or all of the restrictive covenants described above or in any Prospectus Supplement, and the Events of Default described in clauses (4) and (5) under "Events of Default" shall not apply. Defeasance of Debt Securities of any series is subject to the satisfaction of certain conditions, including among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Trustee by the Company of an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (3) such covenant defeasance will not cause any Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such covenant defeasance will not result in a breach of, or constitute a default under, any instrument by which the Company is bound and (5) such covenant defeasance shall not cause the Trustee for the Securities of such series to have a "conflicting interest" for purposes of the Trust Indenture Act with respect to any securities of the Company. If indicated in the Prospectus Supplement relating to a series of Debt Securities, in addition to the obligations of the United States of America or obligations guaranteed by the United States of America, Government Obligations may include obligations of the government, and obligations guaranteed by such government, issuing the currency or currency unit in which Debt Securities of such series are payable.

Defeasance of any Series

     Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, the Company may also omit to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities, and any Events of Default with respect thereto shall not apply, and thereafter, the Holders of Debt Securities of such series shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Trustee by the Company of an Opinion of Counsel, which refers to or is based on a ruling of the Internal Revenue Service or a change in the applicable United States Federal income tax law occurring after the date of the Indenture, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance, and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (3) such defeasance will not cause any Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such defeasance will not result in a breach of, or constitute a default under, any instrument by which the Company is bound and (5) such defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest for the purpose of the Trust Indenture Act with respect to any securities of the Company.

SENIOR DEBT

     The Debt Securities that will be designated and will constitute part of the Senior Debt of the Company, will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     The Debt Securities may be subordinated and junior in right of payment, to the extent set forth in the applicable Prospectus Supplement, to all Senior Debt.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     Harris Trust and Savings Bank is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar and Paying Agent with regard to the Debt Securities. The Company has customary banking relationships with the Trustee and certain of its affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and By-laws, as amended (the "By-laws") which documents are exhibits to this Registration Statement.

     The Company is authorized to issue up to 80,000,000 shares of Common Stock, par value $1.00, and up to 1,500,000 shares of Preferred Stock, no par value. As of June 30, 1995 there were 35,857,427 shares of Common Stock and no shares of Preferred Stock outstanding. Of the 1,500,000 shares of authorized Preferred Stock, 400,000 shares have been reserved and designated as "Series A Junior Participating Preferred Stock."

PREFERRED STOCK

     General. The following summary contains a description of certain general terms of the Company's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

     The Board of Directors of the Company has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations or titles, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company, sinking fund provisions, conversion provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company; provided that, the Board of Directors shall fix such provisions as will, at a minimum, entitle the holders of such Preferred Stock, voting as a class, to elect at least two directors upon default of the equivalent of six quarterly dividends, such right to continue until cumulative dividends have been paid in full, or until non-cumulative dividends have been paid regularly for at least a year, and require the affirmative approval of at least two-thirds of the outstanding Preferred Stock as a prerequisite to any amendment to the Certificate or By-laws altering materially any existing provision of such Preferred Stock. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     Rank. Any series of Preferred Stock will, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock (the "Junior Liquidation Securities"); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock ("Parity Liquidation Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock (the "Senior Liquidation Securities"). In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock ("Parity Dividend Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

     Dividends. Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "-- Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     No full dividends may be declared or paid out of funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Parity Dividend Securities. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with the Parity Dividend Securities.

     Conversion and Exchange. The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company.

     Redemption. A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Liquidation Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Liquidation Securities, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock. If the holders of the Preferred Stock of any series and any other Parity Liquidation Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Liquidation Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled (unless the applicable Prospectus Supplement indicates otherwise) to any further participation in any distribution of assets of the Company. The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance.

     Voting Rights. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock as specified in the third paragraph under "-- General" above, or except as expressly required by applicable law or the Certificate, the holders of shares of Preferred Stock will have no voting rights.

     Preferred Share Purchase Rights. On September 22, 1987, the Corporation's Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each share of the Company's Common Stock outstanding as of October 2, 1987. Each Right allows the shareholder to purchase 1/100th of a share of a new series of preferred stock of the Company at an exercise price of $75. Rights are exercisable only if a person or group acquires 20% or more of the Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 20% or more of the Common Stock. The Rights, which do not have the right to vote or receive dividends, expire on October 2, 1997 and may be redeemed, prior to becoming exercisable, by the Board of Directors at $.02 per Right or by shareholder action with an acquisition proposal. In connection with such dividend, 400,000 shares of Preferred Stock reserved and designated as "Series A Junior Participating Preferred Stock" were authorized for issuance.

     If any person or group acquires 20% or more of the outstanding Common Stock, the "flip-in" provision of the Rights will be triggered and the Rights will entitle a holder (other than such person or any member of such group) to acquire a number of additional shares of the Corporation's common stock having a market value of twice the exercise price of each Right.

     In the event the Company is involved in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the Right's then current exercise price, a number of the acquiring company's common stock having a market value at that time of twice the Rights' exercise price.

     The existence of the Rights Plan and the Rights may, under certain circumstances discourage, delay or prevent a change in control of the Company.

DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Deposit Receipt, included as exhibits to the Registration Statement of which this Prospectus is a part.

     General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event the Company so elects, the Depositary will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary that is a bank or trust company having its principal offices in the United States and having a combined capital surplus of at least the amount set forth in the Deposit Agreement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary shall, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of the Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     Redemption of Stock. If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares will be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

     Voting Deposited Preferred Stock. Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement. The form of the Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially prejudices any substantial right of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the record holders of a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated by the Company or by the Depositary only after (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or Common Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least the amount set forth in the Deposit Agreement.

     Miscellaneous. The Depositary will forward all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement will be limited to performance in good faith of its duties thereunder, and it will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. The Depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

COMMON STOCK

     Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all action to be taken by shareholders except for certain transactions described in the Company's Restated Certificate of Incorporation and in the New York Business Corporation Law. See "Corporate Provisions." In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

     Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available for such purpose, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and subject to restrictions and limitations that may be contained in the Company's loan agreements. See "-- Preferred Stock -- Preferred Share Purchase Rights."

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue together with other Securities or separately, warrants for the purchase of (i) Debt Securities ("Debt Warrants"), (ii) Common Stock ("Common Stock Warrants") or (iii) Preferred Stock ("Preferred Stock Warrants"). The Company may also issue, together with Debt Securities or Debt Warrants or separately, currency warrants ("Currency Warrants" and together with Debt Warrants, Common Stock Warrants, the "Warrants") either in the form of Currency Put Warrants or Currency Call Warrants (as defined below).

     The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as agent, all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the Warrants reflecting the provisions to be included in such agreements that will be entered into with respect to particular offerings of each type of warrant are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The following summaries of certain provisions of the Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of each Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain capitalized terms not defined herein.

DEBT WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of United States Federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

     Exercise of Debt Warrants. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following: (1) the offering price of such Common Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Common Stock Warrants; (3) the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of United States Federal income tax considerations applicable to the exercise of Common Stock Warrants; (6) call provisions of such Common Stock Warrants, if any; and (7) any other terms of the Common Stock Warrants.

     Prior to the exercise of their Common Stock Warrants, holders of the Common Stock Warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

     Exercise of Common Stock Warrants. Each Common Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Common Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

     Antidilution Provisions. Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Common Stock Warrant will be subject to adjustment in certain events, including (1) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock; (2) the issuance of rights, warrants or options to all holders of Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than the then current market price per share of the Common Stock; or (3) any distribution by the Company to the holders of its Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (1) above). No fractional shares will be issued upon exercise of Common Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

PREFERRED STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (1) the offering price of such Preferred Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (3) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of the United States Federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (6) call provisions of such Preferred Stock Warrants, if any; and (7) any other terms of the Preferred Stock Warrants.

     Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock purchasable upon such exercise.

     Exercise of Stock Warrants. Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Preferred Stock Warrants will become void.

     Preferred Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

CURRENCY WARRANTS

     The Company may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Currency Warrants in respect of which this Prospectus is being delivered, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire.

     Book-Entry Procedures and Settlement. Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of Global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

     Exercise of Currency Warrants. Each Currency Warrant will entitle the holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 p.m., New York City time, on the fifth New York Business Day preceding the expiration date, Currency Warrants will be deemed automatically exercised on the expiration date.

                              CORPORATE PROVISIONS

CERTIFICATE OF INCORPORATION AND BYLAWS

     The Company's Certificate and By-laws provide (i) for the classification of the Company's Board of Directors into three classes to be elected to staggered three-year terms (with the exception of Mr. David J. Roberts who is elected to a two-year term); (ii) that special meetings of shareholders may only be called pursuant to a resolution approved by a majority of the entire Board and (iii) subject to the rights of any series of Preferred Stock then outstanding, directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Company entitled to vote for the election of directors.

     The Company's Board of Directors believes that the provisions described above and the Rights described under "Description of Capital Stock -- Preferred Stock -- Preferred Share Purchase Rights" will help assure that all of the Company's shareholders will be treated similarly if certain kinds of business combinations are effected. However, these provisions also may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, and may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors.

NEW YORK BUSINESS CORPORATION LAW

     The New York Business Corporation Law (the "BCL") requires the affirmative vote of at least two-thirds of the voting power of the outstanding shares entitled to vote thereon to approve mergers or consolidations in which the Company would be merged or consolidated or the sale of all or substantially all the assets of the Company. New York law provides that mergers, consolidations and amendments of the Certificate must also be approved by a majority of each class of outstanding shares, voting separately as a class, if the merger, consolidation or amendment would (1) eliminate or limit the voting rights of the class, (2) subordinate the rights of the class or (3) change such shares or result in their conversion or in the modification of the terms on which they may be converted, but only if any such actions would adversely affect the holders thereof. Other amendments of the Certificate require the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon.

     In addition, Section 912 of the BCL provides that no "resident domestic corporation" (or any subsidiary) shall engage in a "business combination" with any "interested shareholder" (generally, a beneficial owner of 20% or more of the outstanding voting stock) unless (1) the business combination or the purchase of stock by the interested shareholder is approved by the board of directors prior to such shareholder's "stock acquisition date," (2) the business combination is approved by a majority of the voting power of the corporation's outstanding stock (excluding any stock owned by the interested shareholder) at a meeting called no earlier than five years after the stock acquisition date or
(3) the consideration paid to shareholders in the business combination (which may not occur until the expiration of five years from the stock acquisition date) is at least equal to the highest of certain specified amounts. As defined, a "resident domestic corporation" is a corporation incorporated in New York that either has its principal executive offices and significant business operations in New York, or that, alone or in combination with one or more subsidiaries of which it owns 80% or more of the voting stock, has at least 250 employees or 25% of the total number of employees of itself and such subsidiaries employed within New York, and that has 10% of its voting stock beneficially owned by residents of New York; a "business combination" includes a merger or consolidation, a sale of assets representing 10% or more of the corporation's consolidated earning power or market value, the issuance of stock amounting to 5% or more of the corporation's outstanding stock and a liquidation proposal made by the interested shareholder; and the "stock acquisition date" is the date on which a shareholder first becomes an interested shareholder.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company has a By-law provision requiring it to indemnify its directors and officers to the fullest extent permitted in certain circumstances, to advance expenses, to maintain insurance and to follow certain other procedures. Provisions of the Certificate eliminate the personal monetary liability of directors and officers for breaches of duty, except for (i) breaches of such person's duty of loyalty, (ii) those instances where such person is found not to have acted in good faith or in knowing violation of law, (iii) those instances where such person received an improper personal benefit as the result of such breach and (iv) acts in violation of Section 719 of the BCL.

TRANSFER AGENT

     The transfer agent for the Common Stock is Mellon Securities Trust Company.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Securities directly to purchasers, through agents, through underwriters, or through dealers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents or underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any condition except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters or agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                    EXPERTS

     The consolidated balance sheets as of December 30, 1994 and December 31, 1993 and the consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 30, 1994, incorporated by reference in the registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The combined financial statements of Ahlstrom Pyropower as of and for the year ended December 31, 1994 have been incorporated by reference herein and in the registration statement in reliance upon the reports, incorporated by reference herein, of KPMG Wideri OY AB, Coopers & Lybrand L.L.P., independent accountants (with respect to the consolidated financial statements of Ahlstrom Pyropower, Inc. and subsidiaries), and Deloitte & Touche LLP (with respect to Pyro-Pacific Operating Company), independent accountants, given upon the authority of said firms as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by White & Case, New York, New York, and certain legal matters will be passed upon by Thomas R. O'Brien, Esq., General Counsel of the Company, and for the underwriters, if any, by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

---------------------------------------------------------
---------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INTERNATIONAL MANAGERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...........  S-3
Recent Developments.....................  S-7
The Company.............................  S-7
Use of Proceeds.........................  S-15
Price Range of Common Stock and
  Dividends.............................  S-15
Capitalization..........................  S-16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................  S-17
Certain United States Federal Tax
  Considerations for Non-United States
  Holders of Common Stock...............  S-25
Underwriting............................  S-27
Index to Pro Forma Unaudited Condensed
  Combined Financial Data...............  P-1

               PROSPECTUS
Available Information...................  3
Incorporation of Certain Documents by
  Reference.............................  3
The Company.............................  4
Ratio of Earnings to Fixed Charges......  4
Use of Proceeds.........................  4
Description of Debt Securities..........  4
Description of Capital Stock............  15
Description of Warrants.................  20
Corporate Provisions....................  23
Plan of Distribution....................  24
Experts.................................  25
Legal Matters...........................  25

---------------------------------------------------------
---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                4,200,000 SHARES

                                FOSTER WHEELER
                                 CORPORATION
                                      LOGO

                                  COMMON STOCK

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                                            , 1995

                            ------------------------
                                LEHMAN BROTHERS

                          GOLDMAN SACHS INTERNATIONAL

                           NATWEST SECURITIES LIMITED

                               SMITH BARNEY INC.

                                  UBS LIMITED

           ---------------------------------------------------------
           ---------------------------------------------------------